Filed Pursuant to Rule 424(b)(3)
File No. 333-145949

AMERICAN REALTY CAPITAL TRUST, INC.

SUPPLEMENT NO. 5 DATED MAY 2, 2011
TO THE PROSPECTUS DATED DECEMBER 13, 2011

This prospectus supplement (this “Supplement No. 5”) is part of the prospectus of American Realty Capital Trust, Inc. (“we,” “us,” “our,” the “REIT” or the “Company”), dated December 13, 2010 (the “Prospectus”), and should be read in conjunction with the Prospectus. This Supplement No. 5 supplements, modifies or supersedes certain information contained in our Prospectus. This Supplement No. 5 consolidates, supersedes and replaces all prior Supplements and must be read in conjunction with our Prospectus. Unless otherwise indicated, the information contained herein is current as of the filing date of the prospectus supplement in which the Company initially disclosed such information. This Supplement No. 5 will be delivered with the Prospectus.

The purpose of this Supplement No. 5 is to disclose, among other things, the following:

•	operating information, including the status of the offering, shares currently available for sale, portfolio data including recent real estate investments and potential property investments, selected financial data, status of distributions, share repurchase program information and status of fees paid and deferred to our advisor, dealer manager and their affiliates;
•	updates to our criteria for investor suitability;
•	information regarding management and management compensation;
•	our investment in a joint venture with one of our affiliates;
•	recently completed acquisitions of real estate investments; and
•	updates regarding our prior performance.

	Supplement No. 5 Page No.	Prospectus Page No.
OPERATING INFORMATION
Status of the Offering	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Real Property Investments	S-1	105
Real Estate Portfolio	S-1	110
Yield on Real Estate Investments	S-4	110
Significant Tenants and Lease Expirations	S-7	108
Status of Distributions	S-8	11/176
Share Repurchase Program	S-12	14/183
Status of Fees Paid and Deferred	S-12	11
Information Regarding Dilution	S-13	N/A
PROSPECTUS UPDATES
Suitability Standards	S-14	i
Questions and Answers about this Offering	S-15	viii
Prospectus Summary	S-16	1
Risk Factors	S-23	17
Estimated Use of Proceeds	S-23	47
Management	S-25	49
Management Compensation	S-34	69
Conflicts of Interest	S-43	79
Investment Objectives and Policies	S-47	85-136
Plan of Operation	S-71	139
Selected Financial Data	S-73	140
Prior Performance Summary	S-74	142
Description of Shares	S-83	172
Plan of Distribution	S-84	193
Incorporation of Certain Information by Reference	S-85	200
Appendix A-1 Subscription Agreement	A-1	Appendix A-1
Appendix A-2 Multi Offering Subscription Agreement	A-2-1	Appendix A-2-1
Appendix C-2 Prior Performance Tables	C-1	Appendix C-2-1

i

OPERATING INFORMATION

Status of Offering

We commenced our initial public offering of 150,000,000 shares of common stock on January 25, 2008. As of March 31, 2011, we had issued 87.9 million shares of common stock. Total gross proceeds from these issuances were $859.1 million. As of March 31, 2011, the aggregate value of all share issuances and subscriptions outstanding was $870.7 million based on a per share value of $10.00 (or $9.50 per share for shares issued under the DRIP).

On August 5, 2010, we filed a registration statement on Form S-11 with the U.S. Securities Exchange Commission, or the SEC, to register $325,000,000 of common stock for the follow on offering to our primary offering. Our primary offering was originally set to expire on January 25, 2011. However, as permitted by Rule 415 of the Securities Act of 1933, as amended, or the Securities Act, we will now continue our primary public offering until the earlier of July 25, 2011, or the date that the SEC declares the registration statement for the follow on offering effective.

Shares Currently Available for Sale

As of March 31, 2011, there were 63.1 million shares of our common stock available for sale, excluding shares available under the DRIP.

Real Property Investments

Real Estate Portfolio

As of March 31, 2011, we owned interests in 318 real estate properties acquired from third parties unaffiliated with us or our advisor. All properties are net leased commercial properties that are 100% leased to investment grade or other credit worthy tenants. The following is a summary of our real estate properties as of March 31, 2011 (dollars in thousands):

Property	Acquisition Date	No. of Buildings	Square Feet	Ownership Percentage	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized Rental Income(4)
FedEx	Mar. 2008	1	55,440	51%	7.7	$9,694	7.53%	$730
First Niagara	Mar. 2008	15	177,774	100%	11.8	40,976	7.48%	3,064
Rockland Trust	May 2008	18	121,057	100%	10.3	32,188	7.86%	2,530
PNC Bank(5)	Sep. & Oct. 2008	2	8,403	59%	17.9	6,664	8.21%	547
Rite Aid	Sep. 2008	6	74,919	100%	12.3	18,576	7.79%	1,447
PNC	Nov. 2008	48	264,196	100%	7.7	40,925	7.36%	3,013
FedEx II	Jul. 2009	1	152,640	100%	12.6	31,692	8.84%	2,803
Walgreens	Jul. 2009	1	14,820	56%	21.3	3,818	8.12%	310
CVS(6)(7)	Sep. 2009 Sep. 2010	10	131,105	86%	22.9	44,371	8.37%	3,713
CVS II	Nov. 2009	15	198,729	100%	23.3	59,788	8.48%	5,071
Home Depot	Dec. 2009	1	465,600	100%	18.8	23,532	9.31%	2,192
BSFS	Dec. 2009 & Jan. 2010	6	57,336	100%	13.2	15,041	9.24%	1,390
Advance Auto	Dec. 2009	1	7,000	100%	10.7	1,730	9.25%	160
Fresenius	Jan. 2010	2	140,000	100%	11.3	12,183	9.30%	1,159
Reckitt Benckiser	Feb. 2010	1	574,106	85%	10.9	31,100	8.41%	2,668
Jack in the Box	Feb. 2010 & Apr. 2010	5	12,253	100%	18.9	9,755	7.80%	781

Property	Acquisition Date	No. of Buildings	Square Feet	Ownership Percentage	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized Rental Income(4)
BSFS II(8)	Feb. & Mar. 2010	12	93,599	74%	12.8	25,902	8.70%	2,299
FedEx III	Apr. 2010	1	118,796	85%	10.2	33,500	9.03%	3,087
Jared Jewelry	May 2010	3	19,534	90%	17.9	5,342	12.44%	679
Walgreens II	May 2010	1	14,820	100%	22.0	5,593	7.97%	453
IHOP	May 2010	1	5,172	100%	15.0	2,398	8.22%	201
Advance Auto II	Jun. 2010	3	19,253	100%	12.3	3,583	8.38%	308
Super Stop & Shop	Jun. 2010	1	59,032	100%	11.9	23,350	8.18%	1,946
IHOP II	Jun. 2010	1	4,139	100%	11.0	2,255	8.87%	204
IHOP III	Jun. 2010	1	5,111	100%	20.4	3,254	9.13%	303
Jared Jewelry II	Jun. 2010	1	6,157	100%	15.9	1,589	12.78%	209
Jack in the Box II	Jun. 2010	6	14,975	100%	19.3	11,150	7.83%	892
Walgreens III	Jun. 2010	1	13,386	100%	23.1	4,968	7.61%	385
Dollar General	Jul. 2010	1	8,988	100%	13.7	1,200	9.61%	118
Tractor Supply	Jul. & Aug. 2010	4	76,038	100%	14.2	10,892	8.98%	978
Advance Auto III	Jul. 2010	3	19,752	100%	12.4	4,287	8.35%	358
CSAA/CVS	Aug. 2010	1	15,214	100%	21.9	4,859	7.24%	352
CSAA/First Fifth Bank(9)	Aug. 2010	2	8,252	100%	17.0	6,199	8.39%	520
CSAA/Walgreens	Aug. 2010	5	84,263	100%	21.8	26,864	7.30%	1,961
CSAA/Chase Bank(9)	Aug. 2010	2	8,030	100%	26.1	6,496	9.30%	604
CSAA/Home Depot(9)	Sep. 2010	1	107,965	100%	16.9	8,720	7.12%	621
IHOP IV	Sep. 2010	19	87,009	100%	13.6	30,000	9.44%	2,833
O’Reilly Auto	Sep. 2010	1	9,500	100%	8.9	2,450	8.73%	214
Walgreens IV	Sep. 2010	1	14,477	100%	24.0	6,439	7.75%	499
Walgreens V	Sep. 2010	1	13,580	100%	22.9	4,767	7.95%	379
Kum & Go	Sep. 2010	14	67,310	100%	14.1	22,515	9.21%	2,074
FedEx IV	Sep. 2010	1	43,762	100%	9.3	3,576	8.28%	296
AutoZone	Sep. 2010	4	28,880	100%	15.4	10,228	8.40%	859
Brownshoe	Oct. 2010	1	351,723	91%	18.1	23,849	9.89%	2,358
Payless	Oct. 2010	1	801,651	91%	13.4	44,924	9.37%	4,211
Saint Joseph’s Mercy Medical	Oct. 2010	3	46,706	100%	12.9	9,838	7.79%	766
Advance Auto IV	Nov. 2010	1	6,124	100%	14.5	1,270	8.35%	106
Kum and Go II	Nov. 2010	2	8,008	100%	19.7	2,895	9.50%	275
Tractor Supply II	Nov. 2010	3	57,368	100%	14.9	7,491	9.09%	681
FedEx V	Nov. 2010	1	29,410	100%	9.4	2,800	8.29%	232
Walgreens VI	Dec. 2010	7	102,930	100%	23.2	40,071	7.00%	2,805
FedEx VI	Dec. 2010	1	142,160	100%	12.7	28,600	7.92%	2,264
Dollar General II	Dec. 2010	1	9,100	100%	14.3	1,281	8.98%	115

Property	Acquisition Date	No. of Buildings	Square Feet	Ownership Percentage	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized Rental Income(4)
FedEx VII	Dec. 2010	1	101,350	100%	13.4	18,800	7.41%	1,393
FedEx VIII	Dec. 2010	4	116,689	100%	7.4	10,891	8.20%	893
BB&T	Dec. 2010	1	3,635	100%	8.8	3,781	7.88%	298
Walgreens VII	Dec. 2010	1	14,490	100%	12.1	2,950	8.85%	261
FedEx IX	Dec. 2010	1	64,556	100%	9.2	6,012	8.28%	498
Dollar General III	Dec. 2010	3	27,128	100%	14.6	2,867	8.72%	250
Tractor Supply III	Dec. 2010	1	18,860	100%	14.0	4,825	8.87%	428
DaVita Dialysis	Dec. 2010	1	12,990	100%	8.3	2,848	8.15%	232
Dollar General IV	Dec. 2010	1	9,167	100%	14.3	1,236	8.98%	111
Lowe’s(9)	Jan. 2011	1	141,393	100%	15.3	10,018	6.74%	675
Citizens	Jan. 2011	2	14,307	100%	7.8	3,811	9.11%	347
QuickTrip	Jan. 2011	1	4,555	100%	12.9	3,330	8.74%	291
Dillons	Jan. 2011	1	56,451	100%	8.6	5,075	7.80%	396
Wawa	Jan. 2011	2	12,433	100%	16.1	17,209	7.00%	1,205
Walgreen’s/Tim Hortons	Jan. 2011	9	122,963	100%	23.8	54,569	6.90%	3,742
DaVita Dialysis II	Feb. 2011	4	23,154	100%	11.2	8,013	8.90%	713
CVS III	Feb. 2011	1	13,338	100%	25.9	5,199	7.25%	377
Citigroup	Feb. 2011	1	64,036	100%	14.5	27,275	7.00%	1,910
Coats & Clark	Feb. 2011	1	401,512	100%	9.8	9,523	9.84%	937
Walgreens VIII	Feb. 2011	1	13,569	100%	22.6	5,460	7.34%	401
Express Scripts	Mar. 2011	2	416,141	100%	8.2	51,281	9.02%	4,623
DaVita Dialysis III	Mar. 2011	1	18,185	100%	12.2	6,565	7.72%	507
Dollar General V	Mar. 2011	6	55,363	100%	14.8	5,195	8.84%	459
Wal-Mart	Mar. 2011	1	183,442	100%	8.1	12,633	7.15%	903
Kohl’s	Mar. 2011	1	88,408	100%	14.9	10,182	7.15%	728
Texas Instrument	Mar. 2011	1	125,000	100%	9.7	32,000	7.88%	2,522
Sam’s Club(9)	Mar. 2011	1	141,583	100%	14.4	12,602	6.75%	851
CVS IV	Mar. 2011	1	13,225	100%	23.9	5,330	7.95%	424
Walgreens X	Mar. 2011	2	27,760	100%	19.3	9,000	7.46%	671
CVS V	Mar. 2011	1	12,900	100%	22.9	5,759	7.29%	420
Provident Bank	Mar. 2011	1	2,950	100%	22.9	2,589	9.15%	237
Dillions II	Mar. 2011	1	63,858	100%	10.5	6,420	7.49%	481
FedEx X	Mar. 2011	1	105,109	100%	7.6	9,050	8.29%	750
3M	Mar. 2011	1	650,760	100%	10.1	44,800	7.35%	3,295
Bojangles	Mar. 2011	13	47,865	100%	12.1	24,789	8.85%	2,193
Sub-total		318	8,166,677		14.8	1,259,315	8.21%	103,445
Investment in joint venture	Dec. 2010	—	—	7%	—	12,000	—	—
		318	8,166,677		14.8	$1,271,315	8.21%	$103,445
Average annualized rental income per square foot			$12.66

(1)	Remaining lease term as of March 31, 2010, in years. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis.
(2)	Contract purchase price excluding acquisition related costs.

(3)	Annualized rental income divided by base purchase price.
(4)	Annualized rental income for the property portfolio on a straight-line basis which includes the effect of tenant concessions such as free rental periods, as applicable.
(5)	Ownership percentage is 51% of one property and 65% of one property.
(6)	Ownership percentage of three properties is 51% and 100% of the remaining seven properties.
(7)	Ownership percentage of six properties is 51% and 100% of the remaining six properties.
(8)	Includes the September 2010 purchase of a parcel of land with a ground lease which contains a previously purchased CVS pharmacy.
(9)	Property is a parcel of land with a ground lease which contains a building that will be conveyed to the Company at the end of the ground lease. Square footage and number of buildings refers to the building that is constructed on the parcel of land owned by the Company.

We believe that our real estate properties are suitable for their intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements to our properties

Yield On Real Estate Investments

In the following table, the amount of the Year 1 yield based upon the contract purchase price of the acquired properties as compared to the Year 1 total rent is approximately 7.67%, which excludes contractual rent increases occurring in future years. The amounts in the following table are as of March 31, 2011. (dollars in thousands):

	Purchase Price(1)	Current Mortgage Debt		Effective Interest Rate(2)	Portfolio- Level Leverage	Rent		Contractual Base Rent Increase (3)
						Year 1	Year 2
FedEx	$9,694	$6,965		6.29%	68.2%	$703	$703	3.78% and 3.65% in years 6 and 11, respectively
First Niagara	40,976	30,809	(6)	6.59%	73.9%	3,064	3,064	—
Rockland	32,188	23,047		4.92%	69.6%	2,306	2,340	1.5% annually
PNC Bank	6,664	4,318		4.58%	63.0%	466	466	10% after 5 years
Rite Aid	18,576	12,808		6.97%	68.0%	1,404	1,404	—
PNC	40,925	31,329		5.25%	72.1%	2,960	2,960	10% after 5 years
FedEx II	31,692	16,040		6.03%	50.6%	2,580	2,580	1% increase in years 5 and 9
Walgreens	3,818	1,550	(7)	6.64%	40.6%	310	310	—
CVS	44,371	23,395	(8)	6.88%	52.7%	3,387	3,387	5% increase every 5 years
CVS II	59,788	32,638		6.64%	54.6%	4,984	4,984	5% increase every 5 years
Home Depot	23,532	12,150		6.03%	51.6%	1,806	1,839	2% increase annually
BSFS	15,041	3,784		6.61%	25.1%	1,048	1,048	6.25% every 5 years
Advanced Auto	1,730	—		—	—	160	160	—
Fresenius	12,183	6,021		6.63%	49.4%	1,023	1,023	Approximately 10% in years 2 and 7
Reckitt Benckiser	31,100	14,836		6.23%	47.7%	2,279	2,434	2.0% annually
Jack in the Box	9,755	5,311		6.41%	54.4%	639	639	—
BSFS II	25,902	—		—	—	2,150	2,150	6.25% every 5 years
FedEx III	33,500	15,000		5.57%	44.8%	2,761	2,880	Increases every 30 months based on CPI, min 5% / max 10%
Jared Jewelry	5,342	—		—	—	580	580	10% increase every 5 years
Walgreens II	5,593	3,000		5.58%	53.6%	453	453	—
IHOP	2,398	—		—	—	192	192	5% increase every 5 years
Advance Auto II	3,583	—		—	—	308	308	—
Super Stop & Shop	23,350	10,800		5.32%	46.3%	1,784	1,784	Increases approx. 7.5% every 5 years

	Purchase Price(1)	Current Mortgage Debt	Effective Interest Rate(2)	Portfolio- Level Leverage	Rent		Contractual Base Rent Increase (3)
					Year 1	Year 2
IHOP II	2,255	—	—	—	180	180	10% increase every 5 years
Jared Jewelry II	1,589	—	—	—	174	182	10% increase every 5 years
Jack in the box II	11,150	—	—	—	892	892	Increase every five years based on CPI with max 10%
Walgreens III	4,968	—	—	—	385	385	—
Dollar General	1,200	—	—	—	118	118	10% increase every 5 years
Tractor Supply	10,892	—	—	—	885	885	10% increase every 5 years
Advance Auto III	4,287	—	—	—	358	358	—
CSAA/CVS	4,859	—	—	—	352	352	—
CSAA/First Fifth Bank	6,199	—	—	—	440	440	10% increase every 5 years
CSAA/Walgreens	26,864	—	—	—	1,948	1,948	—
CSAA/Chase Bank	6,496	—	—	—	464	473	2.0% annually
CSAA/Home Depot	8,720	3,900	4.56%	44.7%	621	621	—
IHOP IV	30,000	12,450	5.32%	41.5%	2,448	2,516	10% increase every 5 years
O’Reilly Auto	2,450	—	—	—	208	208	Increases 5% in year 11
Walgreens IV	6,439	—	—	—	499	499	—
Walgreens V	4,767	—	—	—	379	379	—
Kum & Go	22,515	—	—	—	1,890	1,890	Increases 8% every 5 years
FedEx IV	3,576	—	—	—	289	289	Increases 5% in year 6
AutoZone	10,228	—	—	—	859	859	—
Brown Shoe	23,849	—	—	—	2,003	2,003	10% increase every 5 years
Payless	44,924	—	—	—	3,774	3,774	10% increase every 5 years
Saint Joseph’s Mercy Medical	9,838	—	—	—	728	728	1.5% per year after first 5 years
Advance Auto IV	1,270	—	—	—	106	106	—
Kum and Go II	2,895	—	—	—	246	246	7.5% increase every 5 years
Tractor Supply II	7,491	—	—	—	617	617	10% increase every 5 years
Federal Express V	2,800	—	—	—	226	226	—
Walgreens VI	40,071	22,900	5.86%	57.2%	2,805	2,805	—
Federal Express VI	28,600	—	—	—	2,119	2,119	1.5% increase every year
Dollar General II	1,281	—	—	—	115	115	—
Federal Express VII	18,800	—	—	—	1,393	1,393	—
Federal Express VIII	10,891	—	—	—	893	893	—
BB&T	3,781	—	—	—	265	273	3.0% increase every year
Walgreens VII	2,950	—	—	—	261	261	—
Federal Express IX	6,012	—	—	—	486	486	5.0% increase in year 6
Dollar General III	2,867	—	—	—	248	248	3.0% increase in year 11
Tractor Supply III	4,825	—	—	—	387	387	10% increase every 5 years
DaVita Dialysis	2,848	—	—	—	232	232	—
Dollar General IV	1,236	—	—	—	111	111	—
Lowe’s	10,018	—	—	—	675	675	—
Citizens Bank	3,811	3,011	6.39%	79.0%	344	329	2.5% increase every year, after 7% decrease in August 2011
QuickTrip	3,330	—	—	—	291	291	—
Dillons	5,075	—	—	—	396	396	—
Wawa	17,209	—	—	—	1,205	1,205	—

	Purchase Price(1)	Current Mortgage Debt	Effective Interest Rate(2)	Portfolio- Level Leverage	Rent		Contractual Base Rent Increase (3)
					Year 1	Year 2
Walgreens TH	54,569	—	—	—	3,737	3,737	—
Davita Dialysis II	8,013	—	—	—	444	453	2.0% increase every year
CVS III	5,199	—	—	—	377	377	—
Citigroup	27,275	13,800	5.66%	56.6%	1,836	1,836	—
Coats & Clark	9,523	—	—	—	763	892	—
Walgreen VIII	5,460	—	—	—	401	401	—
Express Scripts	51,281	28,710	4.66%	56.0%	4,378	4,434	(17)
DaVita Dialysis III	6,565	—	—	—	507	507	Increases coincide with CPI
Dollar General V	5,195	—	—	—	455	455	3% increase in year 10
Wal-Mart	12,633	—	—	—	903	903	—
Kohl’s	10,182	—	—	—	728	728	—
Texas Instruments	32,000	—	—	—	2,328	2,375	2% increase every year
Sam’s Club	12,602	—	—	—	851	851	—
CVS IV	5,330	—	—	—	384	384	7.5% increase in years 10, 15 and 20
Walgreens X	9,000	—	—	—	671	671	—
CVS V	5,759	—	—	—	420	420	—
Provident Bank	2,589	—	—	—	189	189	10% increase every 5 years
Dillions II	6,420	—	—	—	481	481	—
FedEx X	9,050	—	—	—	750	750	—
3M	44,800	20,500	4.09%	45.8%	3,150	3,181	1% increase every year
Bojangles	24,789	—	—	—	1,998	2,030	1.5% – 1.8% increases every year
Multi-tenant mortgage I(9)	—	6,550	5.58%	50.3%	—	—	—
Multi-tenant mortgage II(10)	—	19,600	4.36%	44.1%	—	—	—
Multi-tenant mortgage III(11)	—	24,700	4.51%	64.4%	—	—	—
Multi-tenant mortgage IV(12)	—	28,200	4.92%	41.0%	—	—	—
Multi-tenant mortgage V(13)	—	24,300	4.52%	51.3%	—	—	—
Multi-tenant mortgage VI(14)	—	51,600	4.93%	62.3%	—	—	—
Multi-tenant mortgage VII(15)	—	9,420	5.98%	95.6%	—	—	—
Multi-tenant mortgage VIII(16)	—	19,220	4.32%	47.6%	—	—	—
Total Portfolio(4)	$1,259,315	$542,662	5.44%	43.0%	$96,652	$97,397
Investment Grade Tenants (based on Rent – S&P BBB- or better)	75.5%
Average Remaining Lease Term (years)(5)	14.8

(1)	Contract purchase price, excluding acquisition and transaction-related costs. Acquisition and transaction- related costs include legal costs, acquisition fees paid to the Advisor and closing costs on the property.
(2)	Interest rate includes the effect of in-place hedges, as applicable.

(3)	Increase does not take into account lease escalations that commence in future years or adjustments based on the Consumer Price Index.
(4)	Weighted average as of March 31, 2011.
(5)	As of March 31, 2011 — Primary lease term only (excluding renewal option periods).
(6)	The effective interest rate resets at the end of year five to the then current 5-year Treasury rate plus 2.25%, but in no event will be less than 6.5%.
(7)	In August 2014 The rate adjusts to the greater of 6.55% or the rate of 5 year U.S. Treasury obligations plus 3.50%
(8)	The interest rate can be adjusted at the option of the lender at the end of the fifth year.
(9)	Loan is collateralized by 1 Walgreens and 6 Advance Auto properties
(10)	Loan is collateralized by 1 CVS, 2 Fifth Third Banks, 5 Walgreens, and 2 Chase Bank properties
(11)	Loan is collateralized by 4 Tractor Supplies, 1 O’Reilly Automotive, 2 Walgreens, 1 FedEx, 4 AutoZones, and 3 Saint Joseph’s Mercy Medical properties.
(12)	Loan is collateralized by a Brownshoe and a Payless property.
(13)	Loan is collateralized by 2 FedEx properties
(14)	Loan is collateralized by 6 BSFS, 2 IHOPs, 4 Jack in the Box, 3 Dollar Generals, 1 CVS land parcel, 1 Advance Auto, 2 Tractor Supplies, 6 FedEx, 1 BB&T, 1 Walgreens, 1 DaVita Dialysis, 1 Lowe’s property
(15)	Loan is collateralized by 2 Walgreens properties
(16)	Loan is collateralized by 4 Walgreens properties
(17)	2% increase in 2013, 4% increase in 2016 for one property and 2% increase every year for one property

Significant Tenants and Lease Expirations

The following table sets forth information regarding the tenant occupying ten percent or more of the aggregate rentable square footage of our real estate investment portfolio, as of March 31, 2011:

Tenant Name	Nature of Business	Number of Properties Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Terms(1)	Renewal Options	Annual Rent(2)	Annual Rent per Square Foot
FedEx	Freight	13	929,912	11.4%	Jun. 2018 – Jul. 2024	11.0	2 renewal options of 5 years	$12,946	$14.07

(1)	Remaining lease term in years as of March 31, 2011. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis.
(2)	Annual rent in thousands.

The following table lists tenants whose rental income represented greater than 10% of consolidated income at March 31, 2011.

Tenant Name	% of Consolidated Net Income at March 31, 2011
FedEx	12.3%
Walgreens	13.0%

The following is a summary of lease expirations for the next ten years as of March 31, 2011 (dollars in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Base Rent	Percent of Portfolio Annualized Base Rent Expiring	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
2011	—	—	—	—	—
2012	—	—	—	—	—
2013	—	—	—	—	—
2014	2	$160	0.2%	9,841	0.1%
2015	—	—	—	—	—
2016	3	482	0.5%	27,675	0.3%
2017	1	179	0.2%	12,613	0.2%
2018	64	9,515	9.2%	780,215	9.6%
2019	6	2,128	2.1%	270,133	3.3%
2020	10	6,670	6.4%	920,096	11.3%
2021	8	7,855	7.6%	859,603	10.5%
Total	94	$26,989	26.2%	2,880,176	35.3%

No material tenant credit issues have been identified at this time. As of March 31, 2011, we had no tenants with rent balances outstanding over 90 days.

Status of Distributions

On February 25, 2008, our Board of Directors declared a distribution for each monthly period commencing 30 days subsequent to acquiring our initial portfolio of real estate investments. Accordingly, our daily distributions commenced accruing on April 5, 2008. The REIT’s initial distribution payment was paid to shareholders on May 21, 2008 representing distributions accrued from April 5, 2008 through April 30, 2008. Subsequently, we modified the payment date to the 2nd day following each month-end to stockholders of record at the close of business each day during the applicable period. The distribution was calculated based on stockholders of record each day during the applicable period at a rate of $0.00178082191 per day, and equaled a daily amount that, if paid each day for a 365-day period, equaled a 6.5% annualized rate based on the share price of $10.00.

On November 5, 2008, the Board of Directors of the Company approved an increase in its annual cash distribution from $.65 to $.67, paid monthly. Based on a $10.00 share price, this 20-basis point increase, effective January 2, 2009, will result in an annualized distribution rate of 6.7%. For the period from January 1, 2008 through October 20, 2009 distributions paid totaled $2,414,456,inclusive of $933,631 of common shares issued under the distribution reinvestment plan. We have continued to pay distributions to our shareholders each month since our initial distributions payment.

On October 5, 2009, the Board of Directors of the Company approved a special distribution of $0.05 per share payable to shareholders of record on December 31, 2009. This special distribution will be paid in January 2010, and shall be paid in addition to the current annualized distribution of $0.67 per share. In the event we do not have enough cash to make distributions in the future, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions.

On January 27, 2010, the Board of Directors approved an increase in its annual cash distribution from $.67 to $.70, paid monthly. Based on a $10.00 share price, this 30 basis point increase, effective April 1, 2010, will result in an annualized distribution rate of 7.0%.

To date, the Company’s distributions have been paid with a combination of cash flows from operations and the proceeds from the sales of common stock. There can be no assurance that cash flows from operations will be sufficient to pay distributions in future periods.

The following table shows the sources for the payment of distributions for the year ended December 31, 2010.

	Year Ended December 31, 2010
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Distributions paid in cash	$1,821	$2,119	$3,096	$4,375
Distributions reinvested	$1,407	$1,726	$2,584	$3,601
Total distributions	$3,228	$3,845	$5,680	$7,976
Source of distributions:
Cash flows provided by (used in) operations (GAAP basis)	$1,821	$2,119	$3,096	$4,375
Proceeds from issuance of common stock	$1,407	$1,726	$2,584	$3,601
Total sources	$3,228	$3,845	$5,680	$7,976

The following table compares cumulative distributions declared and paid to net loss (in accordance with GAAP) for the period from August 17, 2007 (date of inception) through December 31, 2010 (in thousands):

For the Period from August 17, 2007 (date of inception) to December 31, 2010
Distributions paid:
Cash	$13,595
DRIP	10,755
Total distributions paid	$24,350
Reconciliation of net loss:
Rental income	$65,283
Acquisition and transaction related	(12,977)
Depreciation and amortization	(33,025)
Other operating expense	(3,830)
Other income (expense)	(33,702)
Net income (loss) attributable to non-controlling interests	(132)
Net loss (in accordance with GAAP) (a)	$(18,383)

(a)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions subsequent to January 1, 2009.

The following table summarizes the Company’s historical and prospective distribution rate, reflecting the special distribution and increase to the annual rate effective April 1, 2010 noted above:

Period	Annualized Distribution Rate		Number of Months
May 2008(1) to December 2008	6.5%		8
January 2009 to March 2010	6.7%		15
Special Distribution – January 2010(2)	0.5%		—
	7.2	%(2)
April 2010 to – March 31, 2010	7.0%		12

(1)	initial distribution was paid in May 2008.
(2)	payable to shareholders of record as of December 31, 2009, resulting in a minimum distribution rate of 7.2% for an investor who owned a common share of the Company for the full year ended December 31, 2009.

The Company determined distributions paid to shareholders in 2010 to be reported as nondividend distributions on Form 1099 for the applicable period. Accordingly, such distributions are generally not subject to ordinary income tax in the related period. This tax characterization is consistent with distributions paid to shareholders in 2009. The tax characterization of the Company’s distributions is determined on an annual basis.

The portion of the distribution that is not subject to tax in a respective tax year is considered a return of capital for tax purposes and will reduce the tax basis of a shareholder’s investment. This defers a portion of applicable taxes until the investment is sold or the Company is liquidated, at which time the shareholder will be taxed at capital gains rates. However, because each investor’s tax considerations are different, the Company recommends that investors consult with their tax advisor.

The following is a chart of monthly distributions declared and paid since the commencement of the offering:

	Total	Cash	Distribution Reinvestment Plan
2008:
April	$—	$—	$—
May	30,262	22,008	8,254
June	49,638	35,283	14,355
July	55,042	34,788	20,254
August	57,584	36,519	21,065
September	61,395	39,361	22,034
October	61,425	41,078	20,347
November	65,496	43,646	21,850
December	64,442	42,876	21,566
	$445,284	$295,559	$149,725
2009:
January	$69,263	46,227	$23,036
February	76,027	50,214	25,813
March	74,915	49,020	25,895
April	101,282	64,375	36,907
May	128,867	78,604	50,263
June	180,039	106,741	73,298
July	217,325	127,399	89,926
August	290,230	177,620	112,610
September	375,926	220,165	155,761
October	455,051	264,729	190,322
November	563,472	328,555	234,917
December	643,125	374,715	268,410
	$3,175,522	$1,888,364	$1,287,158
2010:
January(1)	$1,498,413	$855,282	$643,131
February	866,051	485,025	381,026
March	863,896	480,674	383,222
April	1,085,719	600,607	485,112
May	1,262,558	695,838	566,720
June	1,496,076	821,779	674,296
July	1,637,264	894,427	742,837
August	1,895,554	1,028,264	867,290
September	2,148,405	1,174,295	974,110
October	2,331,205	1,277,288	1,053,916
November	2,691,086	1,474,293	1,216,792
December	2,953,206	1,623,096	1,330,110
	$20,729,432	$11,410,869	$9,318,563
2011:
January	$3,431,046	$1,900,661	$1,530,385
February	3,828,246	2,139,346	1,688,900
March	3,869,945	2,184,887	1,685,058
	$11,129,237	$6,224,894	$4,904,343
Distributions	$35,479,475	$19,819,686	$15,659,789

(1)	Includes the special distribution paid on January 19, 2010 to shareholders of record as of December 31, 2009.

The Company, Board of Directors and Advisor share a similar philosophy with respect to paying the dividend. The dividend should principally be derived from cash flows generated from real estate operations. Specifically, funds from operations should equal or exceed distributions in a given period. If needed, the

Advisor generally expects to waive its asset management fee and forego entitled reimbursements to ensure the full coverage of the Company’s distributions. The fees and reimbursement that are waived are not deferrals and accordingly, will not be paid by the Company.

Share Repurchase Program

As of December 31, 2010, we received requests cumulatively to date to redeem 302,528 common shares pursuant to our Share Redemption Plan. We approved the redemption of 100% of the redemption requests as of December 31, 2010, at an average price per share of $9.788. We funded share redemptions from the cumulative proceeds of the sale of our common shares pursuant to our Dividend Reinvestment Plan.

The Company will honor repurchase requests in connection with the death or disability of a stockholder so long as the Company remains a non-traded REIT. The Company will limit the purchases that it may make pursuant to the Share Redemption Plan in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior year, ratably by calendar quarter. Any changes to these policies will require a majority vote of the Company’s stockholders.

Status of Fees Paid and Deferred

The following table sets forth the fees and expenses paid through December 31, 2010 (amounts in thousands).

	Total Fees Paid	Total Fees Deferred	Total Fees Forgiven per Year
January 1, 2008 to December 31, 2008
Organizational and Offering Expenses	$2,289	$—	$200
Acquisition Fees	$1,507	$—	$—
Finance Coordination Fees	$1,131	$—	$—
Property Management Fees	$—	$—	$100
Asset Management Fees	$—	$—	$733
January 1, 2009 to December 31, 2009
Organizational and Offering Expenses	$7,202	$—	$3,800
Acquisition Fees	$1,690	$—	$—
Finance Coordination Fees	$880	$—	$—
Property Management Fees	$—	$—	$300
Asset Management Fees	$145	$—	$1,779
January 1, 2010 to December 31, 2010
Organizational and Offering Expenses	$10,665	$—	$—
Acquisition Fees	$5,462	$—	$—
Finance Coordination Fees	$2,679	$—	$—
Property Management Fees	$—	$—	$833
Asset Management Fees	$1,350	$—	$4,010

Amounts paid to the advisor include approximately of $10,728 million offering costs incurred by the affiliated advisor and dealer manager that exceeds 1.5% of gross offering proceeds earned cumulatively through September 30, 2010. Any organizational or offering expenses that exceed 1.5% of gross offering proceeds over the term of the offering will be the advisor’s obligation.

We pay the advisor an annualized asset management fee of up to 1.0% based on the aggregate contract purchase price of all properties. For as long as the Company remains a non-traded REIT, the aggregate value of the asset management fees paid by the Company over the life of the offering plus the value of all restricted shares issued by the Company pursuant to its employee and director incentive restricted share plan cannot exceed 1% of the contract purchase price of all the properties based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. For purposes of this calculation, the value of the restricted stock granted to the advisor and its employees will be the value of the Company’s common stock, par value $0.01 per share, on the date of such grant. As of December 31, 2010, we paid $4.4 million to the Advisor who will determine if such fees will be partially waived in subsequent periods on a quarter-to-quarter basis.

Information Regarding Dilution

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our audited balance sheet, and is calculated as (1) total book value of our assets less the net value of intangible assets (2) minus total liabilities less the net value of intangible liabilities, (3) divided by the total number of shares of common stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offering, including commissions, dealer manager fees and other offering costs. As of December 31, 2010, our net tangible book value per share was $6.62. The offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2010 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

PROSPECTUS UPDATES

Suitability Standards

The following disclosure is to be added as the second paragraph of the section of the Prospectus entitled “Suitability Standards” on page (i).

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor. American Realty Capital has sponsored the following other public programs: American Realty Capital Trust II, Inc., American Realty Capital Trust III, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital — Retail Centers of America, Inc., Phillips Edison — ARC Shopping Center REIT, Inc., ARC-Northcliffe Income Properties, Inc., American Realty Capital Properties, Inc. and Business Development Corporation of America. Although the prospectus for each of these public programs states a date or time period by which it may be liquidated, each of American Realty Capital Trust II, Inc., ARC-Northcliffe Properties, Inc. and American Realty Capital Properties, Inc. are currently in registration with the SEC and American Realty Capital New York Recovery REIT, Inc., Phillips-Edison ARC Shopping Center, Inc., American Realty Capital Healthcare Trust, Inc. American Realty Capital Trust III, Inc., American Realty Capital-Retail Centers of America, Inc. and Business Development Corporation of America are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they may be liquidated.

The fourth bullet point under of the section of the Prospectus entitled “Suitability Standards” on page (ii) is revised to remove the requirement that Mississippi residents represent they have a net worth of at least 10 times the amount of their investment in the offering and other similar programs, as follows:

•	Alabama — In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

Questions and Answers about this Offering

The following language replaces the first question and response under the heading “Questions and Answers about this Offering” beginning on page (viii) of the Prospectus.

Q:	Who is American Realty Capital Trust, Inc.?
A:	We are the first REIT sponsored by American Realty Capital. We are a Maryland corporation organized on August 17, 2007 which qualified as a REIT beginning with the taxable year ended December 31, 2008. Since such time, American Realty Capital has sponsored eight other publicly offered REITS which include American Realty Capital New York Recovery REIT, Inc., or Recovery REIT, a Maryland corporation organized on October 6, 2009, Phillips Edison — ARC Shopping Center REIT, Inc., or PEARC, a Maryland corporation organized on October 13, 2009, American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation organized on July 29, 2010, American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation organized on August 23, 2010, American Realty Capital Trust II, Inc., or ARCT II, a Maryland corporation organized on September 10, 2010, ARC — Northcliffe Income Properties, Inc., or ARC Northcliffe, formerly known as Corporate Income Properties — ARC, Inc., a Maryland corporation organized on September 29, 2010 and American Realty Capital Properties, Inc., a Maryland corporation organized on December 2, 2010. Additionally, American Realty Capital has sponsored Business Development Corporation of America, Inc., or Business Development Corporation, a Maryland corporation organized on May 5, 2010. Business Development Corporation is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act of 1940. For additional information concerning these other American Realty Capital-sponsored REITs, please see the section in this prospectus entitled “Conflicts of Interest”.

The following language replaces the third question and response under the heading “Questions and Answers about this Offering” on page (ix) of the Prospectus.

Q:	What is the experience of your officers and directors both in real estate in general and with net leased assets in particular?
A:	Nicholas S. Schorsch has been the chairman of the board and chief executive officer of our company since its formation in August 2007. Mr. Schorsch has been the chief executive officer of our advisor and property manager since their formation in August 2007. Mr. Schorsch has been the chairman and chief executive officer of Recovery REIT since its formation in October 2009 and chief executive officer of Recovery REIT’s advisor and property manager since their formation in November 2009. Mr. Schorsch has been the chairman and chief executive officer of ARC RCA and chief executive officer of the ARC RCA’s advisor since their formation in July and May 2010, respectively. Mr. Schorsch has been the chairman and chief executive officer of ARC HT and chief executive office of the ARC HT’s advisor and property manager since their formation in August 2010. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation since its formation in May 2010. Mr. Schorsch has been the chairman and chief executive officer of ARCT II and the chief executive officer of the advisor and property manager of ARCT II since their formation in September 2010. Mr. Schorsch has been the chairman and chief executive officer of ARCT III and the chief executive officer of the advisor and property manager of ARCT III since their formation in October 2010. Mr. Schorsch has been the president and director of ARC Northcliffe since its formation in September 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Properties, Inc., or ARCP, since its formation in December 2010, and chairman and chief executive officer of its advisor since its formation in No vember 2010.

William M. Kahane has been a director and the president, treasurer and chief operating officer of our company since its formation in August 2007. Mr. Kahane has been president, chief operating officer and treasurer of our advisor and property manager since their formation in August 2007. Mr. Kahane has been a director and the president, chief operating officer and treasurer of Recovery REIT since its formation in October 2009. Mr. Kahane has been the president, chief operating officer and treasurer of Recovery REIT’s advisor and property manager since their formation in November 2009. Mr. Kahane has been the director of PEARC since its formation in October 2009. Mr. Kahane has been a director and the presidentand chief operating officer of ARC RCA since its formation in July 2010. Mr. Kahane has been the president and chief operating officer of ARC RCA’s advisor since its formation in May 2010. Mr. Kahane has been a director and the president and treasurer of ARC HT since its formation in August 2010. Mr. Kahane has been the president and chief operating officer of ARC HT’s advisor and property manager since their formation in August 2010. Mr. Kahane has been the director, president and chief operating officer of Business Development Corporation since its formation in May 2010. Mr. Kahane has been a director and the president and treasurer of ARCT II since its formation in September 2010. Mr. Kahane has been the president and treasurer of the advisor and property manager for ARCT II since their formation in September 2010. Mr. Kahane has been a president, chief operating officer and treasurer of ARCT III since its formation in October 2010. Mr. Kahane has been the president, chief operating officer and treasurer of the advisor and property manager for ARCT III since their formation in October 2010. Mr. Kahane has been the chief operating officer of ARC — Northcliffe since its formation in September 2010. Mr. Kahane also has been the president, chief operating officer and a director of ARCP since its formation in December 2010 and president and chief operating officer of its advisor since its formation in November 2010.

Please also see the section entitled “Management” in this prospectus.

Prospectus Summary

The following language replaces the disclosure under the heading “Prospectus Summary — Estimated Use of Proceeds of This Offering” on page 5 of the Prospectus.

Depending primarily on the number of shares we sell in this offering, we estimate for each share sold in this offering approximately $8.71 (assuming no shares available under our distribution reinvestment plan are sold) will be available for the purchase of real estate. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering, including an update to such information provided previously for the period ended September 30, 2010:

	Actual Sale of 41,908,409 Shares as of September 30, 2010 (Not including DRIP)		Actual Sale of 32,945,591 Shares for the Period From October 1, 2010 to February 28, 2011 (Note including DRIP)		Actual Sale of 74,854,000 Shares as of February 28, 2011 (Not including DRIP)		Maximum Offering Amount (Not Including DRIP)
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$415,015,000	100.0%	$317,456,000	100.0%	$732,471,000	100.0%	$1,500,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	37,899,000	9.1%	27,396,000	8.6%	65,295,000	8.9%	150,000,000	10.0%
Organization and Offering Expenses	16,953,000	4.1%	4,439,000	1.4%	21,392,000	2.9%	22,500,000	1.5%
Sub-total – public offering expenses	54,852,000	13.2%	31,835,000	10.0%	86,687,000	11.8%	172,500,000	11.5%
Amount Available for Investment	360,163,000	86.8%	285,621,000	90.0%	645,784,000	88.2%	1,327,500,000	88.5%
Acquisition and Development:
Acquisition and Advisory Fees	6,509,000	1.6%	3,618,000	1.1%	10,127,000	1.4%	13,275,000	0.9%
Acquisition Expenses	3,525,000	0.8%	2,288,000	0.7%	5,813,000	0.8%	6,000,000	0.4%
Initial Working Capital Reserve	—	0.0%	—	0.0%	—	0.0%	1,500,000	0.1%
Amount Invested in Properties	$350,129,000	84.4%	$279,715,000	88.1%	$629,844,000	86.0%	$1,306,725,000	87.1%

For the five months ended February 28, 2011 (October 1, 2010 to February 28, 2011), the amount available for investment is 90.0% of gross offering proceeds raised during the period. Such amount for the period from inception to February 28, 2011 is 88.2% at noted in the above table. With respect to net proceeds available to be invested in properties, 88.1% of the proceeds received was invested. The actual results over the recently completed five-month period coupled with our anticipated results during the remainder of the offering position the Company to achieve its estimate of investing 87.1% of gross proceeds raised in real estate investments. As presented within the “Compensation” section included in this prospectus, organization and offering expenses will not exceed 1.5% of gross proceeds at the end of the offering. Our affiliated advisor is responsible for the payment of any organization and offering expenses to the extent they exceed 1.5% of gross offering proceeds.

The following language is added as the second and third to last sentences of the first full paragraph under the heading “Share Repurchase Program” on page 15 of the Prospectus.

The Company will honor repurchase requests in connection with the death or disability of a stockholder so long as the Company remains a non-traded REIT. The Company will limit the purchases that it may make pursuant to the Share Redemption Plan in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior year, ratably by calendar quarter. Any changes to these policies will require a majority vote of the Company’s stockholders.

The following language replaces the disclosure under the heading “Prospectus Summary — Compensation to Advisor and its Affiliates” on pages 8 – 10 of the Prospectus.

Our Advisor, American Realty Capital Advisors, LLC and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. No effect is given to any shares sold through our distribution reinvestment plan.

Type of Compensation	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)
Selling Commission	We will pay to Realty Capital Securities, LLC 7% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; Realty Capital Securities, LLC will reallow all selling commissions to participating broker-dealers.	$43,817,000/$105,000,000
Dealer Manager Fee	We will pay to Realty Capital Securities, LLC 3% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.	$21,478,000/$45,000,000
Other Organization and Offering Expenses	We will reimburse American Realty Capital Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses.	$21,392,000/$22,500,000

Type of Compensation	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)
Operational Stage
Acquisition Fees	We will pay to American Realty Capital Advisors, LLC 1% of the contract purchase price of each property acquired.	$10,127,000/$13,275,000
Acquisition Expenses	We will reimburse American Realty Capital Advisors, LLC for acquisition expenses (including, personnel costs) incurred in acquiring property. We expect these fees to be approximately 0.5% of the purchase price of each property. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4% of the contract purchase price.	$5,813,000/$6,000,000
Property Management and Leasing Fees	For the management and leasing of our properties, we will pay to American Realty Capital Properties, LLC, an affiliate of our advisor, a property management fee (a) 2% of gross revenues from our single tenant properties and (b) 4% of gross revenues from our multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. We also will reimburse American Realty Capital Properties, LLC’s costs of managing the properties. American Realty Capital Properties, LLC or its affiliates may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. In the unlikely event that American Realty Capital Properties, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements. The aggregate of all property management and leasing fees paid to our affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain, and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.	$5,195,000/Because this fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.
Restricted Stock Awards	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted stock.	The total number of common shares reserved for issuance under the employee and director incentive restricted share plan is equal to 1.0% of our authorized shares.
For as long as the Company remains a non-traded REIT, the aggregate value of the asset management fees paid by the Company over the life of the offering plus the value of all restricted shares issued by the Company pursuant to its employee and director incentive restricted share plan cannot exceed 1% of the contract purchase price of all the properties based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. For purposes of this calculation, the value of the restricted stock granted to the advisor and its employees will be the value of the Company’ s common stock, par value $0.01 per share, on the date of such grant.

Type of Compensation	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)
On September 13, 2010, our advisor granted 934,159 restricted shares of common stock to Nicholas S. Schorsch, chief executive officer of our advisor, 212,370 restricted shares of common stock to William M. Kahane, president and chief operations officer of our advisor, 160,604 restricted shares of common stock to Peter M. Budko, executive vice president chief investment officer of our advisor, 55,270 restricted shares of common stock to Edward M. Weil, Jr., executive vice president and secretary of our advisor and 37,597 restricted shares of common stock to Brian S. Block, executive vice president and chief financial officer of our advisor. Fifty percent of the restricted shares vest over a four year period commencing with the one year anniversary of the September 13, 2010 grant date and 50% vest only to the extent our net asset value plus the distributions paid to stockholders equals 106% of the original selling price of our common stock.
Compensation and Restricted Stock Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone and $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).(1)(2)	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $120,000 and (ii) 9,000 restricted shares of common stock.

Type of Compensation	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)
Liquidation/Listing Stage
Real Estate Commissions	A brokerage commission paid on the sale of property, not to exceed the lesser of one-half of reasonable, customary and competitive real estate commission or 3% of the contract price for property sold (inclusive of any commission paid to outside brokers), in each case, payable to our advisor if our advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	15% of remaining net sale proceeds after return of capital contributions plus payment to investors of a 6% cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. We will not be entitled to the Subordinated Participation in Net Sale Proceeds unless our investors have received a 6% cumulative non-compounded return on their capital contributions.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)	15% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 6% cumulative, non-compounded annual return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. We will not be entitled to the Subordinated Incentive Listing Fee unless our investors have received a 6% cumulative non-compounded return on their capital contributions.	Not determinable at this time. There is no maximum amount of this fee.

(1)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.
(2)	If there is a board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).

Risk Factors

The following language is added immediately prior to the first complete risk factor on page 17 under the heading “Risk Factors — Risks Related to Conflicts of Interest” in the Prospectus.

The management of multiple REITs, especially REITs in the development stage, by our executive officers and officers of our advisor may significantly reduce the amount of time our executive officers and officers of our advisor are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer.

Our executive officers and officers of our advisor are part of the senior management or are key personnel of the other eight American Realty Capital-sponsored REITs and their advisors. Five of the American Realty Capital-sponsored REITs, have registration statements that are not yet effective and are in the development phase, and three of the American Realty Capital-sponsored REITs have registration statements that became effective in the past six months. As a result, such REITs will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on our sponsor’s experience, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. The conflicts of interest each of our executive officers and each officer of our advisor will face may delay our fund raising and investment of our proceeds due to the competing time demands and generally cause our operating results to suffer.

We will compete for investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest.

The American Realty Capital group of companies is currently the sponsor of nine public offerings of non-traded REIT shares and a public offering of shares for a REIT that has applied for listing on The NASDAQ Capital Market, which offerings will be ongoing during a significant portion of our offering period. These programs all have filed registration statements for the offering of common stock and intend to elect to be taxed as REITs. The offerings will likely occur concurrently with our offering, and our sponsor is likely to sponsor other offerings during our offering period. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

Estimated Use of Proceeds

The following language replaces the disclosure under the heading “Estimated Use of Proceeds” on pages 47 – 48 of the Prospectus.

The following table sets forth information about how we intend to use the proceeds raised in this offering, including an update to such information provided previously for the period ended September 30, 2010. The table assumes that we sell the maximum offering of 150,000,000 shares of common stock pursuant to this. Many of the figures set forth below with respect to the maximum offering amount represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 87.115% of the money that stockholders invest will be used to buy real estate or make other investments and approximately 0.1% will be used for working capital, while the remaining approximately 12.885% will be used to pay expenses and fees including the payment of fees to Realty Capital Advisors, LLC, our advisor, and Realty Capital Securities, LLC, our dealer manager.

For the five months ended February 28, 2011 (October 1, 2010 to February 28, 2011), the amount available for investment is 90.0% of gross offering proceeds raised during the period. Such amount for the period from inception to February 28, 2011 is 88.2% at noted in the above table. With respect to net proceeds available to be invested in properties, 88.1% of the proceeds received was invested. The actual results over the recently completed five-month period coupled with our anticipated results during the remainder of the offering position the Company to achieve its estimate of investing 87.1% of gross proceeds raised in real estate investments. As presented within the “Compensation” section included in this prospectus, organization and offering expenses will not exceed 1.5% of gross proceeds at the end of the offering. Our affiliated advisor is responsible for the payment of any organization and offering expenses to the extent they exceed 1.5% of gross offering proceeds.

	Actual Sales of Shares as of September 30, 2010 (Not including DRIP)(1)		Actual Sales of Shares for the Period From October 1, 2010 to February 28, 2011 (Not including DRIP)(2)		Actual Sale of Shares as of February 28, 2011 (Not including DRIP)(3)		Maximum Offering Amount (Not Including DRIP)(4)
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$415,015,000	100.0%	$317,456,000	100.0%	$732,471,000	100.0%	$1,500,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(5)	37,899,000	9.1%	27,396,000	8.6%	65,295,000	8.9%	150,000,000	10.0%
Organization and Offering Expenses(6)	16,953,000	4.1%	4,439,000	1.4%	21,392,000	2.9%	22,500,000	1.5%
Sub-total – Public Offering Expenses	54,852,000	13.2%	31,835,000	10.0%	86,687,000	11.8%	172,500,000	11.5%
Amount Available for Investment(7)	360,163,000	86.8%	285,621,000	90.0%	645,784,000	88.2%	1,327,500,000	88.5%
Acquisition and Development:
Acquisition and Advisory Fees(8)	6,509,000	1.6%	3,618,000	1.1%	10,127,000	1.4%	13,275,000	0.9%
Acquisition Expenses(9)	3,525,000	0.8%	2,288,000	0.7%	5,813,000	0.8%	6,000,000	0.4%
Initial Working Capital Reserve(10)	—	0.0%	—	0.0%	—	0.0%	1,500,000	0.1%
Amount Invested in Properties(11)	$350,129,000	84.4%	$279,715,000	88.1%	$629,844,000	86.0%	$1,306,725,000	87.1%

(1)	Based up our actual sale of 41,908,409 shares as of September 30, 2010 to the public at a price of $10.00 per share. No effect is given to the 25,000,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.
(2)	Based up our actual sale of 32,945,591 shares for the period from October 1, 2010 to February 28, 2011 to the public at a price of $10.00 per share. No effect is given to the 25,000,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.
(3)	Based up our actual sale of 74,854,000 shares as of February 28, 2011 to the public at a price of $10.00 per share. No effect is given to the 25,000,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.
(4)	Assumes the maximum offering is sold, which includes 150,000,000 shares offered to the public at $10.00 per share. No effect is given to the 25,000,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.
(5)	Includes selling commissions equal to 7% of aggregate gross offering proceeds, which commissions may be reduced for volume discounts described in “Plan of Distribution — Volume Discounts” herein, and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager, in its sole discretion, may reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the shares sold by them and may reallow its dealer manager fee up to 2.5% of gross offering proceeds in marketing fees and 0.5% of gross offering proceeds in “bona fide” due diligence expenses (identified in an itemized invoice of their actual costs) to broker-dealers participating in this offering based on such factors including the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers. Additionally, we will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. See the “Plan of Distribution” section of this prospectus for a description of the volume discount provisions.
(6)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse American Realty Capital Advisors, LLC, our advisor, for marketing, salaries and direct expenses of its employees, and employees of its affiliates while engaged in registering and marketing the shares (including, without limitation, development of marketing materials and marketing presentations, and participating in due diligence, training seminars and educational conferences) and other marketing, coordination, administrative oversight and organization costs, other than selling commissions and the dealer manager fee. American Realty Capital Advisors, LLC and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses in excess of 10% of the gross offering proceeds. We currently estimate that approximately $22,500,000 of organization and offering costs will be incurred if the maximum offering of 150,000,000 shares is sold.
(7)	Until required in connection with the acquisition and/or development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(8)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties. We will pay to our advisor, acquisition fees of 1% of the gross purchase price of each property acquired, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties. Acquisition fees do not include acquisition expenses. For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets.
(9)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs, personnel costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed expenses of 0.5% of average invested assets, which for purposes of this table we have assumed is our estimated amount invested in properties; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 4% of the gross purchase price of the property, or in the case of a mortgage loan 4% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.
(10)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be “net” leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.
(11)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

Management

The following disclosure is added as the second paragraph of the section of the Prospectus entitled “Management — General” on page 49 of the Prospectus.

Our promoters are Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr., who are each officers and/or members of our board.

The following language is added as the second to last paragraph under the heading “Restricted Share Plan” on page 57 of the Prospectus.

In April 2011, the Board of Directors approved the modification of the employee and director incentive restricted share plan to provide that, for as long as the Company remains a non-traded REIT, the aggregate value of the asset management fees paid by the Company over the life of the offering plus the value of all restricted shares issued by the Company pursuant to its employee and director incentive restricted share plan cannot exceed 1% of the contract purchase price of all the properties based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. For purposes of this calculation, the value of the restricted stock granted to the advisor and its employees will be the value of the Company’ s common stock, par value $0.01 per share, on the date of such grant.

The following language is added as the second and third sentences of the first paragraph under the heading “Certain Relationships and Related Transactions” on page 66 of the Prospectus.

For as long as the Company remains a non-traded REIT, the aggregate value of the asset management fees paid by the Company over the life of the offering plus the value of all restricted shares issued by the Company pursuant to its employee and director incentive restricted share plan cannot exceed 1% of the contract purchase price of all the properties based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. For purposes of this calculation, the value of the restricted stock granted to the advisor and its employees will be the value of the Company’ s common stock, par value $0.01 per share, on the date of such grant.

The following language replaces the disclosure under the heading “Management — Executive Officers and Directors” on pages 51 – 55 of the Prospectus

We have provided below certain information about our executive officers and directors, all of whom, other than the Independent Directors, are employees only of American Realty Capital Advisors, LLC and not of any other of the affiliates.

Name	Age	Position(s)
Nicholas S. Schorsch	50	Chairman of the Board of Directors and Chief Executive Officer
William M. Kahane	62	President, Chief Operating Officer, Treasurer and Director
Peter M. Budko	51	Executive Vice President and Chief Investment Officer
Brian S. Block	39	Executive Vice President and Chief Financial Officer
Edward M. Weil, Jr.	44	Executive Vice President and Secretary
Leslie D. Michelson	59	Independent Director
William G. Stanley	55	Independent Director
Robert H. Burns	81	Independent Director

Nicholas S. Schorsch

Nicholas S. Schorsch has served as the Chairman of the Board and Chief Executive Officer of our Company since its formation in 2007. He has also been the Chief Executive Officer of American Realty Capital Properties, LLC, and the Advisor since their formation in 2007. Since October 2009, Mr. Schorsch has also served as Chairman of the Board and Chief Executive Officer of American Realty Capital New York Recovery REIT, Inc. (“Recovery REIT”) and Chief Executive Officer of the property manager and advisor of Recovery REIT. Mr. Schorsch has been the Chairman and Chief Executive Officer of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) and Chief Executive Officer of ARC RCA’s advisor since their formation in July and May 2010, respectively. Mr. Schorsch has been Chairman and the Chief Executive Officer of Business Development Corporation of American (“BDCA”) since its formation in May 2010. Mr. Schorsch has been the Chairman and Chief Executive Officer of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) and Chief Executive Officer of the ARC HT’s advisor and property manager since their formation in August 2010. Mr. Schorsch has been the Chairman and Chief Executive Officer of American Realty Capital Trust II, Inc. (“ARCT II”) and the Chief Executive Officer of the advisor and property manager of ARCT II since their formation in September 2010. Mr. Schorsch has served as the Chairman and Chief Executive Officer of American Realty Capital Trust III, Inc. (“ARCT III”) and the Chief Executive Officer of its advisor and property manager since their formation in October 2010. Mr. Schorsch has been the President and Director of ARC — Northcliffe Income Properties, Inc. (“ARC — Northcliffe”) since its formation in September 2010. Mr. Schorsch has also been the Chairman and Chief Executive Officer of American Realty Capital Properties, Inc. (“ARCP”) since its formation in December 2010, and Chief Executive Officer of its advisor since its formation in November 2010.

Prior to his current position with our Company, from September 2006 to July 2007, Mr. Schorsch was Chief Executive Officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as President, Chief Executive Officer and vice chairman of American Financial Realty Trust (“AFRT”) from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial service industry, such as banks and insurance companies.

From 1995 to September 2002, Mr. Schorsch served as Chief Executive Officer and president of American Financial Resource Group (“AFRG”), AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Through AFRG and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions acquiring businesses and real estate property with transactional value of approximately $5.0 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young LLP. Prior to AFRG, Mr. Schorsch served as President of Thermal Reduction, a non-ferrous metal product manufacturing business. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University.

We believe that Mr. Schorsch’s current experience as chairman and chief executive officer of Recovery REIT, ARC RCA, ARC HT, ARCT II, ARCT III, BDCA and ARCP, his experience as president and a director of ARC — Northcliffe, his previous experience as President, Chief Executive Officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our Chairman of the Board.

William M. Kahane

William M. Kahane has served as President, Chief Operating Officer and Treasurer of our Company since its formation in 2007. He has also been the President, Chief Operating Officer and Treasurer of American Realty Capital Properties, LLC, and the Advisor since their formation in 2007. Since October 2009, Mr. Kahane has also served as the President, Treasurer and director of Recovery REIT and President, Chief Operating Officer and Treasurer of both the property manager and advisor of Recovery REIT. Mr. Kahane has been the director of Phillips Edison — ARC Shopping Center REIT, Inc. (“PEARC”) since its formation in October 2009. Mr. Kahane has been a director and the President and Chief Operating Officer of ARC RCA since its formation in July 2010. Mr. Kahane has been the President and Chief Operating Officer of ARC RCA’s advisor since its formation in May 2010. Mr. Kahane has been a director and the President and Treasurer of ARC HT since its formation in August 2010. Mr. Kahane has been the President and Chief Operating Officer of ARC HT’s advisor and property manager since their formation in August 2010. Mr. Kahane has been a director and President of Business Development Corporation since its formation in May 2010. Mr. Kahane has been the President, Chief Operating Officer and Treasurer of ARCT II and its advisor and property manager since its formation in September 2010. Kahane has been the Chief Operating Officer of ARC — Northcliffe since its formation in September 2010. Mr. Kahane has been the President, Chief Operating Officer and Treasurer of ARCT III and its advisor and property manager since their formation in October 2010. Mr. Kahane has been the President, Chief Operating Officer and a director of ARCP since its formation in December 2010 and President and Chief Operating Officer of its advisor since its formation in November 2010.

Mr. Kahane has been active in the acquisition, structuring and financial management of commercial real estate investments for over 35 years. He began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate and become a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the Chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of the board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Since 2008, Mr. Kahane has served as a member of the Investment Committee of Aetos Capital Asia III Advisors LLC, an investment fund managed by Aetos Capital, which is focused on investments in real estate and related assets primarily in Japan and China. From 1997 until 2005, Mr. Kahane also was on the board of directors of Catellus Development

Corp., an NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an M.B.A. from Stanford University’s Graduate School of Business where he was a Mason Smith Fellow and received a Japan Foundation Grant. Mr. Kahane serves as a trustee of Occidental College and is a member of the Board of Trustees of Temple Emanu-El in New York City.

We believe that Mr. Kahane’s current experience as Director and President of Recovery REIT, ARC RCA, ARC HT, PEARC, ARCP and BDCA, his experience as Chief Operating Officer of ARC — Northcliffe and and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

Peter M. Budko

Peter M. Budko has served as Executive Vice President and Chief Investment Officer of our Company since its formation in 2007. He is also Executive Vice President and Chief Investment Officer of the Advisor and American Realty Capital Properties, LLC. Since October 2009, Mr. Budko has also served as Executive Vice President & Chief Operating Officer of Recovery REIT and Executive Vice President of both the property manager and advisor of Recovery REIT. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARC RCA since its formation in July 2010. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARC RCA’s advisor since its formation in May 2010. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARC HT since its formation in August 2010. Mr. Budko has served as Executive Vice President of ARC HT’s advisor and property manager since their formation in August 2010. Mr. Budko has served as Executive Vice President and Chief Investment Officer of Business Development Corporation since its formation in May 2010. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARCT II and its advisor and property manager since their formation in September 2010. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARCT III and its advisor and property manager since their formation in October 2010. Mr. Budko has also been Executive Vice President and Chief Investment Officer of ARCP since its formation in December 2010 and Executive Vice President and Chief Investment Officer of its advisor since its formation in November 2010. Prior to his current position with the Company, from January 2007 to July 2007, Mr. Budko was Chief Operating Officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from February 1997 to January 2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5.0 billion of net leased real estate assets. From 1987 to 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Market (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Brian S. Block

Brian S. Block has served as our Executive Vice President and Chief Financial Officer since September 2007. He is also executive Vice President and Chief Financial Officer of the Advisor and American Realty Capital Properties, LLC. Since October 2009, Mr. Block has also served as Executive Vice President & Chief Financial Officer of Recovery REIT and the property manager and advisor of Recovery REIT. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARC RCA since its formation in July 2010. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARC RCA’s advisor since its formation in May 2010. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARC HT and its advisor and property manager since their formation in August 2010. Mr. Block has served as Executive Vice President and Chief Financial Officer of Business Development Corporation since its formation in May 2010. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARCT II and its advisor and property manager since their formation in September 2010. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARCT III and its advisor and property manager since their formation in October 2010. Mr. Block has been the Chief Financial Officer of ARC — Northcliffe since its formation in September 2010. Mr. Block has also been Executive Vice President and Chief Financial Officer of ARCP since its formation in December 2010 and Executive Vice President and Chief Financial Officer of its advisor since its formation in November 2010. Mr. Block is responsible for the accounting, finance and reporting functions at our Company. He has extensive experience in SEC reporting requirements as well as REIT tax compliance matters Mr. Block began his career in public accounting at Ernst & Young LLP and Arthur Andersen LLP from 1994 to 2000. Subsequently, Mr. Block was the Chief Financial Officer of a venture capital-backed technology company prior to joining AFR in 2002. While at AFR, Mr. Block served as Senior Vice President and Chief Accounting Officer from 2003 to 2007 and oversaw the financial, administrative and reporting functions of the organization. He is a certified public accountant and is a member of the AICPA and PICPA.

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as our Executive Vice President and Secretary since May 2007. He is also Executive Vice President and Secretary of the Advisor and American Realty Capital Properties, LLC. Since October 2009, Mr. Weil has also served as Executive Vice President and Secretary of Recovery REIT and of both the property manager and advisor of Recovery REIT. Mr. Weil has served as Executive Vice President and Secretary of ARC RCA since its formation in July 2010. Mr. Weill has served as Executive Vice President and Secretary of ARC RCA’s advisor since its formation in May 2010. Mr. Weil has served as Executive Vice President and Secretary of ARC HT and its advisor and property manager since their formation in August 2010. Mr. Weil has served as Executive Vice President and Secretary of ARCT II and its advisor and property manager since their formation in September 2010. Mr. Weil has served as Executive Vice President and Secretary of ARCT III and its advisor and property manager since their formation in October 2010. Mr. Weil has also been Executive Vice President and Secretary of ARCP since its formation in December 2010 and Executive Vice President and Secretary of its advisor since its formation in November 2010. Mr. Weil has been the Chief Executive Officer of Realty Capital Securities, LLC, our dealer manager, since December 2010. Mr. Weil was formerly the Senior Vice President of Sales and Leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. From October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from July 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil has his Series 7,63 and 24 licenses.

Leslie D. Michelson

Leslie D. Michelson was appointed as an Independent Director of our Company on January 22, 2008. Mr Michelson has also served as an Independent Director of Recovery REIT since 2009 and BDCA and ARC HT since January 2011. Mr. Michelson has served as the chairman and Chief Executive Officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its board of directors. Mr. Michelson served on the board of directors of Catellus Development Corp. from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the Audit Committee of the board of directors for 5 years and served at various times as the Chairman of the Audit Committee and the Compensation Committee. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as Chief Executive Officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-Chief Executive Officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and Chief Executive Officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark

Imaging, a privately held diagnostic imaging and treatment company from 2007 to 2010. Also since June 2004 and through the present, he has been and is a director and Vice Chairman of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis (ALS), commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

We believe that Mr. Michelson’s current experience as a Director of Recovery REIT, BDCA and ARC HT, his previous experience as a member of the Board of Directors of Catellus Development Corp. and his legal education make him well qualified to serve as a member of our Board of Directors.

William G. Stanley

William G. Stanley was appointed as an Independent Director of our Company on January 22, 2008. Mr Stanley has also served as an Independent Director of Recovery REIT since 2009, BDCA since January 2011 and ARC RCA since February 2011 Mr. Stanley is the founder and managing member of Stanley Laman Securities, LLC, a FINRA member broker-dealer, since 2004, and the founder and president of The Stanley-Laman Group, Ltd (“SLG”), a registered investment advisor for high net worth clients since 1997. Mr. Stanley serves on the Advisory Board of Highland Capital’s, High Cap Group. Highland Capital is a wholly owned subsidiary of National Financial Partners (NYSE:NFP). The Stanley-Laman Group has two separate groups within the organization, the Planning Group and the Investment Management Group. The Planning Group represents high worth families and family offices specializing in business continuity and estate planning using propriety computer models and tax planning techniques that have been researched, applied and refined over 30 years. SLG represents some of the wealthiest families in the world and has recently expanded its planning practice to international client matters. The Investment Management Group manages portfolios using proprietary trading and security selection techniques along with a global economic research. SLG acts as a separate account manager for other financial advisors nationally through Charles Schwab’s Institutional Separate Account Manager Platform. Mr. Stanley has earned designations as a Chartered Financial Consultant, Chartered Life Underwriter, and received his Masters Degree in Financial Services from the American College in 1997. Mr. Stanley served as an auditor for General Electric Capital from 1977 to 1979 and as a registered representative for Capital Analysts, Inc. of Radnor, Pennsylvania, a national investment advisory firm that specialized in sophisticated planning for high net worth individuals from 1979 to 1991. Mr. Stanley received a B.A. from Concord University and a Masters of Financial Services from The American College. He has also received the following designations: Chartered Life Underwriter from The American College; Chartered Financial Consultant from The American College.

We believe that Mr. Stanley’s current experience as a director of Recovery REIT, BDCA and ARC RCA as well as his significant background in finance makes him well qualified to serve on our Board of Directors.

Robert H. Burns

Robert H. Burns was appointed as an Independent Director of our Company on January 22, 2008. Mr. Burns has also served as an Independent Director of Recovery REIT since 2009 and ARCT III since January 2011. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and Chief Executive Officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. In fact, Mr. Burns is extremely familiar with the retail landscape as his flagship hotel in Hong Kong was part of a mixed-use complex anchored by a major enclosed shopping center connected to the Regent Hong Kong. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained truly international recognition in 1980 with the opening of The Regent Hong Kong, which brought a new dimension in amenities and service to hotels in the city and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, in Northern Italy, a small, luxury hotel, and working on developing hotel projects in Asia, focusing on Vietnam and China.

We believe that Mr. Burns’ current experience as a director of Recovery REIT and ARCT III and his experience as a real estate developer for over 40 years, during which he developed over eighteen 18 major hotel projects, make him well qualified to serve as a member of our Board of Directors.

The following language replaces the disclosure under the heading “Management — Compensation of Directors” on page 55 of the Prospectus.

We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone and $750 for each transaction reviewed and voted upon with a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. In the event there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Our board of directors also may approve the acquisition of real property and other related investments valued at $10,000,000 or less via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email.

In addition, pursuant to our stock option plan adopted in January 2008, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options that may be granted to our independent directors pursuant to our stock option plan (described below). Such stock options will have an exercise price equal to $10.00 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the then-current fair market value per share. The total number of options granted will not exceed 10% of the total outstanding shares of common stock at the time of grant. To date, we have granted each of our independent directors options to purchase 9,000 shares of common stock. Such options have an exercise price equal to $10.00 per share and vest after two years from the date of grant.

Additionally, our employee and director incentive restricted share plan, adopted in January, 2010, provides for the automatic grant of 3,000 restricted shares of common stock to each of our independent directors, without any further action by our board of directors or the stockholders on the date of initial election to the board and on the date of each annual stockholders’ meeting. Each of our independent directors received a grant of 3,000 restricted shares of common stock on the date of the 2010 annual stockholders meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of American Realty Capital Trust, Inc. or American Realty Capital Advisors, LLC or their affiliates, we do not pay compensation for services rendered as a director.

In April 2011, the Board of Directors approved the modification of the employee and director incentive restricted share plan to provide that, for as long as the Company remains a non-traded REIT, the aggregate value of the asset management fees paid by the Company over the life of the offering plus the value of all restricted shares issued by the Company pursuant to its employee and director incentive restricted share plan cannot exceed 1% of the contract purchase price of all the properties based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. For purposes of this calculation, the value of the restricted stock granted to the advisor and its employees will be the value of the Company’ s common stock, par value $0.01 per share, on the date of such grant.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Restricted Shares
Independent Directors(2)	$30,000 yearly retainer; $2,000 for all meetings personally attended by the directors and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)	1,000,000 shares of common stock reserved for future issuance upon the exercise of stock options that may be granted to independent directors pursuant to stock option plan. Such stock options will have an exercise price equal to $10.00 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the then-current fair market value per share. The total number of options granted will not exceed 10% of the total outstanding shares of common stock at the time of grant. To date, we have granted each of our independent directors options to purchase 9,000 shares of common stock. Such options have an exercise price equal to $10.00 per share and vest after two years from the date of grant.	Pursuant to our restricted share plan adopted in January 2010, each independent director will receive an automatic grant of 3,000 restricted shares on the initial date of election to the board and on the date of each annual stockholders meeting. Accordingly, we granted each of our independent directors 3,000 restricted shares of common stock on the date of the 2010 annual stockholders meeting. The restricted shares vest over a five year period following the first anniversary of the May 17, 2010 grant date in increments of 20% per annum.

(1)	If there is a board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

The following language replaces the disclosure under the heading “Management — The Advisor” on page 60 of the Prospectus.

Our advisor is American Realty Capital Advisors, LLC. Our officers and two of our directors also are officers, key personnel and/or members of American Realty Capital Advisors, LLC. American Realty Capital Advisors, LLC has contractual responsibility to us and our stockholders pursuant to the advisory agreement. American Realty Capital Advisors, LLC is indirectly wholly-owned and controlled by Messrs. Schorsch and Kahane and certain other executives.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Nicholas S. Schorsch	50	Chief Executive Officer
William M. Kahane	62	President, Chief Operating Officer and Treasurer
Peter M. Budko	51	Executive Vice President and Chief Investment Officer
Brian S. Block	39	Executive Vice President and Chief Financial Officer
Edward M. Weil, Jr.	44	Executive Vice President and Secretary
Louisa Quarto	43	Senior Vice President

The backgrounds of Messrs. Schorsch, Kahane, Budko, Block and Weil are described in the “Management — Executive Officers and Directors” section of this prospectus. The background of Ms Quarto is described in the “Management — Affiliated Companies — Dealer Manager” section of this prospectus.

Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

The officers and key personnel of American Realty Capital Advisors, LLC may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel, including Messrs. Schorsch and Kahane, is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf.

In addition to the key personnel listed above, American Realty Capital Advisors, LLC employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of American Realty Capital Operating Partnership, L.P.

The following language replaces the first four paragraphs under the heading “Management — Affiliated Companies — Dealer Manager” beginning on page 64 of the Prospectus.

Realty Capital Securities, LLC (CRD #145454), our dealer manager, is a member firm of FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for Recovery REIT, PEARC, ARC RCA, ARC HT, ARCT II, ARC — Northcliffe, ARCT III, United Development Funding IV and ARCP.

Our dealer manager is a wholly owned subsidiary of American Realty Capital II, LLC. Accordingly, our dealer manager is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane. Our dealer manager is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” in this prospectus.

The current officers of Realty Capital Securities, LLC are:

Name	Age	Position(s)
Edward M. Weil, Jr.	43	Chief Executive Officer
Louisa Quarto	43	President
Kamal Jafarnia	44	Executive Vice President and Chief Compliance Officer
Alex MacGillivray	49	Senior Vice President and National Sales Manager

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Jafarnia and MacGillivray are described below:

Management Compensation

The following language replaces the disclosure under the heading “Management Compensation” on pages 69 – 76 of the Prospectus.

We have no paid employees. American Realty Capital Advisors, LLC, our advisor, and its affiliates manages our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to American Realty Capital Advisors, LLC and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through our distribution reinvestment plan.

Type of Compensation(1)	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)(2)
Offering Stage
Selling Commissions — Realty Capital Securities, LLC(3)	We will pay to Realty Capital Securities, LLC 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commission is payable on shares sold under our distribution reinvestment plan. Realty Capital Securities, LLC, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$43,817,000/$105,000,000
Dealer Manager Fee — Realty Capital Securities, LLC(3)	We will pay to Realty Capital Securities, LLC 3% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Realty Capital Securities, LLC may reallow all or a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$21,478,000/$45,000,000
Reimbursement of Other Organization and Offering Expenses — American Realty Capital Advisors, LLC(4)	We will reimburse American Realty Capital Advisors, LLC up to 1.5% of our gross offering proceeds. American Realty Capital Advisors, LLC will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse American Realty Capital Advisors, LLC for these amounts up to 1.5% of aggregate gross offering proceeds.	$21,392,000/$22,500,000

Type of Compensation(1)	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)(2)
Acquisition and Operations Stage
Acquisition Fees — American Realty Capital Advisors, LLC(5)(6)	We will pay to American Realty Capital Advisors, LLC 1% of the contract purchase price of each property or asset. We will reimburse our advisor for acquisition expenses (including, personnel costs) incurred in the process of acquiring property. We expect these expenses to be approximately 0.5% of the purchase price of each property(8). In no event will the total of all fees and acquisition expenses payable with respect to a particular property or investment exceed 4% of the contract purchase price.	$10,127,000/$13,275,000 $5,813,000/$6,000,000
Acquisition Expenses — American Realty Capital Advisors, LLC(7)
Asset Management Fee — American Realty Capital Advisors, LLC(11)	We will pay to American Realty Capital Advisors, LLC a yearly fee equal to 1% of the contract purchase price of all the properties payable semiannually based on assets held by us on the measurement date, adjusted for appropriate closing dates for individual property acquisitions.
	For as long as the Company remains a non-traded REIT, the aggregate value of the asset management fees paid by the Company over the life of the offering plus the value of all restricted shares issued by the Company pursuant to its employee and director incentive restricted share plan cannot exceed 1% of the contract purchase price of all the properties based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. For purposes of this calculation, the value of the restricted stock granted to the advisor and its employees will be the value of the Company’ s common stock, par value $0.01 per share, on the date of such grant.	Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of aggregate asset value there is no limit on the aggregate amount of these fees.

Type of Compensation(1)	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)(2)
Property Management Fees — American Realty Capital Properties, LLC(12)(18)	We will pay to American Realty Capital Properties, LLC (a) 2% of the gross revenues from our single tenant properties and (b) 4% of the gross revenues from our multi-tenant properties, plus reimbursement of American Realty Capital Properties, LLC costs of managing the properties. In the event that American Realty Capital Properties, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of the gross revenue and/or market rates, there is no limit on the aggregate amount of these fees.
Leasing Commissions — American Realty Capital Properties, LLC(13)(18)	We will pay to American Realty Capital Properties, LLC prevailing market rates. American Realty Capital Properties, LLC may also receive a fee for the initial leasing of newly constructed properties, which generally would equal one month’s rent.	Actual amounts are dependent upon prevailing market rates in the geographic regions in which we acquire property and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these commissions.
Financing Coordination Fee — American Realty Capital Advisors, LLC(7)	For services in connection with the origination or refinancing of any debt financing we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire and/or assume such permanent financing. However, no acquisition fees will be paid on the investments of loan proceeds from any line of credit until such time as we have invested all net offering proceeds.	$5,195,000/Because the fee is based on a fixed percentage of any debt financing, there is no limit on the aggregate amount of these fees.

Type of Compensation(1)	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)(2)
Restricted Stock Awards	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted stock.
	For as long as the Company remains a non-traded REIT, the aggregate value of the asset management fees paid by the Company over the life of the offering plus the value of all restricted shares issued by the Company pursuant to its employee and director incentive restricted share plan cannot exceed 1% of the contract purchase price of all the properties based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. For purposes of this calculation, the value of the restricted stock granted to the advisor and its employees will be the value of the Company’ s common stock, par value $0.01 per share, on the date of such grant.	The total number of common shares reserved for issuance under the employee and director incentive restricted share plan is equal to 1.0% of our authorized shares.

Type of Compensation(1)	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)(2)
On September 13, 2010, our advisor granted 934,159 restricted shares of common stock to Nicholas S. Schorsch, chief executive officer of our advisor, 212,370 restricted shares of common stock to William M. Kahane, president and chief operations officer of our advisor, 160,604 restricted shares of common stock to Peter M. Budko, executive vice president chief investment officer of our advisor, 55,270 restricted shares of common stock to Edward M. Weil, Jr., executive vice president and secretary of our advisor and 37,597 restricted shares of common stock to Brian S. Block, executive vice president and chief financial officer of our advisor. Fifty percent of the restricted shares vest over a four year period commencing with the one year anniversary of the September 13, 2010 grant date and 50% vest only to the extent our net asset value plus the distributions paid to stockholders equals 106% of the original selling price of our common stock.
Compensation and Restricted Stock Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone and $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such
	committee).(8)(9)	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $120,000 and (ii) 9,000 restricted shares of common stock.

Type of Compensation(1)	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)(2)
Operating Expenses — American Realty Capital Advisors, LLC(13)	We will reimburse the expenses incurred by American Realty Capital Advisors, LLC in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we will not reimburse our advisor for any amount by which the operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.
Liquidation/Listing Stage
Real Estate Commissions — American Realty Capital Advisors, LLC or its Affiliates(14)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates a brokerage commission paid on the sale of property, not to exceed the lesser of one-half of reasonable customary and competitive real estate commission or 3% of the contract price of each property sold (inclusive of commissions paid to third party brokers); provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no limit on the aggregate amount of these commissions.
Subordinated Participation in Net Sale Proceeds — American Realty Capital II, LLC(16)(17)(19)	After investors have received a return of their capital contributions invested and a 6% annual cumulative, non-compounded return, then American Realty Capital II, LLC is entitled to receive 15% of remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments
American Realty Capital II, LLC will not be entitled to the Subordinated Participation in Net Sale Proceeds unless our investors have received a 6% cumulative non-compounded return on their capital contributions.

Type of Compensation(1)	Determination of Amount	Amount for 74,854,000 shares sold as of February 28, 2011/ Maximum Offering (150,000,000 shares)(2)
Subordinated Incentive Listing Fee — American Realty Capital II, LLC(15)(16)(17)(19)	Upon listing our common stock on the New York Stock Exchange or NASDAQ Stock Market, our advisor is entitled to a fee equal to 15% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 6% annual cumulative, non-compounded return to investors.
	We have no intent to list our shares at this time. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates incentive compensation.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.
American Realty Capital II, LLC will not be entitled to the Subordinated Incentive Listing Fee unless our investors have received a 6% cumulative non-compounded return on their capital contributions

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated participation in net sales proceeds and incentive listing fees with respect to which we may pay to American Realty Capital Advisors, LLC in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.
(2)	The estimated maximum dollar amounts are based on the sale of a maximum of 150,000,000 shares to the public at $10.00 per share and the sale of 25,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan. The dollar amount as of February 28, 2011 is based upon our sale of 74,854,000 shares to the public as of such date at a price of $10.00 per share. No effect is given to the 25,000,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.
(3)	Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.” Selling commissions and the dealer manager fee will not be charged with regard to shares purchased pursuant to our distribution reinvestment plan.
(4)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse American Realty Capital Advisors, LLC for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering.
(5)	This estimate assumes the amount of proceeds available for investment is equal to the gross offering proceeds less the public offering expenses, and we have assumed that no financing is used to acquire properties or other real estate assets. Our board’s investment policies limit our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 4% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.
(6)	Included in the computation of such fees will be any real estate commission, acquisition and advisory fee, development fee, construction fee, non-recurring management fee, loan fees, financing coordination fees or points or any fee of a similar nature, which in the aggregate will not exceed 6% of the sale price of such property or properties.
(7)	Actual gross amounts determined on a leveraged basis are dependent upon the aggregate purchase price of our properties and, therefore, cannot be determined at the present time.
(8)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.
(9)	If there is a board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(10)	Based on the Sponsors’ experience with the acquisitions completed by American Financial Realty Trust and our acquisitions completed to date, acquisition expenses are generally 0.5% of the purchase price of each property.
(11)	Aggregate asset value will be equal to the aggregate value of our assets (other than investments in bank accounts, money markets funds or other current assets) at cost before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets at the date of measurement, except that during such periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plans stockholders to comply with applicable Department of Labor reporting requirements, aggregate asset value is the greater of (a) the amount determined pursuant to the foregoing or (b) our assets’ aggregate valuation most recently established by our board without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.
(12)	The property management and leasing fees payable to American Realty Capital Properties, LLC are subject to the limitation that the aggregate of all property management and leasing fees paid to American Realty Capital Properties, LLC and its affiliates plus all payments to third parties for property management and leasing services may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location. Additionally, all property management and leasing fees, including both those paid to American Realty Capital Properties, LLC and third parties, are subject to the limit on total operating expenses as described on the following two pages. American Realty Capital Properties, LLC may subcontract its duties for a fee that may be less than the fee provided for in our property management agreement with American Realty Capital Properties, LLC.
(13)	We may reimburse our advisor in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions. We lease a portion of our office space from an affiliate of our advisor and share the space with other American Realty Capital-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.
(14)	Although we are most likely to pay real estate commissions to American Realty Capital Advisors, LLC or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.
(15)	Upon termination of the Advisory Agreement, American Realty Capital II, LLC may be entitled to a similar performance fee if American Realty Capital II, LLC would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 6% per year cumulative, non-compounded return.
(16)	If at any time the shares become listed on the New York Stock Exchange or NASDAQ Stock Market, we will negotiate in good faith with American Realty Capital II, LLC a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with American Realty Capital II, LLC. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by American Realty Capital II, LLC as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay American Realty Capital Advisors, LLC any further subordinated participation in net sale proceeds. As agreed with the Ohio Division of Securities in connection with the qualification of the offering in that state, the Advisor and the Company have agreed that any subordinated listing fee or termination payments due to the Advisor will only be paid when assets acquired during the period that the Advisor was entitled to such payments are sold or refinanced. The payment of such subordinated listing fee or termination fee will be paid by the issuance of a non-interest bearing, non-transferable promissory note in the amount of such fee. The note will be payable as the subject assets are sold or refinanced. In the event that the note is not paid in full in three years after issuance and the Company is listed, the note is convertible at the option of the Advisor into shares of the Company’s common stock.
(17)	Our charter and the Partnership Agreement of American Realty Capital Operating Partnership, L.P. provide that before any subordinated participation in net sales proceeds or subordinated incentive listing fee is paid to American Realty Capital II, LLC, the shareholders of our stock have to receive a 6% cumulative non-compounded return on their original purchase price for their shares.
(18)	All fees and commissions under the Property Management Agreement will be no less favorable than fees and commissions from transactions with unaffiliated third parties performing property management for double and triple net leases.
(19)	On June 2, 2010, we and American Realty Capital Operating Partnership, L.P. entered into an amended and restated advisory agreement with American Realty Capital Advisors, LLC which amended the advisory agreement to provide that in the event our Board of Directors decides to internalize any management services provided by American Realty Capital Advisors, LLC, neither we nor American Realty Capital Operating Partnership, L.P. will pay any compensation to American Realty Capital Advisors, LLC or its affiliates in connection with the internalization transaction.

American Realty Capital II, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability.

Any portion of the subordinated participation in net sale proceeds that American Realty Capital II, LLC receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to American Realty Capital II, LLC under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

As agreed with the Ohio Division of Securities in connection with the qualification of the offering in that state, the Advisor and the Company have agreed that any subordinated listing fee or termination payments due to the Advisor will only be paid when assets acquired during the period that the Advisor was entitled to such payments are sold or refinanced. The payment of such subordinated listing fee or termination fee will be paid by the issuance of a non-interest bearing, non-transferable promissory note in the amount of such fee. The note will be payable as the subject assets are sold or refinanced. In the event that the note is not paid in full in three years after issuance and the Company is listed, the note is convertible at the option of the Advisor into shares of the Company’s common stock.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of the company will not exceed, in any fiscal year, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors find that, based on unusual and non-recurring factors, a higher level of expense is justified for that year. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;
•	the success of American Realty Capital Advisors, LLC in generating opportunities that meet our investment objectives;
•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;
•	additional revenues realized by American Realty Capital Advisors, LLC through its relationship with us;
•	the quality and extent of service and advice furnished by American Realty Capital Advisors, LLC;
•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our portfolio in relationship to the investments generated by American Realty Capital Advisors, LLC for the account of other clients.

Since American Realty Capital Advisors, LLC and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, American Realty Capital Advisors, LLC is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See “Management — The Advisory Agreement.”

Conflicts of Interest

The following language replaces the introductory disclosure under the heading “Conflicts of Interest” on page 79 of the Prospectus.

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the section entitled “Management Compensation” in this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor and its affiliates adopted to address these conflicts, are described below.

Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including American Realty Capital New York Recovery REIT, Inc., or Recovery REIT, Phillips — Edison ARC Shopping Center REIT, Inc., or PEARC, American Realty Capital Healthcare Trust, Inc., or ARC HT, American Realty Capital — Retail Centers of America, Inc., or ARC RCA, American Realty Capital Trust II, Inc., or ARCT II, ARC — Northcliffe Income Properties, Inc., or ARC — Northcliffe, American Realty Capital Trust III, Inc., or ARCT III, and American Realty Capital Properties, Inc., or ARCP. For additional information on each of these programs, please see the section entitled “Prior Performance Summary” elsewhere in this prospectus. Recovery REIT filed its initial registration statement with the SEC on November 12, 2009, which became effective on September 2, 2010. As of March 31, 2011, Recovery REIT

had received aggregate gross offering proceeds of approximately $17.0 million from the sale of approximately 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). As of March 31, 2011, Recovery REIT had received aggregate gross proceeds of approximately $8.4 million from the sale of 0.8 million shares in its public offering. As of March 31, 2011, Recovery REIT had acquired six commercial properties which are 100% leased. As of March 31, 2011, Recovery REIT had total real estate investments, at cost, of approximately $66.3 million. PEARC filed its initial registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. As of March 31, 2011, PEARC had received aggregate gross offering proceeds of $10.3 million from the sale of 1.1 million shares in its public offering. As of March 31, 2011, PEARC had acquired two shopping centers for a purchase price of $20.0 million. ARC HT filed its initial registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of March 31, 2011, ARC HT had not raised any money in connection with the sale of its common stock nor had it acquired any properties. ARC RCA filed its initial registration statement with the SEC on September 13, 2010, which became effective on March 17, 2011. As of March 31, 2011, ARC RCA had not raised any money nor had it acquired any investments. ARCT II filed its initial registration statement with the SEC on October 8, 2010, which has yet to become effective. As of March 31, 2011, ARCT II had not raised any money nor acquired had it any investments. ARC — Northcliffe filed its initial registration statement with the SEC on October 12, 2010, which has yet to become effective. As of March 31, 2011, ARC — Northcliffe had not raised any money nor had it acquired any investments. ARCT III filed its initial registration statement with the SEC on November 2, 2010, which became effective on March 31, 2011. As of March 31, 2011, ARCT III had not raised any money nor had it acquired any investments. ARCP filed its initial registration statement with the SEC on February 11, 2011. As of March 31, 2011, ARCP had not raised any money nor had it acquired any investments.

None of the investment objectives of these affiliated programs are similar to our investment objectives, which aim to acquire high quality income-producing commercial real estate located in the New York MSA, and in particular, New York City, with a focus on office and retail properties.

The officers and key personnel of our advisor are expected to spend a substantial portion of their time on activities unrelated to us, which may significantly reduce the amount of time to be spent by such officers and key personnel on activities related to us. Each of the officers and key personnel, including Messrs. Schorsch and Kahane, is currently expected to spend a portion of their time on our behalf. In addition to the key personnel listed above, our advisor employs personnel who have extensive experience in managing REITs similar to us and selecting and managing commercial properties similar to the properties sought to be acquired by us. Based on our sponsor’s experience in sponsoring Recovery REIT, PEARC and us, all of which are non-traded REITs that are in their operational stage, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raisedand funds are initially being invested, and less time is required as additional funds are raised and the offering matures. We refer to the “development stage” of a REIT as the time period from the inception of the REIT until it raises a sufficient amount of funds to break escrow under its registration statement.

In addition, certain of our executive officers, Messrs. Schorsch and Kahane, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisor and property manager of other REITs sponsored by the American Realty Capital group of companies, many of which are in the development stage.

The management of multiple REITs, especially REITs in the development stage, may significantly reduce the amount of time our executive officers are able to spend on activities related to us. Additionally, as described below, given that five of the American Realty Capital-sponsored REITs have registration statements that are not yet effective and are in the development phase, and three of the American Realty Capital-sponsored REITs have registration statements that became effective in the past six months, including us, in which our executive officers are involved, and will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases, conflicts of interest related to these REITs will arise throughout the life of our company with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties. The conflicts of interest each of our executive officers and each officer of our advisor will face may delay our fund raising and investment of our proceeds due to the competing time demands.

These individuals also owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our advisor, (f) compensation to our advisor, and (g) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act or fail to act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

Although certain of our executive officers face conflicts of interest as a result of the foregoing, the following factors tend to ameliorate the effect of the resulting potential conflicts of interest. Our fundraising, including finding investors, will be handled principally by our dealer manager, with our executive officers’ participation limited to participation in sales seminars. As described below, our dealer manager has a sales team that includes 90 professionals, as well as a wholesaling team for each offering dedicated to that offering, which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager. Some of the American Realty Capital-sponsored REITs have sub-advisors or dedicated management teams who have primary responsibility for investment activities of the REIT, which may mitigate some of these conflicts of interest. Five senior members, all of which are our executive officers, collectively indirectly own interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs. Controlling interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs are owned by Nicholas S. Schorsch and William M. Kahane. See the organizational chart in this section below. These members share responsibility for overseeing key management functions, including general management, investing, asset management, financial reporting, legal and accounting activities, marketing strategy and investor relations. This “bench” of senior members provides depth of management and is designed with succession planning in mind. Nonetheless, the competing time commitments resulting from managing multiple development stage REITs may impact our investment activities and our executive officers’ ability to oversee these activities.

We will compete for investors with other American Realty Capital-sponsored programs, which offerings will be ongoing during a significant portion of our offering period. The overlap of these offerings with ouroffering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

We may buy properties at the same time as one or more of the other American Realty Capital-sponsored programs managed by officers and key personnel of our advisor. As a result, they owe duties to each of these entities, their members and limited partners and these investors and others to whom they provide services, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a discussion of the restrictions included in our charter relating to limits placed upon our directors, officers and certain of our stockholders, see the section of this prospectus captioned “— Certain Conflict Resolution Procedures.” In addition, for a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

The following disclosure is to be added to the section of the Prospectus entitled “Conflicts of Interest” on page 79 of the Prospectus.

Investment Rights and Obligations.

Our ability to make investments in our target assets is governed by an investment opportunity allocation agreement with ARCT II, ARCT III and us (“ARC Funds”). Pursuant to the investment opportunity allocation provisions applicable to the ARC Funds, if our Advisor determines that a target asset is appropriate for acquisition by us and one or more ARC Funds, it will present such investment opportunity to our board of directors and the board of directors (or the equivalent) of such ARC Funds. If a majority of our board of directors, including a majority of our independent directors, and a majority of the board of directors (or the equivalent), including a majority of the independent directors (if applicable), of one or more ARC Funds vote to acquire the target property, then such target property will be subject to the following process: (1) if the target asset is a single property, the acquisition will be subject to rotation among the ARC Funds; (2) if the target assets are part of a portfolio, any industrial and office target assets will allocated to ARCT II and any retail target assets

ARCP’s investment objective is to acquire short term net lease properties (remaining terms of 3 to 8 years) while the ARC Funds investment objectives is to acquire longer term net lease properties (remaining terms of 10 years or longer). For this reason, ARCP is not a party to the investment opportunity allocation agreement.

Affiliated Transaction Best Practices Policy

On March 17, 2011, all of the members of the Board of Directors voted to approve the Company’s affiliated transaction best practice policy which provides that we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering. We may, however, enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and are fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. The Company must also retain a controlling interest in the underlying investment and the transaction must be approved by the independent directors of the Board of Directors after due and documented deliberation, including deliberation of any conflicts of interest. The Board of Directors must determine that the co-investment is fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

The following disclosure is to be added to the section of the Prospectus entitled “Conflicts of Interest —  Joint Ventures with Affiliates of American Realty Capital Advisors, LLC” on page 81 of the Prospectus.

On December 1, 2010, we entered into a joint venture agreement with New York Recovery Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of American Realty Capital New York Recovery REIT, Inc. (“Recovery REIT”), an affiliate of our advisor, and an unaffiliated third party investor pursuant to which we made a $12.0 million preferred equity investment in five retail condominiums in Manhattan, New York. The properties are located on Bleecker Street in Greenwich Village and are leased to the following five high-end fashion tenants: Marc Jacobs, Michael Kors, Burberry, Mulberry and APC. The distribution on our preferred equity investment is $840,000 per annum. Recovery REIT may redeem our preferred equity interest at our capital contribution of $12.0 million plus any accrued yield at any time. In addition, if the Operating Partnership sells its membership interest in the joint venture to a third party, it may redeem our preferred equity interest at our pro rata share of the purchase price for all interests in the joint venture based on capital contributions. The joint venture agreement does not provide us with voting rights and as such, the Recovery REIT is responsible for day-to-day control over operating decisions of the properties.

Investment Objectives and Policies

The following language replaces the paragraph entitled “Investment Grade.” in the section of the Prospectus entitled “Investment Objectives and Policies — Acquisition and Investment Policies” on page 85 of the Prospectus.

“Investment Grade.”  A tenant will be considered “investment grade” when the tenant has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s or Fitch of BBB- or better, a credit rating by Bloomberg of B3L or better or its payments are guaranteed by a company with such rating. In cases where a tenant does not have a Standard & Poor’s, Moody’s, Fitch or Bloomberg rating, we will consider a tenant to be “investment grade” if it has received a rating of 1 or 2 by the National Association of Insurance Commissioners (“NAIC”) on a debt private placement or is a wholly owned subsidiary of a parent company, constituting a majority of the parent company’s assets, and the parent company has a debt rating by Moody’ s of Baa3 or better or a credit rating by Standard & Poor’s or Fitch of BBB- or better or credit rating by Bloomberg of B3L or better. NAIC 1 is assigned to obligations exhibiting the highest quality. Credit risk is at its lowest and the issuer’s credit profile is stable. NAIC 2 is assigned to obligations of high quality. Credit risk is low but may increase in the intermediate future and the issuer’s credit profile is reasonably stable. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of investment grade tenants in the future.

The following information supplements the section of the Prospectus entitled “Investment Objectives and Policies — Section 1031 Exchange Program” on page 102 of the Prospectus.

To date, cash payments of $15.1 million have been accepted by the Operating Partnership.

The following information is to be added as a new paragraph in the section of the Prospectus entitled “Investment Objective and Policies” on page 85 of the Prospectus.

Insurance Policies

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors — General Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.

The following information supplements the section of the Prospectus entitled “Investment Objectives and Policies — Real Property Investments” on pages 105 – 136 of the Prospectus.

The REIT has acquired the following real estate investments through April 15, 2011:

Auto Retail

•	1 Advanced Auto location located in Plainfield, MI on December 30, 2009 (“Advanced Auto”);
•	3 build-to-suit retail auto parts stores for Advance Auto Parts, Inc. located in Harvest, AL, Vicksburg, MS and Crystal Springs, MS on June 4, 2010 (“Advance Auto II”);
•	3 build-to-suit retail auto parts stores for Advance Auto Parts, Inc. located in Lafayette, LA, Slidell, LA and West Monroe, LA, on July 28, 2010 (“Advance Auto III”);

•	1 freestanding fee simple store for O’Reilly Automotive, Inc. located in Joliet, IL on September 14, 2010 (“O’Reilly Auto”);
•	4 free standing properties for AutoZone Inc. located in San Juan, PR, Guayama, PR, Ponce, PR and Humacoa, PR on September 30, 2010 (“AutoZone”);
•	1 build-to-suit freestanding fee simple auto parts stores for Advance Auto Parts, Inc. located in Dunkirk, NY, on November 1, 2010 (“Advance Auto IV”); and
•	1 freestanding fee simple store for O’Reilly Automotive, Inc. located in Waterford, Michigan on April 15, 2011 (“O’Reilly II”).

Auto Services

•	6 recently constructed Bridgestone Firestone retail stores from a developer in various locations in OK and FL on various closings in December 2009 (5 locations) and January 2010 (1 location) (“BSFS”); and
•	12 recently constructed Bridgestone Firestone auto-centers from Mays Development Company located in Albuquerque, NM, Rockwell, TX Weatherford, TX, League City, TX, Crowley, TX, Allen, TX Pearland, TX, Austin, TX, Grand Junction, CO, Benton, AR, Wichita, KS and Baton Rouge, LA on February 26, 2010 (2 locations), March 15, 2010 (4 locations) and March 31, 2010 (6 locations) (“BSFS II”).

Distribution

•	1 build-to-suit warehouse facility for Reckitt Benckiser located in Tooele, UT, near Salt Lake City on February 16, 2010 (“Reckitt Benckiser”).

Freight

•	1 FedEx Cross-Dock facility in Snowshoe, PA as its initial investment on March 5, 2008 (“FedEx”);
•	1 FedEx Freight Facility located in Houston, TX on July 8, 2009 (“Fed Ex II”);
•	1 FedEx Freight West Facility located in West Sacramento, CA on April 30, 2010 (“FedEx III”);
•	1 free standing FedEx distribution facility located in Sioux Falls, SD on September 23, 2010 (“FedEx IV”);
•	1 build-to-suit freestanding FedEx Ground distribution facility located in Grand Forks, ND on November 22, 2010 (“FedEx V”);
•	1 build-to-suit, freestanding fee simple FedEx Freight distribution facility located in Louisville, KY on December 8, 2010 (“FedEx VI”);
•	1 build-to-suit, freestanding fee simple FedEx Freight distribution facility located in Springfield, MO on December 10, 2010 (“FedEx VII”);
•	4 build-to-suit, freestanding fee simple FedEx Ground distribution facilities located in Dodge City, KS, St. Cloud, MN, Beckley, WV and Hays, KS on December 16, 2010 (“FedEx VIII”);
•	1 build-to-suit, freestanding FedEx Ground distribution facility located in Lincoln, NE on December 23, 2010 (“FedEx IX”); and
•	1 build-to-suit, freestanding FedEx Ground distribution facility located in Ann Arbor, MI on March 30, 2011 (“FedEx X”).

Healthcare

•	2 Fresenius Medical Care Distribution Facilities located in Apple Valley, CA and Shasta Lake, CA from the developer on January 29, 2010 (“Fresenius”);
•	3 freestanding, fee simple Saint Joseph’s Mercy Medical medical office properties located in Hot Springs, AR on October 26, 2010 (“Saint Joseph’s Mercy Medical”);

•	1 free standing, fee simple DaVita Dialysis Center in Lincoln, NE on December 29, 2010 (“DaVita Dialysis”);
•	2 free standing, fee simple DaVita Dialysis Centers in Abbeville, SC and Shreveport, LA on February 3, 2011, 1 free standing, fee simple DaVita Dialysis Center in Okmulgee, OK on February 24, 2011 and 1 free standing DaVita Dialysis Center in Enterprise, Alabama on March 31, 2011 (“DaVita Dialysis II”);
•	1 fee simple free standing property and 1 leasehold property for Express Scripts, Inc., in St. Louis, Missouri on March 3, 2011; and
•	1 free standing, fee simple DaVita Dialysis Center in Wilmington, North Carolina on March 4, 2011 (“DaVita Dialysis III”).

Home Maintenance

•	a leasehold interest in a build-to-suit Home Depot Distribution Facility from the developer, located in Topeka, KS on December 11, 2009 (“Home Depot”);
•	1 land parcel with ground lease to Home Depot located in Austell, TX, on September 10, 2010 (“CSAA/Home Depot”); and
•	1 parcel of land which contains a freestanding fee simple home improvement store for Lowe’s located in Knoxville, TN on January 7, 2011 (“Lowe’s”).

Pharmacy

•	6 Rite Aid properties in various locations in PA and OH from affiliated parties on September 29, 2008 (“Rite Aid”);
•	a Walgreens location located in Sealy, TX on July 17, 2009 (“Walgreens”);
•	10 newly-constructed retail stores from CVS Caremark (“CVS”) located in 9 states — IL, SC, TX, GA, MI, NY, AZ, NC and CA on September 18, 2009 and 1 land parcel and ground lease to CVS located in Chicago, IL on September 24, 2010 (“CVS”);
•	15 newly-constructed retail stores from CVS located in 11 states — AL, AZ, CA, FL, GA, IN, MA, MN, MO, NC and NV on November 19, 2009 (“CVS II”);
•	1 build-to-suit freestanding pharmacy for Walgreen Co. located in Byram, MS on May 17, 2010 (“Walgreens II”);
•	1 build-to-suit freestanding pharmacy for Walgreen Co. located in LeRoy, NY on June 30, 2010 (“Walgreens III”);
•	1 build-to-suit freestanding fee simple retail store for CVS Pharmacy located in Decatur, GA on August 6, 2010 (“CSAA/CVS”);
•	5 build-to-suit freestanding fee simple pharmacies for Walgreen Co. located in Austin, TX, Chelsea, AL, Joliet, IL, Marysville, OH and Upper Arlington, OH on August 6, 2010 (“CSAA/Walgreens”);
•	1 build to suite freestanding fee simple property for Walgreen Co. located in Grand Rapids, MN on September 15, 2010 (“Walgreens IV”);
•	1 build to suite freestanding fee simple property for Walgreen Co. located in Mount Pleasant, MI on September 16, 2010 (“Walgreens V”);
•	7 build-to-suit, freestanding fee-simple Walgreens pharmacies located in Louisville, KY (3 properties). Huntington, WV, Mayfield, KY, Princeton, IN and Radcliffe, KY on December 3, 2010 (“Walgreens VI”);
•	1 freestanding, leasehold Walgreens pharmacy located in Conway, SC on December 23, 2010 (“Walgreens VII”);

•	9 free standing, fee simple pharmacies for Walgreens at various locations in NY on January 31, 2011 (“Walgreens/Tim Hortons”);
•	1 freestanding, fee simple Walgreens pharmacy located in Martinsville, VA on February 28, 2011 (“Walgreens VIII”);
•	1 build-to-suit free standing, fee simple retail store for CVS Pharmacy located in King George, VA on February 7, 2011 (“CVS III”);
•	1 free standing fee simple CVS pharmacy in Charlotte, MI on March 24, 2011 (“CVS IV”);
•	2 freestanding, fee simple Walgreens pharmacies located in Mansfield, Ohio and Ottumwa, Iowa on March 25, 2011 (“Walgreens X”); and
•	1 build-to-suit, free standing fee simple CVS pharmacy located in Stony Point, New York on March 25, 2011 (“CVS V”).

Restaurant

•	5 recently constructed restaurants from Jack In the Box, Inc. located in Desloge, MO, The Dalles, OR, Vancouver, WA, Corpus Christi, TX and Houston, TX on February 24, 2010 (4 locations) and April 22, 2010 (1 location) (“Jack in the Box”);
•	1 build-to-suit freestanding restaurant for International House of Pancakes located in Hilton Head, SC on May 21, 2010 (“IHOP”);
•	1 build-to-suit freestanding restaurant for International House of Pancakes located in Buford, GA on June 25, 2010 (“IHOP II”);
•	1 build-to-suit freestanding restaurant for International House of Pancakes located in Cincinnati, OH on June 29, 2010 (“IHOP III”);
•	6 restaurants from Jack In the Box, Inc. located in S. Houston, TX, Victoria, TX, Beaumont, TX, Ferris, TX and Forney, TX on June 30, 2010 (“Jack in the Box II”);
•	19 build-to-suit freestanding restaurants for International House of Pancakes located in Rochester, NY, Roanoke, VA, Charlottesville, VA, Shawnee, KS, Alexandria, LA, Albuquerque, NM, Springfield, MT, Baton Rouge, LA, La Verne, CA, Memphis, TN (2 properties), El Paso, TX, Centerville, UT, Beaverton, OR, Salem, OR, Parker, CO, Sugar Land, TX and El Paso, TX (2 Properties) and Topeka, KS on September 2, 2010 (14 properties) and September 3, 2010 (4 Properties) and September 8, 2010 (1 property) (“IHOP IV”); and
•	14 build-to-suit free standing restaurants for Bojangles Restaurants, Inc. located in Alabama, Georgia, North Carolina and South Carolina on March 31, 2011.

Retail Banking

•	15 First Niagara (formerly Harleysville National Bank and Trust Company) bank branch properties in various PA locations on March 12, 2008 (“First Niagara”);
•	18 Rockland Trust Company bank branch properties in various MA locations on May 2, 2008 (“Rockland Trust”);
•	2 PNC Bank (formerly National City Bank branches) in FL from affiliated parties on September 16, 2008 and October 23, 2008 (“PNC Bank”);
•	50 PNC Bank, National Association bank branches in various locations in PA, NJ and OH on November 25, 2008 (“PNC”);
•	2 land parcels with ground leases to Fifth Third Bank located in Montgomery, IL and Schaumburg, IL on August 6, 2010 (“CSAA/Fifth Third Bank”);
•	2 land parcels with ground leases to Chase Manhattan Bank located in Carpentersville, IL and Northlake, IL on August 27, 2010 (“CSAA/Chase Bank”);

•	1 freestanding, fee simple BB&T bank in Ft. Myers, FL on December 22, 2010 (“BB&T”);
•	2 Citizens Bank bank branch properties in Stickney and Oaklawn, IL on January 26, 2011 (“Citizens”); and
•	1 freestanding, fee simple Provident Bank located in Stony Point, New York on March 25, 2011 (“Provident Bank”).

Specialty Retail

•	3 build-to-suit properties from Jared the Galleria of Jewelry located in Amherst, NY, Lake Grove, NY and Watchung, NJ on May 6, 2010 (“Jared Jewelry”);
•	1 build-to-suite property from Jared the Galleria of Jewelry located in Plymouth, MA on June 29, 2010 (“Jared Jewelry II”);
•	4 build-to-suit freestanding retail properties for Tractor Supply located in DuBois, PA (on July 1, 2010), in Mansfield, PA and Elizabethville, PA (on August 12, 2010) and Lewisburg, WV (on August 27, 2010) (“Tractor Supply”);
•	2 free standing distribution facilities for Brown Shoe Company, Inc. in Lebec, CA and Payless Shoe Source in Brookville, OH on October 19, 2010 (“Brown Shoe/Payless”);
•	1 build-to-suit, freestanding fee simple Tractor Supply Company located in Mansura, LA on November 15, 2010, 1 build-to-suit, free standing fee simple Tractor Supply store located in Demopolis, Alabama on March 25, 2011 and 1 build-to-suit, free standing fee simple Tractor Supply store located in New Boston, Texas on March 24, 2011 (“Tractor Supply II”); and
•	1 build-to-suit, freestanding fee simple Tractor Supply store located in Sonora, CA on December 23, 2010 (“Tractor Supply III”).

Manufacturing

•	1 free standing, fee simple Coats & Clark distribution facility in Albany, GA on February 18, 2011 (“Coats & Clark”);
•	1 fee simple design and logistics facility for Texas Instruments, Inc. in Tucson, Arizona on March 16, 2011 (“Texas Instruments”); and
•	1 fee simple 3M Distribution Facility in DeKalb, Illinois on March 31, 2011 (“3M”).

Discount Retail

•	1 build-to-suit freestanding retail property for Dollar General located in Jacksonville, FL on July 15, 2010 (“Dollar General”);
•	1 build-to-suit, freestanding, fee-simple Dollar General property located in Hilliard, FL on December 9, 2010 (“Dollar General II”);
•	3 build-to-suit, freestanding fee-simple Dollar General properties located in Gillespie, IL, Marseilles, IL and Mt. Zion, IL on December 23, 2010 (“Dollar General III”); and
•	1 build-to-suit, freestanding fee simple Dollar General property located in San Mateo, FL on December 30, 2010 (“Dollar General IV”);
•	6 freestanding fee simple Dollar General properties located in Michigan on March 4, 2011 and March 23, 2011 (“Dollar General V”);

1 freestanding, fee simple Wal-Mart store in Blytheville, Arkansas (“Wal-Mart”) and 1 freestanding, fee simple Kohl’s store in Georgetown, Kentucky on March 7, 2011 (“Kohl’s”);

•	1 freestanding, fee simple Sam’s Club retail warehouse store in Augusta, Georgia on March 21, 2011 (“Sam’s Club”); and

•	1 build-to-suit, freestanding fee simple Dollar General property located in Florien, Louisiana and 1 build-to suit, free standing, fee simple Dollar General property located in Port Vincent, Louisiana on April 1, 2011 (“Dollar General VI”).

Supermarket

•	1 freestanding supermarket for Super Stop and Shop located in Nanuet, NY on June 4, 2010 (“Super Stop and Shop”);
•	1 build to suit, free standing, fee simple Dillon grocery store in Lawrence, KS on January 31, 2011 (“Dillons”); and
•	1 freestanding, fee simple Dillons grocery in Wichita, Kansas on March 31, 2011 (“Dillons II”).

Gas/Convenience

•	14 fee simple properties for Kum & Go, L.C. located in Springfield, MO (8 properties), Hollister, MO, Bolivar, MO (2 properties), Waynesville, MO, Fair Grove, MO, Monet, MO, on September 16, 2010 (13 properties) and September 20, 2010 (1 property) (“Kum & Go”);
•	2 freestanding fee simple properties for Kum & Go, L.C. in Adair, IA and Neola, IA on November 5, 2010 (“Kum & Go II”);
•	1 free standing, fee simple QuikTrip gas station and convenience store in Decatur, GA on January 28, 2011; and
•	2 free standing, fee simple Wawa gas and convenience stores in Yorktown, VA and Allentown, PA on January 31, 2011 (“Wawa”).

Financial Services

•	1 freestanding, fee simple office building leased to Automated Trading Desk, LLC, a wholly-owned subsidiary of Citigroup, Inc., in Mount Pleasant, SC on February 18, 2011 (“Citigroup”).

O’Reilly Auto Parts Portfolio

On April 15, 2011, we acquired a fee simple O’Reilly Automotive retail store in Waterford, Michigan for a purchase price of $1.9 Million. The tenant of the property is O’Reilly Automotive, Inc. The property contains approximately 8,400 square feet of gross leasable area.

The original lease term is 15 years with 11.8 years currently remaining. The lease contains two renewal options of five years each and contains rental escalations of 10% every five years. The lease is triple-net whereby O’Reilly’s is responsible to pay substantially all operating expenses, including all costs to maintain roof and structure of the building in addition to base rent. The initial annual base rent is approximately $149,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

The preceding acquisition increases the size of our O’Reilly Automotive portfolio to 2 properties.

O’Reilly Automotive, Inc. (NASDAQ: ORLY) operates as a specialty retailer of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States. Its stores offer new and remanufactured automotive hard parts, including alternators, starters, fuel pumps, water pumps, brake system components, batteries, belts, hoses, chassis parts, and engine parts. The company’s stores sell a selection of brand name and private label products for domestic and imported automobiles, vans, and trucks to do-it-yourself customers and professional installers. The company operates 3,469 stores in 38 states. The company was founded in 1957, and is headquartered in Springfield, Missouri.

Advance Auto Portfolio

On November 1, 2010, we acquired a build-to-suit, freestanding fee simple Advance Auto Parts store in Dunkirk, New York (“Advance Auto IV”) for a purchase price of $1.3 million. The tenant of the property is Advance Stores Co., Inc. (“Advance Auto”), a wholly-owned subsidiary of Advance Auto Parts, Inc. The property contains 6,124 square feet of gross leasable area. This acquisition increases the size of our Advance Auto portfolio to 8 properties.

The property has an original lease term of 15 years, with 14.8 years currently remaining. The lease does not contain rent escalations during the primary term. The lease provides for three renewal options of five years each with 5% rental increases for each renewal. The lease is double net whereby the landlord is responsible for maintaining the roof and structure of the building and Advance Auto is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease term is approximately $106,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

Advance Auto Parts, Inc. (NYSE: AAP) operates as a retailer of automotive aftermarket parts, accessories, batteries, and maintenance items. The company’s operations are divided into two segments:

Advance Auto Parts (AAP) and Autopart International (AI). The AAP segment operates stores which primarily offer auto parts, including, among other items, alternators, batteries, clutches, engines and engine parts, radiators, starters, and transmissions. The AI segment operates stores that provide replacement parts for domestic and imported cars and light trucks in northeast and Mid-Atlantic regions. The company was founded in 1929 and is based in Roanoke, Virginia.

Kum & Go Portfolio

On November 5, 2010, we acquired two freestanding fee simple properties for Kum & Go, L.C. (“Kum & Go II”) in Adair, Iowa and Neola, Iowa for an aggregate purchase price of $3.0 million. The tenant of the properties is Kum & Go. The properties contain 8,008 square feet of gross leasable area. This acquisition increases the size of our Kum & Go portfolio to 16 properties.

Each lease term at commencement is 20 years, with 19.9 years currently remaining. The leases contain contractual rental escalations of 7.5% every five years. The leases are triple net whereby Kum & Go is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The total annual rent for the initial lease terms is approximately $275,000.

We funded the acquisition of the properties with proceeds from the sale of our common stock.

Kum & Go is a privately-owned convenience store and gas station chain located in the Midwestern United States. The company was founded in 1959 and is headquartered in West Des Moines, Iowa. It operates stores in Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oklahoma, South Dakota, Colorado, Arkansas, Wyoming, and Wisconsin.

Tractor Supply Portfolio

On November 15, 2010, we acquired a build-to-suit, freestanding fee simple Tractor Supply Company (“Tractor Supply II”) store in Mansura, Louisiana for an aggregate purchase price of $2.4 million. The tenant of the property is Tractor Supply. The property contains 19,174 square feet of gross leasable area.

We acquired two freestanding, build-to-suit Tractor Supply Company stores in New Boston, Texas and Demopolis, Alabama on March 24 and March 25, 2011, respectively, for an aggregate purchase price of $5.1 million. The tenant of the properties is Tractor Supply. The properties contain 38,194 square feet of gross leasable area.

The lease terms at commencement are 15 years with an average of 14.9 years currently remaining. The leases contain contractual rent escalations of 10% every five years and four renewal options of five years each. The leases are double net whereby the landlord is responsible for maintaining the roof and structure of the building and Tractor Supply is required to pay substantially all other operating expenses, in addition to base rent. The average annual rent for the initial lease terms is approximately $463,000.

We funded the acquisitions of the properties with proceeds from the sale of our common stock.

The lease term at commencement is 15 years, with 14.8 years currently remaining. The lease contains contractual rental escalations of 10% every five years. The lease is double net whereby the landlord is responsible for maintaining the roof and structure of the building, and Tractor Supply is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease term is approximately $680,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On December 23, 2010, we acquired a build-to-suit, freestanding fee simple Tractor Supply store (“Tractor Supply III”) in Sonora, California for an aggregate purchase price of $4.9 million. The tenant of the property is Tractor Supply. The property contains 18,860 square feet of gross leasable area.

The lease term at commencement is 15 years, with 14.3 years currently remaining. The lease contains contractual rental escalations of 10% every five years. The lease is double net whereby the landlord is responsible for maintaining the roof and structure of the building, and Tractor Supply is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease term is approximately $428,000.

We funded the acquisition of the property with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms that we believe are favorable or at all.

The preceding acquisitions increase the size of our Tractor Supply portfolio to 8 properties.

Tractor Supply Company (NASDAQ: “TSCO”) operates retail farm and ranch stores in the U.S. The company’s stores offer a selection of merchandise, including, among other items, equine, pet, and animal products, lawn and garden power equipment, truck, towing and tool products and maintenance products for agricultural and rural use. The company operates its retail stores under the Tractor Supply Company and Del’s Farm Supply names. It also operates a Web site under the name TractorSupply.com.

Fed Ex Portfolio

On November 22, 2010, we acquired a build-to-suit, freestanding FedEx Ground distribution facility (“FedEx V”) in Grand Forks, North Dakota for a purchase price of $2.9 million. The tenant of the property is FedEx Ground Package System, Inc. (“FedEx Ground”), a wholly owned subsidiary of FedEx Corporation. The property contains 29,410 square feet of gross leasable area.

The original lease term at commencement was 14 years, with 9.7 years currently remaining. The lease contains a contractual rental escalation of 5% in the beginning of the sixth lease year. The lease is double net whereby the landlord is responsible for the roof and structure of the building, and FedEx Ground is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease term is approximately $226,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On December 8, 2010, we acquired a build-to-suit, freestanding fee simple FedEx Freight distribution facility (“FedEx VI”) in Louisville, Kentucky for a purchase price of $29.1 million. The tenant of the property is FedEx Freight East, Inc. (“FedEx Freight”), a wholly-owned subsidiary of FedEx Corporation. The property contains 150,424 square feet of gross leasable area.

The original lease term at commencement was 15 years with 13.0 years currently remaining. The lease contains 1.5% annual rental escalations after December 1, 2013. The lease contains two renewal options of five years each. The lease is double net whereby the landlord is responsible for the roof and structure of the building, and FedEx Freight is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease term is $2.6 million. FedEx Corporation has guaranteed FedEx Freight’s obligations under the lease.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On December 10, 2010, we acquired a build-to-suit, freestanding fee simple FedEx Freight distribution facility (“FedEx VII”) in Springfield, Missouri for a purchase price of $19.1 million. The tenant of the property is FedEx Freight. The property contains 101,350 square feet of gross leasable area.

The original lease term at commencement was 15 years with 13.6 years currently remaining. The lease does not contain rental escalations during the initial term. The lease contains two renewal options of five years each. The lease is double net whereby landlord is responsible for the roof and structure of the building, and

FedEx Freight is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease term is $1.4 million. FedEx Corporation has guaranteed FedEx Freight’s obligations under the lease.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On December 16, 2010, we acquired four build-to-suit, freestanding fee simple FedEx Ground distribution facilities (“FedEx VIII”) for an aggregate purchase price of $11.1 million. The tenant of the properties is FedEx Ground. The properties contain 116,689 square feet of gross leasable area. Set forth below are the locations for each of the properties:

Dodge City, Kansas
St. Cloud, Minnesota
Beckley, West Virginia
Hays, Kansas

The original lease terms at commencement were 10 years, with an average of 7.7 years currently remaining. The leases do not contain rental escalations during the primary terms. The leases are double net whereby the landlord is responsible for the roof and structure of the building, and FedEx Ground is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease terms is approximately $893,000.

We funded the acquisition of the properties with proceeds from the sale of our common stock.

On December 23, 2010, we acquired a build-to-suit, freestanding FedEx Ground distribution facility (“FedEx IX”) in Lincoln, Nebraska for a purchase price of $6.1 million. The tenant of the property is FedEx Ground. The property contains 64,556 square feet of gross leasable area.

The original lease term at commencement was 10 years, with 9.4 years currently remaining. The lease contains a contractual rental escalation of 5% in year six. The lease is double net whereby the landlord is responsible for the roof and structure of the building, and FedEx Ground is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease term is approximately $498,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On March 30, 2011, we acquired a leasehold interest in a FedEx Ground Package System distribution facility in Ann Arbor, Michigan for a purchase price of $9.1 million. The distribution facility is freestanding and build-to-suit. The tenant of the properties is FedEx Ground Package System, Inc. (“FedEx X”), which is a wholly owned subsidiary of the FedEx Corporation. FedEx Corporation has guaranteed the obligations of FedEx X under the leases. The distribution facility contains an aggregate of 105,109 square feet of gross leasable area.

The lease has an initial term of 10 years, with 7.6 years remaining. The lease does not contain contractual rental escalations. The lease is double net whereby the landlord is responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. The lease for the facility contains two renewal options of five years each. The average annual rent for the initial term of the leases is approximately $750,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

The preceding acquisition increases the size of our FedEx portfolio to 13 properties.

FedEx Corporation (NYSE: “FDX”) is a holding company providing transportation, e-commerce and business services. The company operates in four segments: FedEx Express, FedEx Ground, FedEx Freight, and FedEx Kinko’s. The FedEx Express segment offers shipping services for the delivery of packages and freight. The FedEx Ground segment provides business and residential ground package delivery services. The FedEx Freight segment offers regional next-day and second-day freight services, as well as long-haul freight services. The FedEx Kinko’s segment provides document services, such as printing, copying, and binding and business services, such as high-speed Internet access, computer rental and videoconferencing. FedEx Corporation, formerly known as FDX Corporation, was founded in 1971 and is headquartered in Memphis, Tennessee.

FedEx Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corporation are taken from such filings:

	Nine Months Ended February 28, 2011 (Unaudited)	Year Ended
(Amounts in Millions)		May 31, 2010 (Audited)	May 31, 2009 (Audited)	May 31, 2008 (Audited)
Statement of Operations
Revenues	$28,752	$34,734	$35,497	$37,953
Operating income	1,490	1,198	747	2,075
Net income	894	1,184	98	1,125

	February 28, 2011 (Unaudited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)	May 31, 2008 (Audited)
Condensed Consolidated Balance Sheets
Total assets	$26,202	$24,902	$24,244	$25,633
Long-term debt	1,667	1,668	1,930	1,506
Total common stockholders investment	14,880	13,811	13,626	14,526

Walgreens Portfolio

On December 3, 2010, we acquired seven build-to-suit, freestanding fee-simple Walgreens Pharmacies (“Walgreens VI”) for an aggregate purchase price of $40.7 million. The tenant of the properties is Walgreen Co. (“Walgreens”). The properties contain a total of 102,930 square feet of gross leasable area. Set forth below are the locations for each of the properties:

Louisville, Kentucky (3 properties)
Huntington, West Virginia
Mayfield, Kentucky
Princeton, Indiana
Radcliff, Kentucky

The original lease terms at commencement were 25 years with an average of 23.4 years currently remaining. The leases do not contain rent escalations during the primary term, consistent with all newer Walgreens leases. The leases are triple net whereby Walgreens is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The total annual rent for the initial lease terms is $2.8 million.

We funded the acquisition of the property with proceeds from the sale of our common stock. We financed the acquisition post-closing with a loan from Ladder Capital secured by a mortgage on the properties. The following table outlines the loan terms of the debt financing:

Mortgage Debt Amount	Rate	Maturity Date
$22,900,000	5.78%	February 2016

On December 23, 2010, we acquired a freestanding, leasehold Walgreens Pharmacy (“Walgreens VII”) in Conway, South Carolina for a purchase price of $3.0 million. The tenant of the properties is Walgreen Co. (“Walgreens”). The property contains a total of 14,490 square feet of gross leasable area.

The original lease term at commencement was 20 years with 12.3 years currently remaining. The lease does not contain rent escalations during the primary term, consistent with all newer Walgreens leases. The lease is triple net whereby Walgreens is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The total annual rent for the initial lease term is approximately $261,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On January 31, 2011, we acquired nine freestanding fee simple Walgreens pharmacies (“Walgreens/Tim Hortons”) for a purchase price of $54.6 million. The tenant of the properties is Walgreen Eastern Co., Inc., or Walgreens. Walgreen Co. has guaranteed Walgreen’s obligations under the leases. The properties contain 122,963 aggregate square feet of gross leasable area. Set forth below are the locations and ownership of each of the properties:

Address	City	State	Ownership
9050 Erie Road	Angola	NY	Fee Simple
301 Genesee Street	Auburn	NY	Fee Simple
Mt Read & Maiden Lane	Greece	NY	Fee Simple
Long Pond & Ridge Road	Greece	NY	Leasehold
East Ridge Road & Hudson Avenue	Irondequoit	NY	Fee Simple
Union Road & Michael Road	Orchard Park	NY	Fee Simple
226 Liberty Street	Penn Yan	NY	Fee Simple
Broad Street & Cornelia Street	Plattsburgh	NY	Fee Simple
2329 James Street	Syracuse	NY	Fee Simple

The original lease terms at commencement were 25 years with an average of 23.9 years remaining. Eight of the leases do not contain contractual rental escalations. One of the leases contains a contractual rental escalation of 10% in year 10 and year 25. The leases are triple net whereby Walgreens is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is $3.8 million.

We funded the acquisition of the properties with $45.2 million of proceeds from the sale of our common stock and the assumption of the outstanding debt balance of $9.4 million. The in-place debt is secured by the properties located in Irondequoit, New York and Penn Yan, New York, has a 5.9% interest rate, 25 year amortization and matures on January 1, 2015.

On February 28, 2011, we acquired a freestanding, fee simple Walgreens pharmacy in Martinsville, Virginia for a purchase price of $5.5 million. The tenant of the property is Walgreens. Walgreen Co. has guaranteed Walgreen’s obligations under the leases. The property contains 13,650 square feet of gross leasable area.

The original lease term was 25 years with approximately 22.7 years currently remaining. The lease has no rental escalations. The lease is triple net whereby Walgreens is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is approximately $401,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On March 25, 2011, we acquired two freestanding, fee simple Walgreens pharmacies in Mansfield, Ohio and Ottumwa, Iowa for a purchase price of $9.0 million (“Walgreens X”). The tenant of each of the properties is Walgreen Co. The Mansfield property contains an aggregate of 13,566 square feet of gross leasable area. The Iowa property contains an aggregate of 14,194 square feet of gross leasable area.

The original lease terms are 25 years with an average of 19.3 years currently remaining. There leases do not contain contractual rent escalations. The leases are triple net whereby Walgreens is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The leases contain ten renewal options of five years each. The average annual base rent for the initial term is approximately $ 671,000.

We funded the acquisitions of the properties with proceeds from the sale of our common stock.

The preceding acquisitions increase the size of our Walgreens portfolio to 30 properties.

Walgreen Co. (NYSE: WAG) operates a chain of drugstores in the United States. The drugstores sell prescription and non prescription drugs, and general merchandise. Its general merchandise includes household items, personal care, convenience foods, beauty care, photofinishing, candy, and seasonal items. The company provides its services through drugstore counters, as well as through mail, telephone, and the Internet.

Walgreens currently files its financial statements in reports filed with the SEC and the following summary financial data regarding Walgreens are taken from such filings:

	Six Months Ended February 28, 2011 (Unaudited)	Year End
(Amounts in millions)		August 31, 2010 (Audited)	August 31, 2009 (Audited)	August 31, 2008 (Audited)
Statement of Operations
Total Revenue	$35,846	$67,420	$63,335	$59,034
Net Income	1,319	2,091	2,006	2,517

	February 28, 2011 (Audited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)	August 31, 2008 (Audited)
Condensed Consolidated Balance Sheets
Cash and Equivalents	$2,243	$1,880	$2,087	$443
Total Assets	26,878	26,275	25,142	22,410
Long Term Debt	2,380	2,389	2,336	1,337
Total Liabilities	12,197	11,875	10,766	9,541
Total Stockholder Equity	14,681	14,400	14,376	12,869

Dollar General Portfolio

On December 9, 2010, we acquired a build-to-suit, freestanding, fee-simple Dollar General property (“Dollar General II”) in Hilliard, Florida for a purchase price of approximately $1.3 million. The tenant of the property is Dolgencorp, LLC (“Dollar General”). The property contains 9,100 square feet of gross leasable area. Dollar General is the wholly-owned subsidiary of Dollar General Corporation. Dollar General Corporation has guaranteed Dollar General’s obligations under the lease.

The original lease term at commencement was 15 years with 14.5 years currently remaining. The lease does not contain rent escalations during the primary term. The lease provides four renewal options of five years each. The lease is triple net whereby Dollar General is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The total annual rent for the initial lease term is approximately $115,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On December 23, 2010, we acquired three build-to-suit, freestanding fee-simple Dollar General properties (“Dollar General III”) for an aggregate purchase price of $2.9 million. The tenant of the properties is Dollar General. The properties contain a total of 27,128 square feet of gross leasable area. Set forth below are the locations for each of the properties:

Gillespie, Illinois
Marseilles, Illinois
Mt. Zion, Illinois

The original lease terms at commencement were 15 years with an average of 14.8 years currently remaining. The leases contain rent escalations of 3% in year eleven. The leases provide four renewal options of five years each. The leases for the Gillespie and Marseilles properties are triple net whereby Dollar General is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The lease for the Mt. Zion property is double net whereby the landlord is responsible for the roof and structure of the building, and Dollar General is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease terms is approximately $252,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On December 30, 2010, we acquired a build-to-suit, freestanding fee simple Dollar General property (“Dollar General IV”) in San Mateo, Florida for a purchase price of approximately $1.3 million. The tenant of the property is Dollar General. The property contains 9,014 square feet of gross leasable area. Dollar General Corporation has guaranteed Dollar General’s obligations under the lease.

The original lease term at commencement was 15 years with 14.5 years currently remaining. The lease does not contain rent escalations during the primary term. The lease provides four renewal options of five years each. The lease is triple net whereby Dollar General is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The total annual rent for the initial lease term is approximately $111,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On March 4, 2011 and March 23, 2011, we acquired six freestanding fee simple Dollar General stores located in Michigan for a purchase price of $5.2 million (“Dollar General V”). The tenant of the property is Dolgencorp, LLC, or Dollar General. Dollar General is the wholly-owned subsidiary of Dollar General Corporation.

Set forth below are the locations square feet of gross leasable area for each property:

Location	Square Feet of Gross Leasable Area
Wellston, Michigan	9,233
Alanson, Michigan	9,238
Spring Arbor, Michigan	9,107
Buckley, Michigan	9,232
Copemish, Michigan	9,317
North Muskegon, Michigan	9,236

The original lease term for each of the properties is 15 years with an average of approximately 14.8 years currently remaining. The leases contain contractual rental escalations of 3% in year 10 and provide for five renewal options of five years each. The leases are triple net whereby Dollar General is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent is approximately $459,000.

We funded the acquisition of the properties with proceeds from the sale of our common stock.

On April 1, 2011, we acquired a build-to-suit, freestanding fee simple Dollar General property in Florien, Louisiana for a purchase price of $0.8 million and another build-to-suit, free standing fee simple Dollar General property in Port Vincent, Louisiana for a purchase price of $1.1 million (“Dollar General VI”). The tenant of the properties is Dollar General. The properties contain an aggregate of 18,214 square feet of gross leasable area. Dollar General Corporation has guaranteed Dollar General’s obligations under the leases.

The original lease terms are 15 years and commenced in March 2011. Each of the leases contain three renewal options of five years each and are triple net whereby Dollar General is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial lease term is approximately $175,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

The preceding acquisitions increase the size of our Dollar General portfolio to 14 properties.

Dollar General (NYSE: DG) is a discount retailer, offering consumable basic items such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items. Dollar General Corporation was founded in 1939 and is based in Goodlettsville, Tennessee.

BB&T Property

On December 22, 2010, we acquired a freestanding, fee simple BB&T bank in Ft. Myers, Florida for a purchase price of $3.9 million. The tenant of the property is Branch Banking and Trust Company (“BB&T”), a subsidiary of BB&T Corporation. The property contains 3,635 square feet of gross leasable area.

The original lease term at commencement was 15 years with 9.0 years currently remaining. The lease contains annual rent escalations of 3%. The lease provides one five year renewal option and two ten year renewal options. The lease is triple net whereby BB&T is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The total annual rent for the initial lease term is approximately $298,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

BB&T Corporation is a financial holding company. As of September 30, 2010, its subsidiaries operate over 1,800 financial centers in twelve states and the District of Columbia, and have more than 30,000 employees. BB&T is headquartered in Winston-Salem, North Carolina.

DaVita Dialysis Property

On December 29, 2010, we acquired one freestanding, fee simple DaVita Dialysis Center (“DaVita Dialysis”) in Lincoln, Nebraska for a purchase price of $2.9 million. The tenant of the property is. Renal Treatment Centers — Illinois, Inc. (“Renal Treatment Centers”). The property contains 13,000 square feet of gross leasable area. DaVita, Inc. has guaranteed Renal Treatment Center’s obligations under the lease.

The original lease term at commencement was 15 years with 7.5 years remaining. The lease contains annual rent escalations of 2% during the primary lease term. The lease provides two renewal options of five years each. The lease is triple net whereby Renal Treatment Centers is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The total annual rent for the initial lease term is approximately $251,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On February 3, 2011, we acquired two freestanding, fee simple DaVita Dialysis Centers in Abbeville, South Carolina and Shreveport, Louisiana and we also acquired a free standing, fee simple DaVita DialysisCenter in Okmulgee, Oklahoma on February 24, 2011 (“DaVita Dialysis II”) for a total purchase price of $5.5 million. The tenant of the properties is Total Renal Care, Inc. DaVita, Inc. has guaranteed the obligations of Total Renal Care, Inc. under the leases. The properties contain an aggregate 16,354 square feet of gross leasable area.

The original lease terms at commencement were 12 years, with an average of 10.9 years currently remaining. The leases contains annual rent escalations of 2% during the primary lease term and provide for two renewal options of five years each. The leases are triple net whereby DaVita, Inc. is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is approximately $491,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On March 4, 2011 we acquired one freestanding, fee simple DaVita Dialysis Center in Wilmington, North Carolina for a purchase price of $6.6 million (“DaVita Dialysis III”). The tenant of the property is DaVita, Inc. The property contains an aggregate of 18,185 square feet of gross leasable area.

The original lease term for the property is 15 years with an average of approximately 12.2 years currently remaining. The lease contains annual rent escalations based on the Consumer Price Index capped at 1.50% during the primary term. The lease provides for four renewal options of five years each. The lease is triple net whereby DaVita, Inc. is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent is approximately $507,000.

On March 31, 2011, we acquired one freestanding, fee simple DaVita Dialysis Center in Enterprise, Alabama for a purchase price of approximately $2.5 million (“DaVita Dialysis II”). The tenant of the property will be DaVita, Inc. The property contains an aggregate of 6,800 square feet of gross leasable area.

The original lease term is 12 years with approximately 11.9 years currently remaining. The lease contains annual rent escalations of 2% during the primary lease term and provides for two renewal options of five years each. The lease is triple net whereby DaVita, Inc. is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent is approximately $222,000.

We funded acquisition of the properties with proceeds from the sale of our common stock.

The preceding acquisitions increase the size of our DaVita Dialysis portfolio to 6 properties.

DaVita, Inc. currently files its financial statements in reports filed with the SEC.

DaVita, Inc. (NYSE: “DVA”) is a provider of dialysis services in the United States. The company operates dialysis centers in United States and the District of Columbia. DaVita Inc. also provides dialysis services to hospitals and related laboratory services. DaVita Inc. was incorporated in 1994 as Total Renal Care, Inc.

Citizens Bank Portfolio

On January 26, 2011, we acquired two freestanding, fee simple Citizens Bank properties (“Citizens”) in Stickney, Illinois and Oak Lawn, Illinois for a purchase price of $3.8 million. The tenant of the properties is Citizens Financial Group, Inc., or Citizens, a subsidiary of Royal Bank of Scotland Group plc. The properties contain 14,307 square feet of gross leasable area.

The original lease terms at commencement were 13 years for the Stickney property and 10 years for the Oak Lawn property, with an average of 7.9 years currently remaining. The leases each contain annual rent escalations of 2.5% after August 2012. The leases also each provide for three renewal options of five years each. The leases are triple net whereby Citizens is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is approximately $347,000.

We funded the acquisition of the properties with $800,000 of proceeds from the sale of our common stock and the assumption of the outstanding debt balance of $3.0 million. The in-place debt is secured by the Oak Lawn property, has an interest rate of 6.30% and matures on August 11, 2011.

Citizens Financial Group, Inc. is the US banking arm of Royal Bank of Scotland Group, plc (NYSE: RBS). Through its subsidiaries, RBS Citizens and Charter One Bank, Citizens has a network of bank branches operating in 12 states with approximately a third of the banks located in supermarkets. Citizens also operates a network of non-branch banking offices throughout the United States. Citizens is headquartered in Providence, Rhode Island.

Lowe’s

On January 7, 2011, we acquired a parcel of land which contains a free-standing, fee simple Lowe’s home improvement store in Knoxville, Tennessee for a purchase price of $10.0 million. The tenant of the property is Lowe’s Companies, Inc., a Fortune® 50 company (NYSE: LOW) (“Lowe’s”). The property contains 141,393 square feet of gross leasable area.

The lease term at commencement was with 20 years with 15.4 years currently remaining. The lease contains no contractual rent escalations during the primary term and provides for 6 renewal options of 5 years each. The lease is triple net whereby Lowe’s is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is approximately $675,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

Lowe’s is a home improvement retailer chain based in Mooresville, North Carolina that operates the home improvement stores throughout North America. Lowe’s stores serve homeowners, renters and commercial business customers by offering a complete line of products for home decorating, maintenance, repair, remodeling, and property maintenance. Lowe’s offers home improvement products in the following categories: appliances, paint, lumber, flooring, building materials, millwork, lawn & landscape products, hardware, fashion plumbing, tools, lighting, seasonal living, rough plumbing, nursery, outdoor power equipment, cabinets & countertops, rough electrical, home environment, home organization, and windows & walls. The company provides its services through its home improvement stores, as well as through the Internet.

QuikTrip

On January 28, 2011, we acquired a free standing, fee simple QuikTrip gas station (“QuikTrip”) and convenience store in Decatur, Georgia for a purchase price of $3.3 million. The tenant of the property is QuikTrip Corporation, or QuikTrip. The property contains 4,555 square feet of gross leasable area.

The original lease term at commencement was 15 years with 13.0 years currently remaining. The lease contains no rent escalations during the primary term and provides for seven renewal options of five years each. The lease is triple net whereby QuikTrip is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is approximately $291,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

QuikTrip Corporation is a privately held company that operates fuel convenience stores and travel centers in the mid-west and southern regions of the United States. It offers gasoline and truck fleet diesel as well as food and beverage products. Founded in 1958, the company is based in Tulsa, Oklahoma.

Dillon

On January 31, 2011, we acquired a build-to-suit, free standing, fee simple Dillon (“Dillons”) grocery store in Lawrence, Kansas for a purchase price of $5.1 million. The tenant of the property is Dillon Companies, Inc., a Kansas corporation (d/b/a Dillon Stores), a division of The Kroger Company (NYSE: KR). The Kroger Company has guaranteed Dillons’ obligations under the lease. The property contains 56,451 square feet of gross leasable area.

The original lease term at commencement was 30 years with 8.7 years currently remaining. The lease contains no contractual rent escalations during the primary term and provides for three renewal options of five years each. The lease is triple net whereby Dillons is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is approximately $396,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

On March 31, 2011, we acquired a freestanding, fee simple Dillon grocery in Wichita, Kansas for a purchase price of $6.4 million (“Dillon II”). The tenant of the property is Dillon Companies, Inc. The property contains an aggregate of 63,858 square feet of gross leasable area.

The original lease term was 25 years with an average of 10.5 years currently remaining. The lease does not contain contractual rent escalations. The lease is triple net whereby Dillon is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The lease contains six renewal options of five years each. The average annual base rent for the initial term is $481,000.

We funded the acquisitions of the properties with proceeds from the sale of our common stock.

The preceding acquisitions increase the size of our Dillon portfolio to 2 properties.

Dillon’s is a grocery supermarket chain based in Hutchinson, Kansas, and is a division of The Kroger Company (NYSE: KR). Other banners under Dillon Stores Division include Gerbes in Missouri, Baker’s in Omaha, Nebraska and a Food 4 Less store in Fremont, Nebraska. Dillon’s operates grocery stores throughout Kansas with major influences in the Wichita metropolitan area and Topeka. Dillon’s also operates a dry grocery warehouse in Goddard, Kansas; frozen foods and perishable warehouses in Hutchinson; and a bakery manufacturing plant and dairy facility in Hutchinson. The dairy facility produces cultured dairy products and private-label milk for all Dillon’s stores.

The Kroger Company currently files its financial statements in reports filed with the SEC.

The Kroger Company (NYSE: KR) is one of the largest retail food companies in the United States as measured by total annual sales. The company’s stores offer full service grocery and pharmacy departments, as well as a general merchandise area which includes outdoor living products, electronics, home goods and toys. The company operates supermarket and multi-department stores under two dozen banners, including Kroger,Ralphs, Fred Meyer, Food 4 Less, King Soopers, Smith’s, Fry’s, Fry’s Marketplace, Dillons, QFC, and City Market, some of which include fuel centers. In addition, the company operates convenience stores and fine jewelry stores. Founded in 1883 by Barney Kroger, the company is based in Cincinnati, Ohio.

Wawa

On January 31, 2011, we acquired two free standing, fee simple Wawa gas and convenience stores (“Wawa”) located in Yorktown, Virginia and Allentown, Pennsylvania for a purchase price of $17.2 million. The tenant of the properties is Wawa Inc., or Wawa. The properties contain 12,433 square feet of gross leasable area.

The original lease terms at commencement were 20 years with 16.2 years currently remaining. The leases contain no contractual rent escalation during the primary terms but contain six renewal options of five years each. The leases are triple net whereby Wawa is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is approximately $1.2 million.

We funded the acquisition of the properties with proceeds from the sale of our common stock.

Wawa Inc. operates a chain of convenience stores in Pennsylvania, New Jersey, Delaware, Maryland and Virginia. The convenience stores offer breakfast, salads, sandwiches, soups, frozen products, dairy products, snacks and gasoline.

CVS Pharmacy Portfolio

On March 24, 2011, we acquired a freestanding, fee simple CVS Pharmacy in Charlotte, MI for a purchase price of $5.3 million (“CVS IV”). The tenant of the property is CVS. The property contains 13,225 square feet of gross leasable area.

The lease has a 25 year term with 23.8 years currently remaining. The lease contains contractual rent increases of 7.5% every five years after the 10 year anniversary of the lease term. The lease is triple net whereby CVS is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The average annual base rent for the initial term is approximately $424,000.

On March 25, 2011, we acquired a freestanding, fee simple CVS Pharmacy in Stony Point, New York for a purchase price of $5.8 million (“CVS V”). The tenant of the property is CVS. The property contains 12,900 square feet of gross leasable area.

The lease has an original term of 25 years with 22.8 years currently remaining. There are no contractual rent increases. The lease is triple net whereby the tenant is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The lease contains nine renewal options of five years each. The average annual base rent for the initial term of the CVS lease is approximately $420,000.

We funded the acquisition of the properties with proceeds from the sale of our common stock.

The preceding acquisition increases the size of our CVS portfolio to 29 properties.

CVS currently files its financial statements in reports filed with the SEC and the following summary financial data regarding CVS are taken from such filings (in millions):

	Year Ended
(Amounts in millions)	December 31, 2010 (Audited)	December 31, 2009 (Audited)	December 31, 2008 (Audited)
Statement of Operations
Total Revenue	$96,413	$98,729	$87,472
Net Income	3,424	3,696	3,212

	December 31, 2010 (Audited)	December 31, 2009 (Audited)	December 31, 2008 (Audited)
Condensed Consolidated Balance Sheets
Cash and Equivalents	$1,427	$1,086	$1,352
Total Assets	62,169	61,641	60,960
Long Term Debt	8,652	8,756	8,057
Total Liabilities	24,469	25,872	26,386
Total Stockholder Equity	37,700	35,768	34,574

For more detailed information about CVS, please refer to its financial statements, which are publicly available on the SEC’s website at http://www.sec.gov.

CVS Caremark Corporation (NYSE: CVS) is a pharmacy services company, which provides prescriptions and related healthcare services in the United States. CVS operates through two segments: Pharmacy Services and Retail Pharmacy. The Pharmacy Service segment provides a range of prescription benefit management services, including mail order pharmacy services, specialty pharmacy services, plan design and administration, formulary management, and claims processing. This segment serves primarily employers, insurance companies, unions, government employee groups, managed care organizations and other sponsors of health benefit plans, and individuals. The Retail Pharmacy Segment sells prescription drugs, over-the-counter drugs, beauty products and cosmetics, photo finishing, seasonal merchandise, greeting cards, and convenience foods through its pharmacy retail stores, and online. This segment also provides health care services. CVS was founded in 1892 and is headquartered in Woonsocket, Rhode Island.

Citigroup

On February 18, 2011, we acquired a freestanding, fee simple office building leased to Automated Trading Desk, LLC (“Automated Trading Desk”), a wholly-owned subsidiary of Citigroup, Inc., or Citigroup, in Mount Pleasant, South Carolina for a purchase price of $27.3 million (“Citigroup”). The tenant of the property is Automated Trading Desk, LLC. Citigroup has guaranteed the obligations of Automated Trading Desk under the lease. The property contains 64,036 square feet of gross leasable area.

The original lease term at commencement was 20 years with 14.6 years currently remaining. The lease contains annual rental escalations which are based on the Consumer Price Index. The lease is double net with the stipulation that the landlord is responsible for the roof, foundation and structure of the building. The lease provides for four renewal options of five years each. The average annual base rent for the initial term is $1.8 million.

We funded the acquisition of the property with proceeds from the sale of our common stock. Subsequently we financed the property with a mortgage loan in the amount of $13.8 million. The loan bears interest at 5.58% and requires interest only payments until maturity in ten years.

Founded in 1988, Automated Trading Desk, LLC is headquartered at the property in Mount Pleasant, South Carolina. The company specializes in high volume, high speed, computer generated trading of securities. Automated Trading Desk, LLC has proprietary expert systems that capture and analyze vast amounts of market data, and through the use of algorithms, predict very short-term price movements in individual stocks. The primary purpose of these price prediction algorithms is to reduce the “adverse selection” risk faced by limit order traders and market makers whose orders and quotes are displayed to the entire market. The company offers automated execution solutions in all domestic equity markets, including the listed, over-the-counter, exchange traded fund and bulletin board/pink sheet marketplaces.

Citigroup, Inc. currently files its financial statements with the SEC.

Citigroup, Inc. (NYSE: “C”) is a global financial services company that provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking, credit cards, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments: Citicorp and Citi Holdings. The Citicorp segment operates as a global bank for businesses and consumers. The Citi Holdings segment has three businesses: (i) brokerage and asset management; (ii) local consumer lending; and (iii) special asset pool. The brokerage and asset management business offers retail brokerage and asset management services. The local consumer lending business provides residential mortgage loans, personal loans, commercial real estate, and other consumer loans. The special asset pool business is a portfolio of securities, loans, and other assets. The company was founded in 1812 and is based in New York, New York.

Coats & Clark, Inc.

On February 18, 2011, we acquired a freestanding, fee simple Coats & Clark distribution facility (“Coats & Clark”) in Albany, Georgia for a purchase price of $9.5 million. The tenant of the property is Coats & Clark, Inc., a division of Coats PLC. The property contains 401,512 square feet of gross leasable area.

The original lease term at commencement was 10 years with 9.9 years currently remaining. The lease is double net and provides for periodic rental escalations averaging 2% annually over the term of the lease. The average annual base rent for the initial term is approximately $937,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

Coats & Clark, the American division of Coats PLC, is the part of the world’s largest textile/thread manufacturing company. Coats began selling its thread in the United States in the 1830s.

Coats PLC is the world’s is largest sewing thread and needlecraft supplies manufacturer, processor, and distributor. The company makes and sells thread, zippers, yarn, specialty textiles and related goods. Coats PLC has the largest market share in the world of needlecrafts. Coats PLC is a wholly owned subsidiary of the Guinness Peat Group, an investment holding company listed on the London, New Zealand and Australian Stock Exchanges.

Express Scripts, Inc.

On March 3, 2011 we acquired one fee simple freestanding property and one leasehold property, both for Express Scripts, Inc., or Express Scripts, in St. Louis, Missouri for a purchase price of $51.3 million. The tenant of the properties is Express Scripts. One of the properties serves as the Express Scripts’ headquarters and the other serves as a processing facility. The properties contain an aggregate of 416,141 square feet of gross leasable area.

The original lease term for the properties is 10 years with an average of approximately 8.2 years currently remaining. The lease for the office headquarters contains contractual rental escalations of an average of 2% per year. Both of the leases are double net with the landlord responsible for roof and structure. The average annual base rent is approximately $4.6 million.

We funded the acquisition of the properties with proceeds from the sale of our common stock. Post-closing we obtained a $28.7 million mortgage loan secured by the two Express Script properties. The mortgage loan bears an interest rate of 4.59% and requires only interest payments until its maturity date in May 2016.

Express Scripts, Inc. (Nasdaq GS: ESRX) provides a range of pharmacy benefit management services in North America. The company’s services include retail network pharmacy management and retail drug card programs, patient care contact centers, benefit plan design and consultation, electronic claims processing and assistance programs for low-income patients. The company also engages in the distribution of pharmaceuticals and medical supplies to providers and clinics. Express Scripts, Inc. serves HMOs, health insurers, third-party administrators, employers, union-sponsored benefit plans, workers’ compensation plans, government health programs, office-based oncologists, renal dialysis clinics, ambulatory surgery centers, primary care physicians, and retina specialists. The company was founded in 1986 and is headquartered in St. Louis, Missouri.

Wal-Mart Stores, Inc. and Kohl’s Corp.

On March 7, 2011, we acquired a freestanding fee-simple Wal-Mart store in Blytheville, Arkansas (“Wal-Mart”) and a freestanding fee simple Kohl’s store in Georgetown, Kentucky for an aggregate purchase price of $22.8 million (“Kohl’s”). The tenant of the properties is Wal-Mart Stores, Inc. and Kohl’s Corp. The Wal-Mart property contains 183,442 square feet of gross leasable area and the Kohl’s property contains 88,408 square feet of gross leasable area.

The original lease term for the Wal-Mart property is 20 years with an average of approximately 8.1 years currently remaining. The lease does not contain contractual rental escalations. The lease provides for six renewal options of five years each. The lease is triple net whereby Wal-Mart Stores Inc. is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The initial annual base rent is approximately $903,000.

The original lease term for the Kohl’s property is 20.5 years with an average of approximately 14.9 years currently remaining. The lease does not contain contractual rental escalations. The lease provides for six renewal options of five years each. The lease is triple net whereby Kohl’s Corp. is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The initial annual base rent is approximately $728,000.

On March 21, 2011, we acquired a parcel of land which contains a Sam’s Club retail warehouse store in Augusta, Georgia for a purchase price of approximately $12.6 million (“Sam’s Club”). The tenant of the property is Sam’s Real Estate Business. The property contains a building with 141,583 square feet of gross leasable area.

The original lease term for the Sam’s Club property is 15 years with approximately 14.4 years currently remaining. The lease does not contain rent escalations. The lease contains 12 renewal options of five years each. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The initial annual base rent is approximately $851,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

Wal-Mart Stores, Inc. (NYSE: “WMT”) operates retail stores in various formats worldwide. The company’s U.S. segment offers, among other items, groceries, health and beauty aids, electronics, toys, apparel, pharmacy services and housewares through discount stores, superights, and neighborhood markets, as well as through walmart.com. The company’s international segment includes various formats of retail stores and restaurants, including supermarkets, combination discount and grocery stores, superights. The company’s Sam’s Club segment offers merchandise, including hard goods, softwoods, and selected private-label items under the Member’s Mark, Bakers & Chefs and Sam’s Club brands through warehouse membership clubs in the United States, as well as through samsclub.com.

Texas Instruments, Inc.

On March 16, 2011, we acquired a freestanding fee simple Texas Instruments design and logistics facility in Tucson, Arizona for a purchase price of $32.0 million (“Texas Instruments”). The tenant of the property is Texas Instruments, Inc. The property contains 125,000 square feet of gross leasable area.

The original lease term is 13 years with 9.7 years currently remaining. The lease is double net whereby the landlord is responsible for roof and structural expenditures. The lease contains annual rent increases of 2% and three renewal options of five years each. Additionally, the landlord is responsible for limited operating expenses, real estate taxes and insurance, which are fully reimbursed by Texas Instruments, Inc. The average annual base rent is approximately $2.5 million.

We funded the acquisition of the property with proceeds from the sale of our common stock.

Texas Instruments Inc. engages in the design and sale of semiconductors to electronics designers and manufacturers worldwide. Its three main business units are analog, embedded processing and wireless. The company serves communications, computing, industrial, consumer electronics, automotive, and education sectors. It sells its products through a direct sales force, distributors, and third-party sales representatives. The company was founded in 1938 and is headquartered in Dallas, Texas.

Provident Bank

On March 25, 2011, we acquired a freestanding, fee simple Provident Bank branch in Stony Point, New York for a purchase price of $2.6 million (“Provident Bank”). The tenant of the property is Provident Bank. The property contains 2,950 square feet of gross leasable area.

The lease has an original term of 25 years with 22.8 years remaining and a contractual rent increase of 10% every five years. The lease is triple net whereby the tenant is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The lease contains four renewal options of five years each. The average annual base rent for the initial term of the lease is approximately $237,000.

We funded the acquisition of the property with proceeds from the sale of our common stock.

Provident New York Bancorp (NASDAQ: PBNY), is the bank holding company for Provident Bank, an independent, full-service community bank founded in 1888 in Spring Valley, New York. Provident Bank is now the largest independent full-service community bank in the lower Hudson Valley, serving Rockland, Orange, Sullivan, Ulster, Putnam and Westchester Counties in New York as well as Bergen County, New Jersey under the Towncenter Bank name. Provident Bank is headquartered in Montebello, New York.

3M Company

On March 31, 2011, we acquired a freestanding fee simple 3M Distribution Facility in DeKalb, Illinois for a purchase price of $44.8 million (“3M”). The tenant of the property is 3M Company. The property contains an aggregate of 650,760 square feet of gross leasable area.

The original lease term is 10 years with rent commencing in April 2011. The lease has contractual rent escalations of 1% each year and two renewal options of five years each. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The initial annual base rent is approximately $3.3 million.

We financed the acquisition with a $20.5 million mortgage loan. The loan bears an interest rate of 4.03% and requires interest only payments until its maturity date in March 2016.

3M Company (3M) (NYSE: MMM) is a diversified technology company with a presence in industrial and transportation; health care; display and graphics; consumer and office; safety, security and protection services, and electro and communications. 3M manages its operations in six operating business segments: industrial and transportation; health care; display and graphics; consumer and office; safety, security and protection services, and electro and communications. 3M products are sold through numerous distribution channels, including directly to users and through numerous wholesalers, retailers, jobbers, distributors and dealers in a variety of trades in many countries. The company was founded in 1902 and is based in St. Paul, Minnesota.

Bojangles’ Restaurants, Inc.

On March 31, 2011, we acquired 13 freestanding, fee simple Bojangles’ restaurants located across the Southeastern United States for a purchase price of $24.8 million. The tenant of the restaurants is Bojangles’ Restaurants, Inc. (“Bojangles”’)

Set forth below are the locations and square feet of gross leasable area for each property:

Location	Square Feet of Gross Leasable Area
Northport, Alabama	3,550
Buford, Georgia	3,477
Lincolnton, North Carolina	4,932
Hickory, North Carolina	4,917
Hildebran, North Carolina	3,553
Inman, South Carolina	3,524
Thomasville, North Carolina	3,534
Highpoint, North Carolina	2,745
Walkertown, North Carolina	3,496
Hartwell, Georgia	3,550
Raeford, North Carolina	3,491
Batesburg, South Carolina	3,584
Piedmont, South Carolina	3,512

The original lease term for each of the properties is 15 years with an average of approximately 12.1 years currently remaining. The leases contain annual contractual rental escalations of 1.61% increases on a weighted average basis. The leases are triple net whereby Bojangles’ is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The leases contain three five year renewal options. The initial average annual base rent is approximately $2.2 million.

Bojangles’ is the sixth largest operator and franchisor of quick service restaurants in the U.S.. The company’s menu offers various signature items including bone-in fried chicken, made-from-scratch buttermilk biscuits and fresh-brewed ice tea. The company was founded in Charlotte, North Carolina in 1977. The company is privately owned and its largest stockholder is Falfurrias Capital Partners.

Post-closing of the property purchases, we obtained a $24.7 million mortgage loan from Citigroup Global Markets Realty Corp. collateralized by 4 Tractor Supplies, 1 O’Reilly Automotive, 2 Walgreens, 1 FedEx, 4 AutoZones, and 3 Saint Joseph’s Mercy Medical properties. The loan bears interest at 4.45%, requires interest only payments and matures in November 2020.

Post-closing of the property purchases we obtained a $24.3 million mortgage loan from Wells Fargo Bank, N.A. collateralized by 2 FedEx properties. The loan bears interest at 4.49%, requires interest only payments and matures in February 2016.

Post-closing of the property purchases we obtained a $51.6 million mortgage loan from Wells Fargo Bank, N.A. collateralized by 6 BSFS, 2 IHOPs, 4 Jack in the Box, 3 Dollar Generals, 1 CVS land parcel, 1 Advance Auto, 2 Tractor Supplies, 6 FedEx, 1 BB&T, 1 Walgreens, 1 DaVita Dialysis, 1 Lowe’s property. The loan bears interest at 4.86%, requires interest only payments and matures in April 2016.

The following disclosure is to be added to the section of the Prospectus entitled “Investment Objectives and Policies — Potential Property Investments” on pages 135 – 136 of the Prospectus.

On January 20, 2011 our board of directors approved the following property acquisitions. Although we believe that the acquisition of the properties is probable, there can be no assurance that the acquisitions will be consummated.

Walgreens Portfolio and Tim Hortons

We anticipate acquiring two freestanding Walgreens pharmacies located in South Burlington, Vermont and Auburn, New York, and a Tim Horton corporate store in Auburn, New York for a purchase price of approximately $10.4 million.

The tenants of the Walgreens properties will be Walgreen Eastern Co., Inc., or Walgreens. The South Burlington property has a leasehold ownership interest and the Walgreens Auburn property has a fee simple ownership interest. The South Burlington property contains approximately 26,000 square feet of gross leasable area and the Auburn property contains approximately 15,000 square feet of gross leasable area.

The tenant of the Tim Hortons property will be Tim Donut U.S. Limited. The property contains approximately 2,400 square feet of gross leasable area.

The original lease term for both Walgreens properties was 25 years with 24.7 years currently remaining for the South Burlington property and 20.7 years remaining for the Auburn property. The leases are triple net whereby Walgreens is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The initial annual base rent is approximately $876,000.

The original lease term for the Tim Hortons property is 10 years with 7.7 years currently remaining. The lease provides for 10% rent escalations every five years. The lease is triple net whereby Tim Horton is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The initial annual base rent is approximately $45,000.

We intend to fund the acquisition of the properties with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Tim Hortons Inc. (NYSE: THI) develops, franchises and operates quick service restaurants primarily in Canada and the United States. It offers premium coffee, cappuccinos, specialty teas, soups, sandwiches, breakfast sandwiches, baked goods and donuts. Tim Hortons opened its first restaurant in Hamilton, Ontario in 1964.

The preceding acquisitions will increase the size of our Walgreens portfolio to 30 properties.

DaVita Dialysis Portfolio

We anticipate acquiring two freestanding, fee simple DaVita Dialysis Centers in Marked Tree and Osceola Arkansas for a purchase price of approximately $2.9 million. The tenant of the properties will be DaVita, Inc. The properties contain an aggregate of approximately 8,900 square feet of gross leasable area.

The original lease terms for each of the properties is 12 years with an average of approximately 10.5 years currently remaining. The leases contains annual rent escalations of 2% during the primary lease term and provide for two renewal options of five years each. The leases are triple net whereby DaVita, Inc. is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The initial annual base rent is approximately $373,000.

The preceding acquisition will increase the size of our DaVita Dialysis portfolio to 8 properties.

On March 18, 2011, our Board of Directors approved the following property acquisitions. Although we believe that the acquisition of the properties is probable, there can be no assurance that the acquisitions will be consummated.

FedEx Portfolio

We anticipate acquiring a leasehold interest in a FedEx Ground Package System distribution facility in The Bronx, New York for a purchase price of $22.9 million. The distribution facility is free standing and build-to-suit. The tenant of the properties is FedEx Ground Package System, Inc. (“FedEx Ground”), which is a wholly owned subsidiary of the FedEx Corporation. The distribution facility contains an aggregate of 98,753 square feet of gross leasable area.

The tenant and ground leases for the distribution facility have an initial lease term of 20 years with 16.9 years currently remaining. The tenant lease contains contractual rental escalations based on the Consumer Price Index in years 10 and 15. Both the tenant and ground leases are double net whereby the landlord is responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. The tenant lease contains two renewal options of five years each and the ground lease contains four renewal options of five years each. The initial annual base rent for the initial term of the leases is $1.8 million.

Dollar General Portfolio

We anticipate a build-to-suit, free standing fee simple Dollar General property in Abbeville, Louisiana for a purchase price of $0.8 million. The tenant of the properties will be Dollar General. The property contains 9,100 square feet of gross leasable area. Dollar General Corporation will guarantee Dollar General’s obligations under the leases.

The original lease term is 15 years and commenced in March 2011. The lease contains three renewal options of five years each and is triple net whereby Dollar General is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annual rent for the initial lease term is approximately $89,800.

We intend to finance the acquisition with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms that we believe are favorable or at all.

DaVita Dialysis Portfolio

We anticipate acquiring a freestanding, fee simple DaVita Dialysis Centers in Blackfoot, Idaho for a purchase price of approximately $2.1 million. The tenant of the properties will be DaVita, Inc. The property contains an aggregate of 6,020 square feet of gross leasable area.

The original lease terms for each of the property is 15 years with approximately 8.7 years currently remaining. The lease contain annual rent escalations of 2% during the primary lease term and provide for two renewal options of five years each. The lease is triple net whereby DaVita, Inc. is required to pay all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The initial annual base rent is approximately $168,000.

We intend to finance the acquisition with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms that we believe are favorable or at all.

On March 24, 2011, our Board of Directors approved the following property acquisitions. Although we believe that the acquisition of the properties is probable, there can be no assurance that the acquisitions will be consummated.

Dollar General Portfolio

We anticipate acquiring a build-to-suit, free standing fee simple Dollar General property in West Monroe, Louisiana for a purchase price of $1.0 million. The tenant of the properties will be Dollar General. The property contains 9,026 square feet of gross leasable area. Dollar General Corporation will guarantee Dollar General’s obligations under the leases.

The original lease term is 15 years with rent scheduled to commence in May 2011. The lease contains three renewal options of five years each and is triple net whereby Dollar General is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annual rent for the initial lease term is approximately $97,000.

We intend to finance the acquisition with proceeds from the sale of our common stock. We may finance the acquisition post-closing, however, there is no guarantee that we will be able to obtain financing on terms that we believe are favorable or at all.

Plan of Operation

The following disclosure is added to page 139 of the Prospectus under the heading “Plan of Operation”.

Funds from Operations and Modified Funds from Operations

In addition to measurements defined by GAAP, our management also considers funds from operations (“FFO”) and modified funds from operations (“MFFO”), each as described below, as supplemental measures of our performance. We present FFO and MFFO because we consider them important supplemental measures of our operating performance and believe they are frequently used by investors and other interested parties in the evaluation of REITS, many of which present FFO and MFFO when reporting their results.

FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REIT. FFO is defined by the National Association of Real Estate Investment Trusts, Inc (“NAREIT”) as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, (including such non-FFO items reported in discontinued operations). Notwithstanding the widespread reporting of FFO, changes in accounting and reporting rules under GAAP that were adopted after NAREIT’s definition of FFO have prompted a significant increase in the magnitude of non-operating items included in FFO. For example, acquisition expenses and transaction-related expenseswhich we intend to fund from the proceeds of our offering and which we do not view as an expense of operating a property, are now deducted as expenses in the determination of GAAP net income. As a result, we intend to consider a modified FFO, or MFFO, as a supplemental measure when assessing our operating performance. We intend to explain all modifications to FFO and to reconcile MFFO to FFO and FFO to GAAP net income when presenting MFFO information.

Our MFFO has been determined in accordance with the Investment Program Association (“IPA”) definition of MFFO and may not be comparable to MFFO reported by other non listed REITs or traded REITs that do not define the term in accordance with the current IPA definition or that interpret the current IPA definition differently. Our MFFO is FFO excluding straight-line rental revenue, gain on sale of unconsolidated real estate entity and acquisition-related costs expensed with an additional adjustment to add back amounts received or receivable from our advisor or its affiliates in the form of an additional capital contribution (without any corresponding issuance of equity in the form of common or preferred shares of beneficial interest to the advisor or its affiliates). Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. MFFO may provide investors with a useful indication of our future performance and the sustainability of our current distribution policy upon completion of the acquisition period. However, because MFFO excludes the effects of acquisition costs, which are an important component in the analysis of the historical performance of an asset, MFFO should not be construed as a historic performance measure.

Our calculation of MFFO will exclude the following items and as a result will have the following limitations with its use as compared to net income/(loss):

•	Other non-cash charges not related to the operating performance or our properties. Straight-line rent adjustment, gain on sale of unconsolidated real estate entity and other non-cash charges, if any, may be excluded from MFFO if we believe these charges are not useful in the evaluation of our operating performance. Although these charges will be included in the calculation, and result in an increase or decrease, of net income (loss), these charges are adjustments excluded from MFFO because we believe that MFFO provides useful supplemental information by focusing on the changes in our operating fundamentals rather than on events not related to our core operations. However, the exclusion of impairments limits the usefulness of MFFO as a historical operating performance measure since an impairment indicates that the property’s operating performance has been permanently affected.
•	Acquisition expenses and transaction-related expenses. Although these amounts reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness and do not consider these expenses in the evaluation of our operating performance and determining MFFO.

The calculation of FFO and MFFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Consequently, our presentation of FFO and MFFO may not be comparable to other similarly titled measures presented by other non-traded REITs. FFO and MFFO have significant limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. FFO and MFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO and MFFO does not represent cash generated from operating activities determined in accordance with GAAP and are not measures of liquidity and should be considered in conjunction with reported net income and cash flows from operations computed in accordance with GAAP, as presented in our consolidated financial statements.

Accordingly, we believe that FFO is helpful to our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income. We believe that MFFO is helpful to investors, other interested parties and our management as a measure of operating performance because it excludes charges that management considers more reflective of investing activities or non-operating valuation changes. By providing FFO and MFFO, we present supplemental information that reflects how our management analyzes our long-term operating activities. We believe fluctuations in MFFO are indicative of changes in operating activities and provide comparability in evaluating our performance over time and as compared to other real estate companies that may not be affected by impairments or acquisition activities.

We believe that presenting FFO and MFFO is useful to and will benefit investors and other interested parties by (i) enhancing the ability of the financial community to analyze and compare our operating performance over time through the developing stages of our operations and among other non-traded REITs; (ii) enhance transparency and public confidence in the quality and consistency of our reported results; and (iii) provide standardized information for the evaluation by investors of our operating performance consistent with how our management, advisor and board of directors judge our operating performance and determine operating, financing and distribution policies.

Our calculation of FFO and MFFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Selected Financial Data

The following disclosure replaces in is entirety the disclosure on page 140 of the Prospectus under the heading “Selected Financial Data”.

The selected financial data presented below has been derived from our consolidated financial statements as of and for the year ended December 31, 2010 and as of and for the year ended December 31, 2009 (in thousands):

	Year Ended December 31, 2010	Year Ended December 31, 2009
Balance Sheet Data:
Total real estate investments, net	$849,816	$327,264
Cash	31,985	5,010
Restricted cash	90	43
Prepaid expenses and other assets	12,049	4,458
Total assets	914,054	339,277
Mortgage notes payable	372,755	183,811
Short-term bridge equity funds	—	15,878
Long-term notes payable	12,790	13,000
Total liabilities	411,390	228,721
Total stockholders’ equity	502,664	110,556
Total liabilities and stockholders’ equity	914,054	339,277
Operating Data:
Rental income	44,773	14,964
Asset management fees to affiliate	1,350	145
Operating income	7,854	5,491
Interest expense	18,109	10,352
Net loss	9,833	4,266
Cash Flow Data:
Net cash provided by (used in) operating activities	9,864	(2,526)
Net cash used in investing activities	(555,136)	(173,786)
Net cash provided by financing activities	572,247	180,435

Prior Performance Summary

The following language replaces the disclosure under the heading “Prior Performance Summary” beginning on page 142 of the Prospectus.

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. The information summarized below is current as of December 31, 2010 and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide, upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such Annual Report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2010, affiliates of our advisor have sponsored nine public programs, of which three programs have raised funds as of December 31, 2010, and five non-public programs with similar investment objectives to our program. From August 2007 (inception of the first public program) to December 31, 2010, our public programs, which includes ARCT, NYRR and PE ARC and the programs consolidated into it, which were ARC Income Properties II and all of the Section 1031 Exchange Programs in existence as of December 31, 2010 described below, had raised $612.7 million from 15,633 investors in ARCT’s public offering and an additional $65.3 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in a private offering by the Section 1031 Exchange Programs. The public program purchased 268 properties with an aggregate purchase price of $972.7 million, including acquisition fees, in 39 states and U.S territories.

The following table details the percentage of properties by state based on purchase price:

State/Possession	Purchase Price %
Alabama	1.3%
Arizona	0.8%
Arkansas	1.2%
California	10.8%
Colorado	0.4%
Florida	4.5%
Georgia	2.9%
Illinois	4.1%
Indiana	1.3%
Iowa	0.4%
Kansas	3.6%
Kentucky	3.1%
Louisiana	1.3%

State/Possession	Purchase Price %
Maine	0.4%
Massachusetts	3.7%
Michigan	1.2%
Minnesota	1.2%
Mississippi	0.8%
Missouri	3.8%
Nebraska	0.2%
Nevada	0.3%
New Jersey	3.6%
New Mexico	0.4%
New York	11.1%
North Carolina	1.4%
North Dakota	0.6%
Ohio	2.7%
Oklahoma	1.3%
Oregon	0.5%
Pennsylvania	8.7%
Puerto Rico	3.3%
South Carolina	1.2%
South Dakota	0.3%
Tennessee	0.4%
Texas	8.6%
Utah	3.5%
Virginia	1.1%
Washington	0.3%
West Virginia	3.7%
100%

The properties are all commercial properties comprised of 25.8% freight and distribution facilities, 23.4% retail pharmacies, 14.5% retail bank branches, 6.2% restaurants, 5.8% discount and specialty retail, 4.5% supermarkets and supermarket anchored shopping centers, 4.3% auto services, 3.6% fashion retail, 3.4% home maintenance, 3.4% office/showroom, 2.7% gas/convenience and 2.6% healthcare, based on purchase price. The purchased properties were 36.0% new and 64.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2010, one property had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2010, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.3 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million, including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
ALABAMA	0.1%
CONNECTICUT	0.6%
DELAWARE	4.8%
FLORIDA	11.0%
GEORGIA	3.5%
ILLINOIS	6.6%
LOUISIANA	2.3%
MICHIGAN	11.5%
NORTH CAROLINA	0.1%
NEW HAMPSHIRE	0.5%
NEW JERSEY	13.0%
NEW YORK	9.7%
OHIO	10.3%
PENNSYLVANIA	9.5%
SOUTH CAROLINA	8.4%
TEXAS	5.0%
VIRGINIA	1.2%
VERMONT	2.2%
100%

The properties are all commercial single tenant facilities with 81.0% retail banking and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2010, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long term notes payable issued in private placements.

The investment objectives of these programs are different from our investment objectives, which aim to acquire primarily commerical single tenant properties.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc. (Recovery REIT), a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. Recovery REIT was organized on October 6, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. Recovery REIT filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. To date, Recovery REIT had received aggregate gross offering proceeds of approximately $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). As of March 31, 2011, Recovery REIT had received aggregate gross proceeds of approximately $8.4 million from the sale of 0.8 million shares in its public offering. As of March 31, 2011, Recovery REIT had acquired six commercial properties which are 100% leased. As of March 31, 2011, Recovery REIT had total real estate investments, at cost, of approximately $66.3 million. As of December 31, 2010, Recovery REIT had incurred, cumulatively as of December 31, 2010, approximately $3.3 million in offering costs for the sale of its common stock.

Phillips Edison — ARC Shopping Center REIT Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PEARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PEARC was incorporated on October 13, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. PEARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PEARC will invest primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of March 31, 2011, PEARC had received aggregate gross offering proceeds of $10.3 million from the sale of 1.1 million shares in its public offering. As of March 31, 2011, PEARC had acquired two shopping centers for a purchase price of $20.0 million. As of March 31, 2011, PEARC had incurred, cumulatively to that date, approximately $5.8 million in offering costs for the sale of its common stock and $0.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc. or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and the registration statement became effective on February 18, 2011. As of March 31, 2011, the company had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was incorporated on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC RCA filed its registration statement with the SEC on September 14, 2011 and the registration statement became effective on March 17, 2011. As of March 31, 2011, ARC RCA had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Trust II, Inc.

American Realty Capital Trust II, Inc. or ARCT II, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARCT II was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCT II filed its registration statement with the SEC on October 8, 2010. The registration statement has not been declared effective by the SEC. As of March 31, 2011, ARCT II had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

ARC — Northcliffe Income Properties, Inc.

ARC — Northcliffe Income Properties, Inc., or ARC — Northcliffe, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARC — Northcliffe was incorporated on September 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC — Northcliffe filed its registration statement with the SEC on October 12, 2010. The registration statement has not been declared effective by the SEC. As of March 31, 2011, ARC — Northcliffe had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and the registration statement was declared effective on March 31, 2011. As of March 31, 2011, ARCT III had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCP filed its registration statement with the SEC on February 11, 2011. The registration statement has not been declared effective by the SEC. As of March 31, 2011, ARCP had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor. American Realty Capital has sponsored the following other public programs: Recovery REIT, ARC HT, ARCT II, ARC RCA, PEARC, ARC — Northcliffe, ARCT III, ARCP and Business Development Corporation. Although the prospectus for each of these public programs states a date or time period by which it may be liquidated, each of ARCT II, ARC — Northcliffe and ARCP are currently in registration with the SEC and Recovery REIT, ARC HT, ARCT III, ARC RCA, PEARC and Business Development Corporation are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they may be liquidated.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by American Realty Capital II, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after 5 years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers.

ARC Income Properties IV, LLC implemented a note program that raised proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six Tractor Supply stores. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every five years. The notes issued under this program by ARC Income Properties IV, LLC were sold by Realty Capital Securities through participating broker dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2009, 48 properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $9.7 million. ARC Growth Fund, LLC mutually terminated the contractual agreement with Wachovia Bank, N.A. in March 2009, and has not acquired any vacant bank branches following this termination. ARC Growth Fund, LLC closed in December 2010.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10,080,802.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1,100,000 has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2,567,000, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2,567,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of 35.2%, or $493,802, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $493,802 have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $3,050,000, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3,050,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $7,294,000, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7,294,000 had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $575,000 has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

Other Investment Programs of Mr. Schorsch and Mr. Kahane

American Realty Capital, LLC

American Realty Capital, LLC began acquiring properties in December 2006. During the period of January 1, 2007 to December 31, 2007 American Realty Capital, LLC acquired 73 property portfolios, totaling just over 1,767,000 gross leasable square feet for an aggregate purchase price of approximately $407.5 million. These properties included a mixture of tenants, including Hy Vee supermarkets, CVS, Rite Aid, Walgreens, Harleysville bank branches, Logan’s Roadhouse Restaurants, Tractor Supply Company, Shop N Save, FedEx, Dollar General and Bridgestone Firestone. The underlying leases within these acquisitions ranged from 10 to 25 years before any tenant termination rights, with a dollar-weighted-average lease term of approximately 21 years based on rental revenue. During the period of April 1, 2007 through October 20, 2009, American Realty Capital, LLC sold nine properties: four Walgreens drug stores, four Logan’s Roadhouse Restaurants and one CVS pharmacy for total sales proceeds of $50,154,000.

American Realty Capital, LLC has operated in three capacities: as a joint-venture partner, as a sole investor and as an advisor. No money was raised from investors in connection with the properties acquired by American Realty Capital, LLC. All American Realty Capital, LLC transactions were done with the equity of the principals or joint-venture partners of American Realty Capital, LLC. In instances where American Realty Capital, LLC was not an investor in the transaction, but rather solely an advisor, American Realty Capital, LLC typically performed the following advisory services:

•	identified potential properties for acquisition;
•	negotiated letters of intent and purchase and sale contracts;
•	obtained financing;
•	performed due diligence;
•	closed properties;
•	managed properties; and
•	sold properties.

Nicholas S. Schorsch

During the period from 1998 to 2002, one of the principals of our sponsor, Nicholas S. Schorsch, sponsored seven private programs, consisting of First States Properties, L.P., First States Partners, L.P., First States Partners II, First States Partners III, First States Holdings, Chester Court Realty and Dresher Court Realty, which raised approximately $38,300,000 from 93 investors and acquired properties with an aggregate purchase price of approximately $272,285,000. These private programs, or Predecessor Entities, financed their investments with investor equity and institutional first mortgages. These properties are located throughout the United States as indicated in the table below. Ninety-four percent of the properties acquired were bank branches and 6% of the properties acquired were office buildings. None of the properties included in the aforesaid figures were newly constructed. Each of these Predecessor Entities is similar to our program because they invested in long-term net lease commercial properties. The Predecessor Entities properties are located as follows:

State	No. of Properties	Square Feet
PA	34	1,193,741
NJ	38	149,351
SC	3	65,992
KS	1	17,434
FL	4	16,202
OK	2	13,837
MO	1	9,660
AR	4	8,139
NC	2	7,612
TX	1	6,700

Attached hereto as Appendix C is further prior performance information on Nicholas S. Schorsch.

American Financial Realty Trust

In 2002, American Financial Realty Trust (AFRT) was founded by Nicholas S. Schorsch. In September and October 2002, AFRT sold approximately 40.8 million common shares in a Rule 144A private placement. These sales resulted in aggregate net proceeds of approximately $378.6 million. Simultaneous with the sale of such shares, AFRT acquired certain real estate assets from a predecessor entity for an aggregate purchase price of $230.5 million, including the assumption of indebtedness, consisting of a portfolio of 87 bank branches and six office buildings containing approximately 1.5 million rentable square feet. Mr. Schorsch was the president, chief executive officer and vice-chairman of AFRT from its inception as a REIT in September 2002 until August 2006. Mr. Kahane was the chairman of the Finance Committee of AFRT’s Board of Trustees from its inception as a REIT in September 2002 until August 2006. AFRT went public on the New York Stock Exchange in June 2003 in what was at the time the second largest REIT initial public offering in U.S. history, raising over $800 million. Three years following its initial public offering, AFRT was an industry leader, acquiring over $4.3 billion in assets, over 1,110 properties (net of dispositions) in more than 37 states and over 35.0 million square feet with 175 employees and a well diversified portfolio of bank tenants.

Adverse Business Developments and Conditions

AFRT maintained a leveraged balance sheet. Net total debt to total real estate investments as of December 31, 2006 was approximately 55%, with $233.9 million of variable rate debt. As of June 30, 2007, according to published information provided by the National Association of Real Estate Investment Trusts, Inc, or NAREIT, the debt ratio of all office REITs covered by the NAREIT’s REIT WATCH was approximately 44%. The amount of indebtedness may adversely affect their ability to repay debt through refinancings. If they are unable to refinance indebtedness on acceptable terms, or at all, they might be forced to dispose of one or more of their properties on unfavorable terms, which might result in losses to them and which might adversely affect cash available for distributions to shareholders. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, interest expense would increase, which could have a material adverse effect on their operating results and financial condition and their ability to pay dividends to shareholders at historical levels or at all.

The net losses incurred by ARCT, Recovery REIT, ARC Income Properties, LLC and ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, our largest program to date, for the years ended December 31, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Although a portion of the ARCT distributions were paid from proceeds received from the offering as the property portfolio has increased, cash flows from operations have improved and in 2010 a greater proportion of cash flows from operations were used to pay distributions than in 2009. ARCT’s affiliated advisor and property manager each waived certain fees due from ARCT in order to provide additional capital to ARCT for purposes of distribution coverage, not due to adverse business conditions. Our advisor and property manager have committed to waive fees in the future in order to cover distribution payments.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which has not occurred and which is not anticipated), will be borne by Messrs. Schorsch and Kahane and their respective families.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the Sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

None of the referenced programs have been subject to any tenant turnover and have experienced a non-renewal of only two leases. Further, none of the referenced programs have been subject to mortgage foreclosure or significant losses on the sales of properties.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.

Description of Shares

The following data supplements, and should be read in conjunction with, the section of our prospectus entitled “Description of Shares — Distribution Policy and Distributions” on page 176 of the Prospectus.

The following table shows the sources for the payment of distributions to common stockholders for the year ended December 31, 2010 (in thousands):

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Year Ended December 31, 2010
Distributions:
Total distributions	$3,228	$3,845	$5,680	$7,976	$20,729
Distributions reinvested(a)	1,407	(1,726)	(2,584)	(3,601)	(9,318)
Distributions paid in cash	$1,821	$2,119	$3,096	$4,375	$11,411
Source of distributions:
Cash flows provided by (used in) operations(b)	$1,821	$2,119	$3,096	$2,828	$9,864
Proceeds from issuance of common stock	—	—	—	1,547	1,547
Total sources of distributions	$1,821	$2,119	$4,875	$4,375	$11,411
Cash flows provided by (used in) operations (GAAP basis)(c)	$2,060	$4,307	$4,875	$(1,378)	$9,864
Net loss (in accordance with GAAP)	$(389)	$(992)	$(74)	$(8,378)	$(9,833)

(a)	Distributions reinvested pursuant to the DRIP, which do not impact the Company’s cash flows.
(b)	Distributions paid from cash provided by (used in) operations are derived from year-to-date cumulative cash flows from operations (GAAP basis).
(c)	Includes the impact of expensing acquisition and related transaction costs as incurred.

The following table compares cumulative distributions paid to net loss (in accordance with GAAP) for the period from August 17, 2007 (date of inception) through December 31, 2010 (in thousands):

For the Period from August 17, 2007 (date of inception) to December 31, 2010
Distributions paid:
Cash	$13,595
DRIP	10,755
Total distributions paid	$24,350
Reconciliation of net loss:
Rental income	$65,289
Acquisition and transaction related	(12,977)
Depreciation and amortization	(33,029)
Other operating expense	(3,830)
Other income (expense)	(33,707)
Net income (loss) attributable to non-controlling interests	(132)
Net loss (in accordance with GAAP)(a)	$(18,386)

(a)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions subsequent to January 1, 2009.

Plan of Distribution

The following language replaces the first paragraph on page 193 of the Prospectus under the heading “Plan of Distribution — Realty Capital Securities, LLC.”

We will not pay selling commissions in connection with the following special sales:

•	the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees and some of their affiliates;
•	the purchase of common stock under the distribution reinvestment plan;
•	the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;
•	the common stock credited to an investor as a result of a volume discount; and
•	shares purchased by affiliates and certain related persons as described below under “— Shares Purchased by Affiliates.”

The following language replaces the fifth paragraph below footnote (1) under the heading “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares” on page 193 of the Prospectus.

Included within the compensation described above and not in addition to, our sponsor may pay certain costs associated with the sale and distribution of our shares. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

The following language replaces the disclosure under the heading “Plan of Distribution — Shares Purchased by Affiliates” on page 195 of the Prospectus.

Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and Friends, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. “Friends” means those individuals who have had long standing business and /or personal relationships with our executive officers and directors. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by our dealer manager or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or American Realty Capital Advisors, LLC as our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates. With the exception of the 20,000 shares initially sold to American Realty Capital Special Limited Partnership, LLC in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.

Incorporation of Certain Information by Reference

The following information supplements the section of our Prospectus entitled “Incorporation of Certain Information by Reference” on page 200.

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the SEC on November 15, 2010.
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011.
•	Current Report on Form 8-K filed with the SEC on April 11, 2011.
•	Current Report on Form 8-K filed with the SEC on April 26, 2011.

Appendix A-1 — Subscription Agreement

The following information replaces the Subscription Agreement under “Appendix A” of the Prospectus.

American Realty Capital Trust, Inc.

Subscription Agreement

1.	INVESTMENT

Amount of Subscription $. This is an  ☐ Initial Investment  ☐ Additional Investment

State in which sale was made if other than state of residence  ☐  Check enclosed ☐  Subscription amount wired

The minimum initial investment amount is 100 Shares ($1,000), with additional investment increments of 10 shares ($100). Certain states may vary. Please see prospectus.

☐  Net Commission Purchases. Please check this box if you are eligible for Net Commission Purchase. Net commission purchases are available to registered representatives, employees of soliciting broker-dealer, American Realty Capital Trust and its affiliates, participants in a wrap account or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representative will not receive selling commission.

☐  Automatic Purchase Plan. Please check this box if you wish to authorize additional investments in the Fund via automatic debits from your bank account. A separate registration form is required to participate.

Investors should make check payable to: American Realty Capital Trust, Inc.

2.	TYPE OF OWNERSHIP (CHECK ONE)

Individual	☐ Community Property	☐ Custodian: As Custodian for
Joint Tenants With Right of Survivorship	☐ Partnership
Tenants in Common	☐ A Married Person Separate Property	☐ Under the Uniform Gift to Minors Act,
Transfer on Death** (Provide Beneficiary(ies) in Section 3)	☐ IRA* Traditional	State of .
☐ IRA* Roth
☐ IRA* Rollover
☐ IRA*SEP
☐ IRA*Type:
Trust Type: (please specify, i.e., Family, Living, Revocable, etc.)	☐ Keogh*	Under the Uniform Transfers to Minors Act,
	☐ Qualified Pension Plan*	State of
	☐ Qualified Profit Sharing Plan*	☐ Limited Liability Company (LLC)
Corporation	☐ Charitable Remainder Trust	☐ Other
Company	☐ Non Profit Organization
*	Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

**	Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who (1) is a natural person or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.
3.	INVESTOR INFORMATION

Please print name(s) in which Shares are to be registered. Include custodian or trust name if applicable.

☐ Mr.  ☐ Mrs.  ☐ Ms.  ☐ Mr. & Mrs.  ☐ Other Name of Investor:

Tax ID/Social Security Number Date of Birth/Incorporation

Name of Joint Owner:

Tax ID/Social Security Number Date of Birth/Incorporation

Legal Address (cannot be a P.O. Box)

City: State: Zip Code:

Mailing Address

City: State: Zip Code:

Home Telephone: Business Telephone:

E-Mail:

Mother’s Maiden Name (requested for security purposes)

Transfer on Death Beneficiary Information (For Individual or Joint Accounts only)

Name:

Tax ID/Social Security Number Primary %

Name:

Tax ID/Social Security Number Primary %

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien
☐	Electronic Delivery: Check here if you consent, in the event that American Realty Capital Trust, Inc. elects to deliver any shareholder communications electronically in lieu of mailing paper documents, to receiving such communications via e-mail notice that such communications are available on American Realty Capital Trust, Inc. website.

Custodian Information (if registered under IRA, Keogh, or Qualified Retirement Plan)

Name of Institution

Street Address

City: State: Zip Code:

Account Number: Tax ID: Phone:

4.	DISTRIBUTION OPTIONS

You may choose to have your distribution applied in up to three different ways. Please indicate your preference(s) below. If this is an additional purchase, and you have selected a new distribution allocation, this new allocation will be retroactive to all previous shares and will affect all future distributions.

Allocation %
%	☐ I would like to participate in the Distribution Reinvestment Plan.
%	☐ I would like to receive a distribution check mailed to my mailing address listed in Section 3.
%	☐ I would like for my distribution to be deposited into a third-party account.*
100%	☐ Distribution preference(s) must be made in whole percentages equaling 100%
Institution Name:	Account Name:
Institution ABA#:	Account Number:

Street/P.O.Box:

City: State: Zip Code:

*	I authorize American Realty Capital Trust, Inc. REIT or its agent to deposit my distribution into the provided third party account listed above. This authority will remain in force until I notify American Realty Capital Trust, Inc. REIT in writing to cancel it. In the event that American Realty Capital Trust, Inc. REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
5.	SUBSCRIBER SIGNATURES

Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following (ALL appropriate lines must be initialed):

Investor (Initials)	JOINT OWNER (Initials)
☐	☐	acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are described, including among other things, the restriction on ownership and transfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to the Company (Minnesota and Massachusetts residents do not initial);
☐	☐	represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares;

Investor (Initials)	JOINT OWNER (Initials)
☐	☐	represents that the investor is purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);
☐	☐	acknowledges that the Shares are not liquid (Massachusetts residents do not initial); and
☐	☐	if an affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.
☐	☐	For residents of Kentucky only — Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.
☐	☐	For residents of Massachusetts, Ohio, Iowa, Pennsylvania and Oregon — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Ohio, Pennsylvania or Oregon resident’s net worth.
☐	☐	For residents of Michigan — Investors, must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer cannot exceed 10% of the Michigan resident’s net worth.
☐	☐	Tennessee — In addition to the suitability requirements described above, investors’ maximum investment in our shares and our affiliates shall not exceed 10% of the resident’s net worth.
☐	☐	Kansas — In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
☐	☐	In addition to the suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).
☐	☐	For residents of Missouri — In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.
☐	☐	For residents of Alabama and Mississippi only — In addition to the suitability standards above, shares will only be sold to Alabama and Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

Signature of Investor	Print Name
Date
Signature of Joint Owner, if applicable	Print Name
Date
6.	BROKER-DEALER AND REGISTERED REPRESENTATIVE (to be completed by selling registered representative)

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the FINRA Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name:  Phone

Broker-Dealer Mailing Address:

City:  State:  Zip Code:

Registered Principle, Signature, if required:

Registered Representative Name:

Registered Representative Mailing Address:

City:  State:  Zip Code:

Registered Representative Signature:

Registered Representative E-mail address: American Realty Capital Trust, Inc. may use this e-mail address to provide an e-mail notification receipt of this subscription and additional information from American Realty Capital Trust, Inc.

☐  Check this box to indicate whether this submission was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

Please complete a Subscription Agreement (with all signatures) and check made payable to American Realty Capital Trust, Inc.

Please mail a completed Subscription Agreement and check to:
American Realty Capital Trust, Inc.,
c/o DST Systems, Inc. 430 W. 7th St, Kansas City, MO 64105-1407

Amount	Date
Check/Wire #	Account #
Registered Representative #	Firm #	Custodian ID #
Transfer Agent Reviewer.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.
(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

to the issuer;

(1)	pursuant to the order or process of any court;
(2)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;
(3)	to the transferor’s ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;
(4)	to holders of securities of the same class of the same issuer;
(5)	by way of gift or donation inter vivos or on death;
(6)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;
(7)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
(8)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;
(9)	by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(10)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
(11)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(12)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;
(13)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
(14)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (a) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (b) delivers to each purchaser a copy of this rule, and (c) advised the commissioner of the name of each purchaser;
(15)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;
(16)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.
(c)	The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the company within five days of the date of subscription.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE TO AMERICAN REALTY CAPITAL TRUST, INC. SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS	Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:
1. INVESTMENT	Please mark if this is an initial investment or additional investment. All additional investments must be in increments of at least $1000. Additional investments by residents of Maine must be for at least the $1,000 minimum amount, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the company. If additional investments in the company are made, the investor agrees to notify the company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. A minimum investment of $1,000 (100 shares) is required, except for certain states which require a higher minimum investment. Certain States may vary. See Prospectus. If the purchase is eligible for a Net Commission Purchase, please check the appropriate box. Representative will not receive selling commission. Make A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR PAYABLE TO THE ORDER OF “American Realty Capital Trust, Inc.” Shares may be purchased only by persons meeting the standards set forth under the “Investor Suitability Standards” section of the Prospectus. Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.
2. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
3. REGISTRATION NAMES AND CONTACT INFORMATION	Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee along with the title, signature and successor trustee pages. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5 of the Subscription Agreement Signature Page, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4. DISTRIBUTION OPTIONS	An investor may choose to have their dividend distribution applied in up to three different ways. Dividend distribution(s) must be made in whole percentages equaling 100%.
a. DISTRIBUTION REINVESTMENT PLAN: An investor can elect to select a percentage (in whole percentages) of their dividend to participate in the Distribution Reinvestment Plan payable to such investor in Shares of the company. The investor agrees to notify the company and the broker-dealer named on the Subscription Agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.
b. CHECK TO ADDRESS OF RECORD: An investor can elect to receive a percentage (in whole percentages) of their distribution mailed to their address of record provided in Section 3.
c. DISTRIBUTION ADDRESS: An investor can elect to have a percentage (in whole percentages) of cash distribution sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
5. SUBSCRIBER SIGNATURES	Each investor must initial each representation in this Section, and then sign and date this Section. By initialing and signing, each investor is agreeing that the representations in this Section are true. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must initial and sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
6. BROKER-DEALER	This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 6 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to American Realty Capital Trust, Inc., c/o DST Systems, Inc., 430 W. 7th St., Kansas City, MO 64105-1407. Only original, completed copies of Subscription Agreement Signature Pages can be accepted. Photocopies or otherwise duplicate Subscription Agreement Signature Pages cannot be accepted by the company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL 877-373-2522

Appendix A-2 — Multi Offering Subscription Agreement

The following information replaces the Multi-Offering Subscription Agreement under Appendix A-2 of the Prospectus.

Multi-Offering
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

IMPORTANT: For American Realty Capital Trust, Inc. ("ARCT") investors in Maine, Massachusetts, Minnesota, Missouri and Nebraska, please read the instruction page in Section 6c before filling out this form.

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account of commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

Investment		Investment Amount
☐ **American Realty Capital Trust, Inc. ("ARCT")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ‣ *$1,000 minimum investment* ‣ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ‣ *$2,500 minimum investment* ‣ *$100 increments for additional investments*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ‣ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ‣ *$2,500 minimum investment*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARCT or PE-ARC *(except PE-ARC investors in PA & TN)*, make checks payable to the respective offering:** American Realty Capital Trust, Inc. (or) Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For NYRR, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for American Realty Capital New York Recovery REIT, Inc.
  - **For the PE-ARC investors in PA and TN, make checks payable to:** Wells Fargo, NA, Escrow Agent for Phillips Edison – ARC Shopping Center REIT, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*

State of ______ Custodian for ______________

☐ **Estate –** *Personal representative signature required.*

Name of Executor: ______________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death[1] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________

Include title and signature pages.

2b. Custodial Ownership
(Qualified)

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

A-2-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

SSN or Tax Payer ID #

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(If a foreign national who is a U.S taxpayer, complete W-9 form.)**

Employer: | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

SSN or Tax Payer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Legal Address (No P.O. Boxes)

City, State, Zip

Mailing Address (if different)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

A-2-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions.

Note: IRA accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs.

Distributions

AMERICAN REALTY CAPITAL TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit*** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit*** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit*** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

* *I authorize American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc., Phillips Edison - ARC Shopping Center REIT Inc. or its agent, DST Systems, Inc. (collectively referred to "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to a party other than the registered owner.

Name of Third Party Financial Institution ______

Mailing Address ______

City, State, Zip ______

Account # ______

Bank's ABA/Routing # ______

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications:

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials.

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

☐ **I would like to receive shareholder communications electronically.** ☐ **I would like to receive my statement online.**

My e-mail address is ______

Your e-mail address will be held in confidence and used only for matters relating to your investments.

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6 ***Continued.***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For ARCT Investors Only *Continued*:		
Tennessee residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth.		
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:		
I/we have received the final prospectus of American Realty Capital New York Recovery REIT, Inc.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital New York Recovery REIT, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Tennessee residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC") Investors Only:		
I/We have received the final prospectus of Phillips Edison – ARC Shopping Center REIT, Inc. *(Subscription of shares may not be accepted until at least five business days after the date the subscriber receives the final prospectus.)*		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
AFFILIATES OF PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.: I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Tennessee residents only: Investors must have either (a) a minimum net worth of $500,000 *(exclusive of home, home furnishings and automobiles)* or (b) a gross annual income of at least $100,000 and a net worth of at least $100,000 *(exclusive of home, home furnishings and automobiles).* The investors' maximum investment in our shares and our affiliates shall not exceed 10% of the resident's net worth.

A-2-5

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

6a

IMPORTANT: Investor should read the special notices in Section 6b and Section 6c of this subscription agreement relating to California, Maine, Massachusetts, Minnesota, Missouri and Nebraska Residents. Furthermore, the Investor must go to Section 6d and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of common stock of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the stockholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

6b

For American Realty Capital Trust, Inc. Investors Only

260.141.11 Restrictions on Transfer.

(1) to the issuer;

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A-2-7

6d

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee[1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner[1]
5. Sole proprietorship or single-owner LLC	The owner[3]

For this type of account:	Give the EIN of:
6. Sole proprietorship or single-owner LLC	The owner[3]
7. A valid trust, estate, or pension trust	The legal entity[4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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6[d]

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

A-2-9

6[d]

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

I declare that the information supplied above is true and correct and may be relied upon by the program(s) identified in Section 1 of this Subscription Agreement in connection with my/our investment. By signing below, I/we affirm that I/we meet the required suitability standards and understand that, if I/we participate in the Distribution Reinvestment Plan or the Automatic Purchase Plan, then I/we must notify the Company if that changes.

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7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The Broker Dealer or Registered Investment Advisor Firm (the "Firm") warrants that it is a duly registered and/or licensed Firm and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Firm or Advisor warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker/Dealer or RIA Firm Name (Required) ____________________

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in section 1 and 2 of this form, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail	For Overnight Deliveries
American Realty Capital Trust, Inc. c/o DST Systems, Inc P.O. Box 219865 Kansas City, MO 64121-9865	**American Realty Capital Trust, Inc.** c/o DST Systems, Inc 430 W. 7th Street Kansas City, MO 64105-1407
American Realty Capital New York Recovery REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street Kansas City, MO 64105-1407	**American Realty Capital New York Recovery REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street Kansas City, MO 64105-1407
Phillips Edison–ARC Shopping Center REIT, Inc. c/o DST Systems, Inc P.O. Box 219108 Kansas City, MO 64121-9108	**Phillips Edison–ARC Shopping Center REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street Kansas City, MO 64105-1407

FOR COMPANY USE ONLY:

Amount ____________________

Date ____________________

Check/Wire# ____________________

Account # ____________________

Registered Representative # ____________________

Firm # ____________________

Custodian ID# ____________________

Transfer Agent Reviewer ____________________

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APPENDIX C-2

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning other programs sponsored by American Realty Capital. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives. The private note programs implemented by ARC Income Properties, LLC and ARC Income Properties II, LLC are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Partnership, LP was formed to acquire vacant bank branch properties and opportunistically sell such properties. The investment objectives of these affiliated programs differ from our investment objectives, which aim to acquire and operate a portfolio of commercial real estate consisting of freestanding single-tenant properties net leased to investment grade and other credit worthy tenants located throughout the United States and the Commonwealth of Puerto Rico. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the Sponsor and its affiliates in raising and investing funds for ARC New York Recovery REIT, Inc. from its inception on October 2, 2010 to December 31, 2010 and Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2010. Information is provided as to the manner in which the proceeds of the offering has been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	ARC New York Recovery REIT, Inc.
(dollars in thousands)		Percentage of total Dollar Amount Raised
	(dollars in thousands)
Dollar amount offered	$1,500,000
Dollar amount raised	2,873
Dollar amount raised from non-public program and private investments(1)	27,797
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock(2)	200
Total dollar amount raised(3)	$30,870	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,929	6.25%
Organizational expenses	943	3.05%
Other	—	0.00%
Reserves	—	0.00%
Available for investment	$27,998	90.70%
Acquisition costs:
Prepaid items related to purchase of property	$—	0.00%
Cash down payment	21,829	70.71%
Acquisition fees	1,227	3.97%
Other	—	0.00%
Total acquisition costs	$23,056	74.69%
Percentage leverage (mortgage financing divided by total acquisition costs)(4)	154.1%
Date offering began	10/2/2009
Number of offerings in the year	1
Length of offerings (in months)	33
Months to invest 90% of amount available for investment (from beginning of the offering)(5)	NA

(1)	ARC New York Recovery REIT sold a non-controlling interest in a property. The total amount contributed in this arrangement was $13.0 million, In addition, $15.0 million was raised in a private offering of convertible preferred securities.
(2)	Represents initial capitalization of the company by the sponsor and was prior to the effectiveness of the common stock offering.
(3)	Offerings are not yet completed, funds are still being raised.
(4)	Total acquisition costs of the properties exclude $35.5 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $66.3 million. The leverage ratio was 53.4% at December 31, 2010.
(5)	As of December 31, 2010 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

	Phillips Edison — ARC Shopping Center REIT Inc.
(dollars in thousands)		Percentage of Total Dollar Amount Raised

Dollar Amount offered	$1,500,000
Dollar Amount raised	6,400
Dollar amount raised from non-public program and private investments	—
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock	200
Total dollar amount raised	6,600	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	-	0.00%
Organizational expenses	183	2.77%
Other	—	0.00%
Reserves	—	0.00%
Available for investment	6,417	97.23%
Acquisition costs:
Prepaid items related to purchase of property	—	0.00%
Cash Down Payment	5,782	87.61%
Acquisition fees	467	7.08%
Other	—	0.00%
Total acquisition costs	6,249	94.68%
Percent leverage (mortgage financing divided by total acquisition costs)	71.0%
Date offering began	8/12/2010
Number of offerings in the year	1
Length of offerings (in months)	36
Months to invest 90% of amount available for investment (from beginning of offering)	NA

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR
NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the American Realty Capital II, LLC and its affiliates as a sponsor in raising and investing funds in ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2010, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2010, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2010, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, LLC from its inception on July 24, 2008 to December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties, III, LLC			ARC Income Properties, IV, LLC			ARC Growth Fund, LLC
(dollars in thousands)			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537			$13,000			$11,243			$5,350			$7,850
Dollar amount raised	19,537			13,000			11,243			5,215			5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975			—			—			—			2,575
Total dollar amount raised	$21,512		100.00%	$13,000		100.00%	$11,243		100.00%	$5,215		100.00%	$7,850		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196		5.56%	$323		2.48%	$666		5.92%	$397		7.61%	$—		0.00%
Organizational expenses	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Available for investment	$20,316		94.44%	$12,677		97.52%	$10,577		94.08%	$4,818		92.39%	$7,850		100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%
Cash down payment	11,302		52.54%	9,086		69.89%	9,895		88.01%	4,780		91.66%	5,440		69.30%
Acquisition fees	7,693		35.76%	2,328		17.91%	682		6.07%	—		0.00%	2,410		30.70%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Total acquisition costs	$18,995	(2)	88.30%	$11,414	(3)	87.80%	$10,577	(4)	94.08%	$4,780	(5)	91.66%	$7,850	(6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%			292.61%			141.19%			344.35%			253.20%
Date offering began	6/09/2008			9/17/2008			9/29/2009			6/23/2011			7/24/2008
Number of offerings in the year	1			1			1			1			1
Length of offerings (in months)	7			4			3			4			1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7			4			3			4			1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquistion purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010.
(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquistion purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010.
(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010 . Including borrowings, the total acquistion purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquistion purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2010.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquistion purchase price was $63.6 million. The program was concluded at December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates for ARC New York Recovery REIT, Inc. from its inception on October 2, 2009 to December 31, 2010 and Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2010.

(dollars in thousands)	ARC New York Recovery REIT, Inc.
Date offering commenced	10/2/2009
Dollar amount raised(1)	$30,870
Amount paid to sponsor from proceeds of offering
Underwriting fees	$1,929
Acquisition fees:
Real estate commissions	$—
Advisory fees – acquisition fees	$663
Other – organizational and offering costs	$1,343
Other – financing coordination fees	$266
Other – acquisition expense reimbursements	$698
Dollar amount of cash generated from operations before deducting payments to sponsor	$(1,235)
Actual amount paid to sponsor from operations:
Property management fees	$—
Partnership management fees	0
Reimbursements	0
Leasing commissions	0
Other (asset management fees)	0
Total amount paid to sponser from operations	$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—
Notes	$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$—
Incentive fees	$—
Other – Financing coordination fees	$—

(1)	Includes $2.9 million raised from public program, $26.8 million raised from minority interest investment and private investments.

(dollars in thousands)	Phillips Edison — ARC Shopping Center REIT Inc.
Date offering commenced	8/12/2010
Dollar Amount raised	$6,600
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees:
Real estate commissions	—
Advisory fees – acquisition fees	—
Other – organizational and offering costs	—
Other – financing coordination fees	—
Other – acquisition expense reimbursements	—
Dollar amount of cash generated from operations before deducting payments to sponsor	201
Actual amount paid to sponsor from operations:
Property Management Fees	—
Partnership Management Fees	—
Reimbursements	87
Leasing Commissions	—
Other (asset management fees)	—
Total amount paid to sponsor from operations	87
Dollar amount of sales and refinancing before deducting payments to sponsor:
Cash	—
Notes	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—
Incentive fees	—
Other – financing coordination fees	—

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates for ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2010, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2010, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2010. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, L.P. from its inception on July 24, 2008 to December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Income Properties IV, LLC		ARC Growth Fund, LLC
Date offering commenced	6/09/2008		9/17/2008		9/29/2009		6/23/2011		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$5,215	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$397		$—
Acquisition fees
Real estate commissions	$—		$—		$—		$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$—		$1,316
Other – organizational and offering costs	$—		$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$—		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)		$2,291		$(724)		$(691)		$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—		$—
Partnership management fees	—		—		—		—		—
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—
Other (explain)	—		—		—		—		—
Total amount paid to sponser from operations	$—		$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$—		$13,560
Notes	—		—		—		—		$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other (disposition fees)	—		—		—		—		$1,169
Other (refinancing fees)	—		—		—		—		$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of ARC New York Recovery REIT, Inc. and Phillips Edison — ARC Shopping Center REIT, Inc. as of the dates indicated.

	ARC New York Recovery REIT, Inc.
(dollars in thousands)	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009
Gross revenues	$2,378	$—
Profit (loss) on sales of properties	—	—
Less:
Operating expenses	2,139	1
Interest expense	1,070	—
Depreciation	500	—
Amortization	540	—
Net income (loss) before noncontrolling interests – GAAP Basis	(1,871)	(1)
Net income (loss) attributable to noncontrolling interests – GAAP Basis	109	—
Net income (loss) GAAP basis	$(1,762)	$(1)
Taxable income (loss)
From operations	$(1,762)	$(1)
From gain (loss) on sale	—	—
Cash generated from (used by) operations(1)	(1,234)	(1)
Cash generated from sales	—	—
Cash generated from refinancing	—	—
Cash generated from operations, sales and refinancing	$(1,234)	$(1)
Less: Cash distribution to investors(2)
From operating cash flow	—	—
From sales and refinancing	—	—
From other	—	—
Cash generated after cash distributions	$(1,234)	$(1)
Less: Special items
Cash generated after cash distributions and special items	$(1,234)	$(1)
Tax and distribution data per $1,000 invested
Federal income tax results:(4)(5)
Ordinary income (loss)
from operations	—	—
from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	—	—
Return of capital	—	—
Source (on GAAP basis)
Sales	—	—
Refinancing	—	—
Operations	—	—
Other	—	—

(1)	Includes cash paid for interest.

(2)	There were no distributions made for public programs as of December 31, 2010.
(4)	Federal tax results for the year ended December 31, 2010 is not available as of the date of this filing.
(5)	There were no pubilc investors for this program as of December 31, 2009.

Phillips Edison — ARC Shopping Center REIT Inc.
(in thousands)	2010
Gross revenues	$99
Profit (loss) on sales of properties	—
Less:
Operating expenses	727
Interest expense	38
Depreciation	65
Amortization	16
Net income (loss) before noncontrolling interests – GAAP Basis	(747)
Net income (loss) attributable to noncontrolling interests – GAAP Basis	—
Net Income (loss) – GAAP basis	(747)
Taxable income (loss)
From operations	$(380)
From gain (loss) on sale	—
Cash generated from (used by) operations	201
Cash generated from sales	—
Cash generated from refinancing	—
Total cash generated from operations, sales and refinancing	$201
Less: Cash distribution to investors
From operating cash flow	—
From sales and refinancing	—
From other	—
Cash generated after cash distributions	$201
Less: Special items	—
Cash generated after cash distributions and special items	$201
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$(0.06)
from recapture	—
Capital gain (loss)	—
Cash distributions to investors
Source (on GAAP basis)
Investment income	—
Return of capital	—
Source (on cash basis)
Sales	—
Refinancings	—
Operations	—
Other	—

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Property, LLC and ARC Income Property II, LLC., ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties III, LLC		ARC Income Properties IV, LLC	ARC Growth Fund, LLC
(dollars in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Period from June 23, 2010 (Date of Inception) to December 31, 2010 Period from June 24, 2010 to December 31, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$7,008	$5,347	$1,341	$3,507	$3,423	$337	$2,237	$341	$94	$95	$185	$8
Profit (loss) on sales of properties				143						(251)	(4,682)	9,746
Less:
Operating expenses	320	2,847	5	113	7	—	36	918	489	234	528	2,004
Interest expense	6,525	4,993	688	2,151	2,161	162	1,359	186	100	—	1,494	597
Interest expense – investors notes	1,935	1,583	381	1,167	1,024	11	986	201	90	—	—	—
Depreciation	3,519	2,676	909	1,748	1,758	200	642	127	54	195	592	344
Amortization	976	886	—	663	670	—	249	42	18	—	—	—
Net income – GAAP Basis	$(6,267)	$(7,638)	$(642)	$(2,192)	$(2,197)	$(36)	$(1,035)	$(1,133)	$(657)	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(6,267)	$(7,638)	$(642)	$(2,335)	$(2,197)	$(36)	$(1,035)	$(1,133)	$(443)	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$143	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(1)	$(1,896)	$(2,349)	$1,154	$560	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	246	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	(1,896)	(2,349)	1,154	806	(2,282)	4,013	(33)	(691)	(691)	(330)	(2,216)	7,932
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(1,896)	$(2,349)	$1,154	$806	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,896)	$(2,349)	$1,154	$806	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(2,216)	$7,932

(1)	Includes cash paid for interest including interest payments to investors

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results ARC Growth Fund, LLC, a completed program of our Sponsor as of December 31, 2010.

(dollars in thousands)
Program name	ARC Growth Fund, LLC
Dollar amount raised	$7,850
Number of properties purchased	52
Date of closing of offering	July 2008
Date of first sale of property	July 2008
Date of final sale of property	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010	(1)
Federal income tax results
Ordinary income (loss)
– From operations	$—
– From recapture	$—
Capital gain (loss)	$—
Deferred gain	$—
Capital	$—
Ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
– Investment income	$—
– Return of capital	$7,226
Source (on cash basis)
– Sales	$7,226
– Refinancing	$—
– Operations	$—
– Other	$—
Receivable on net purchase money financing	$—

(1)	Programs is combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for this program is not presented.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

NOT APPLICABLE

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs having similar investment objectives to ours. All figures below are through December 31, 2010.

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
ARC Income Properties II, LLC.:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$7,183
Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of Property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.